As filed with the Securities and Exchange Commission on July __, 2002
                                                      Registration No. 333-45774
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       (Post-Effective Amendment Number 1)

                                   Hunapu Inc.
                 (Name of small business issuer in its charter)

         Nevada                            6799                  88-0462762
(State or jurisdiction of       (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

      1700 West Horizon Ridge Parkway - Suite 202, Henderson, Nevada 89012
              Telephone: (702) 614-1750; Telecopier: (702) 614-1790
          (Address and telephone number of principal executive offices)

                    John C. Francis, Chief Executive Officer
                                  Hunapu, Inc.
                   1700 West Horizon Ridge Parkway - Suite 202
                             Henderson, Nevada 89012
                            Telephone: (702) 614-1750
                           Telecopier: (702) 614-1790
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                          New York, New York 10158-0125
                            Telephone: (212) 687-3860
                           Telecopier: (212) 949-7052

                  --------------------------------------------


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  --------------------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                      SUBJECT TO COMPLETION - July 19, 2002
RECONFIRMATION PROSPECTUS
                                   Hunapu Inc.
                                  600,000 Units
                                  consisting of
2,400,000 Shares of Common Stock and 200,000 Class A Redeemable Common Stock Purchase Warrants

This prospectus relates to the reconfirmation offering required by Rule 419 promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933.

The reconfirmation offering concerns the 600,000 units which we sold in our initial public offering which was completed in February 2002. Each of the IPO units, as adjusted, consists of four shares of our common stock and one-third (1/3) of a Class A Redeemable Common Stock Purchase Warrant. Each full Class A Warrant currently entitles its holder to purchase four shares of our common stock at an exercise price of $5.00 per warrant.

We entered into an Agreement and Plan of Merger with Critical Home Care, Incorporated and Classic Healthcare Solutions, Inc. in May 2002. The acquisition agreement was amended and restated in July 2002. Under the restated acquisition agreement, we are to acquire Critical Home Care, the parent of Classic Healthcare, subject to specified conditions and terms set forth in the agreement. Critical Home Care's sole material asset is its 100% ownership interest in Classic Healthcare. The acquisition transaction will be structured as a triangular merger of Critical with and into a wholly-owned subsidiary we formed specifically for the transaction. The consideration to be paid by us in acquiring Critical Home Care, and thereby Classic Healthcare, will consist of:
o our issuance of 7,686,279 shares of our common stock to the stockholders of Critical Home Care at the effective time of the acquisition transaction; and
o our issuance of a minimum of 1,000,000 and up to a maximum of 4,106,667 shares of our common stock to the holders of convertible notes of Classic Healthcare at the effective time of the acquisition transaction.

It is expected that our stockholders at the effective time of our acquisition of Critical Home Care and Classic Healthcare will collectively own approximately 22.4% of our outstanding common stock immediately following the effective time of such acquisition, assuming that all of the investors in our IPO reconfirm their investment, and further assuming that there will be outstanding an aggregate of $4,106,667 due under the convertible notes of Classic Healthcare at the effective time of the acquisition. The investors in our IPO would own 15.8% of such post-acquisition outstanding common stock, based upon such assumptions and without giving effect to the warrants to purchase shares of our common stock that will be outstanding following completion of the acquisition.

This reconfirmation prospectus is being furnished to you, as the investors in IPO, so that you may consider whether or not to reconfirm your investment as a result of our entering into the acquisitions agreement. The proceeds from our IPO have been placed into escrow and may only be released to us if investors who purchased at least 80% of the IPO units reconfirm their investment in their respective IPO units.

Prior to the IPO, and as of the date of this reconfirmation offering, there has been no public market for our units, our common stock, nor Class A Warrants, and we cannot assure you that an active trading market will exist after the proposed acquisition is completed or otherwise.

The reconfirmation offering involves a high degree of risk and an immediate substantial dilution in your investment. Only those persons who can afford the loss of their entire investment should reconfirm their investment in the units purchased in the IPO. See "Risk Factors" commencing on page 6.

Throughout this prospectus, the terms "we," "our" and "our company" refers to Hunapu Inc. and, unless the context indicates otherwise, Critical Home Care Inc. and Classic Healthcare Solutions, Inc. on a consolidated basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ______ __, 2002

                                TABLE OF CONTENTS
                                                                           Page

RECONFIRMATION PROSPECTUS SUMMARY..............................................1
         Our Company...........................................................1
         Corporate Information.................................................1
         Our Initial Public Offering and Rule 419..............................1
         Our Proposed Acquisition..............................................1
         The Reconfirmation Offering...........................................1
         Critical Home Care, Incorporated......................................2
         Classic Healthcare Solutions, Inc.....................................2
         Outstanding Securities................................................2
         Accounting Treatment..................................................3
         Certain Income Tax Consequences.......................................3
         Selected Financial Information........................................4

RISK FACTORS...................................................................6
         Risks Relating to Our Financial Condition Following the Acquisition...6
         Risks Relating to the Proposed Acquisition............................7
         Risks Involving Our Securities.......................................12

FORWARD-LOOKING STATEMENTS....................................................13

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419.....................14

RECONFIRMATION LETTER.........................................................15

DILUTION AND OTHER COMPARATIVE PER SHARE DATA.................................16

DIVIDEND POLICY...............................................................17

CAPITALIZATION................................................................17

USE OF PROCEEDS...............................................................18

PLAN OF OPERATION.............................................................19

THE ACQUISITION AGREEMENT.....................................................20

BUSINESS OF CLASSIC HEALTHCARE................................................21
         Overview ............................................................21
         Products and Services................................................21
         Orthotics and Prosthetics............................................23
         Organization and Operations..........................................23
         Quality Control......................................................24
         Business Strategy....................................................24
         Management Experience................................................26
         An Industry Overview.................................................27
         Sales and Marketing..................................................28
         Suppliers............................................................28
         Competition..........................................................28
         Government Regulation................................................29
         Environmental Matters................................................34
         Risk Factors Affecting Classic Healthcare's Business Operations......34

         Legal Proceedings....................................................36
         Seasonality..........................................................36
         Employees............................................................36
         Properties...........................................................36
         Classic Healthcare Management's Discussion and Analysis of Financial
                  Condition and Results of Operations.........................36

HUNAPU MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND PLAN OF OPERATION...........................39
         Plan of Operation....................................................39

MANAGEMENT....................................................................40
         Executive Officers and Directors.....................................40
         Other Blank Check Offerings..........................................40
         Executive Compensation...............................................41
         Certain Relationships and Related Transactions.......................41
         Limitation on Liability and Indemnification Matters..................42
         Conflict of Interest Policy..........................................42

PRINCIPAL STOCKHOLDERS........................................................43

DESCRIPTION OF SECURITIES.....................................................45
         General  ............................................................45
         Units    ............................................................45
         Common Stock.........................................................45
         Class A Redeemable Warrants..........................................45
         Serial Preferred Stock...............................................46
         State Blue Sky Information...........................................47
         Transfer and Warrant Agent...........................................47

PLAN OF DISTRIBUTION..........................................................47

CERTAIN MARKET INFORMATION....................................................48

SHARES ELIGIBLE FOR FUTURE SALE...............................................48

ADDITIONAL INFORMATION........................................................49

LEGAL MATTERS.................................................................50

EXPERTS  .....................................................................50

INDEX TO FINANCIAL STATEMENTS.................................................51

                   -------------------------------------------


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock and the warrants constituting the units and the common stock underlying the warrants. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.

                   ------------------------------------------

                        RECONFIRMATION PROSPECTUS SUMMARY

This is a summary of the information contained in this reconfirmation prospectus. You should carefully read the entire prospectus, including the "Risk Factors" section, to fully understand our company's proposed business operations, the reconfirmation offering being made under this prospectus and the risks associated with an investment in our securities.

Our Company

We were organized as a Nevada corporation on January 19, 2000 as a "blank check" company for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire one or more interests in business opportunities presented to us by persons or firms who or which desire to employ our funding in their businesses or to seek the perceived advantages of a publicly-held corporation.

Corporate Information

Our offices are currently located at 1700 West Horizon Ridge Parkway - Suite 202, Henderson, Nevada 89012. Our telephone number is (702) 614-1750.

Our Initial Public Offering and Rule 419

We completed our initial public offering in February 2002. We sold a total of 600,000 units in our IPO, at a price of $0.03 per unit. Each unit sold in the IPO, as adjusted, consists of four shares of our common stock and one-third (1/3) of one Class A Redeemable Common Stock Purchase Warrant. Each full Class A Warrant entitles its holder to purchase four shares of our common stock. All of the IPO units were sold for our benefit and there were no selling stockholders in the IPO.

All of the proceeds of the IPO, totaling $18,000, were placed into escrow in accordance with Rule 419 promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933. Rule 419 requires us, as a "blank check" company, to hold the proceeds from our IPO in escrow pending the earlier of the (a) expiration of an eighteen month period commencing on the date on which the registration statement for our IPO was originally declared effective or (b) reconfirmation by a sufficient number of investors in our IPO of their respective purchases in the IPO following receipt by these investors of a prospectus containing required information and disclosures concerning, among other matters, the results of the IPO and our proposed acquisition of one or more businesses or assets that will constitute our business and for which the fair value of the business(es) or net assets to be acquired represents at least 80% of the maximum proceeds to be received from the IPO, including any proceeds received upon exercise of the Class A Warrants included in the units sold in our IPO. The date of expiration of such eighteen month period is May 8, 2003.

Our Proposed Acquisition

We entered into an Agreement and Plan of Merger with Critical Home Care, Incorporated and Classic Healthcare Solutions, Inc. in May 2002. The acquisition agreement was amended and restated in July 2002. Under the restated acquisition agreement, we have the right to acquire Classic Healthcare, subject to specified conditions and terms set forth in the agreement. Our acquisition of Classic Healthcare will be structured as a triangular merger of Critical Home Care with and into a wholly-owned subsidiary which we formed specifically for the acquisition transaction. The consideration to be paid by us in acquiring Critical Home Care and Classic Healthcare will consist of our issuance of between 8,686,279 and 11,792,946 shares of our common stock, exclusive of 11,090,000 shares which will be surrendered for cancellation by our chief executive officer as a condition to consummating the acquisition.

The Reconfirmation Offering

This prospectus is to serve as the means by which we are soliciting the investors in our IPO to reconfirm their respective purchases of units in the IPO. We must receive, by no later than _____________, 2002, 45 days from the date of this prospectus, written confirmations from investors who had purchased an aggregate of at least 80% of the total number of units sold in our IPO in order for the reconfirmation offering to be deemed consummated. This percentage equates to 480,000 units. The IPO proceeds will be released to us upon receipt of these written reconfirmations. The IPO proceeds, together with accrued interest, will be returned to those IPO investors who do not provide us with written confirmation within the confirmation period, if the reconfirmation offer is accepted by a sufficient number of other IPO investors. The IPO proceeds, together with accrued interest, will be returned to all of the IPO investors if, on or before, May 8, 2003, we do not receive written reconfirmations from a sufficient number of IPO investors, within 45 days of our delivery to the investors of another reconfirmation prospectus concerning an alternative acquisition by us.

Critical Home Care, Incorporated

Critical Home Care, founded in May 2002, is the parent corporation of Classic Healthcare. Critical Home Care's sole material asset is its equity interest in Classic Healthcare.

Classic Healthcare Solutions, Inc.

Classic Healthcare, founded in October 2000, markets and sell surgical supplies and durable medical equipment, manufactured by third parties, primarily to individuals and long-term care organizations throughout the Long Island segment of the New York City metropolitan area. Classic Healthcare currently operates one retail store in Rockville Centre, New York.

Outstanding Securities

We set forth below a summary of our equity ownership both before the IPO and as giving effect to the completion of our proposed acquisition of Critical Home Care and Classic Healthcare, as well as other information concerning the securities sold in our IPO and our other securities to be outstanding following the consummation of the acquisition. We have assumed, for the purposes of this summary, that all of the investors in the IPO will reconfirm their respective purchases of units in the IPO and that the aggregate amount due under the outstanding convertible promissory notes of Classic Healthcare at the effective time of the acquisition will be $4,106,667. The amount due, including accrued interest, if any, under the Classic Healthcare notes will automatically convert into shares of our common stock upon completion of our acquisition of Critical Home Care and Classic Healthcare.

Shares of common stock outstanding immediately prior to the IPO.................       12,000,000
Shares of common stock sold in the IPO..........................................        2,400,000
Shares of common stock issued after the IPO.....................................          100,000
Shares held by our chief executive officer to be canceled in connection with
   our acquisition of Classic Healthcare........................................      (11,090,000)
Shares to be issued in connection with our acquisition of Classic Healthcare....       11,792,946
                                                                                    --------------
Shares to be outstanding after our acquisition of Classic Healthcare............       15,202,946

Shares underlying Class A Warrant sold in the IPO(1)......    800,000
Class A Warrant exercise price............................    $5.00 per warrant
Class A Warrant expiration date...........................    November 8, 2005
Redemption of Class A Warrants............................    We may redeem the outstanding Class A Warrants at
                                                              a redemption price of $.001 per warrant, upon not
                                                              less than 30 days' prior written notice.  We may
                                                              appoint standby purchasers to exercise any or all of
--------
(1)  Does not include 1 million warrants to purchase 4 million shares of our common stock held by our chief executive officer and our counsel which will be canceled as a condition to consummating the acquisition transaction.


                                        2




                                                              the warrants which are not exercised at the end of the
                                                              redemption notice period.

Use of proceeds from our IPO..............................    Reimbursement of the  expenses of our IPO which
                                                              have been paid by our chief executive officer.

Unless the context indicates to the contrary, all reference in this prospectus to shares of our common stock do not include shares issuable upon exercise of any outstanding options or warrants, but do give effect to our three-for-one stock dividend made effective on April 15, 2002.

Accounting Treatment

The proposed acquisition will be treated, for accounting purposes, as a purchase business acquisition of Hunapu by Classic Healthcare in a reverse acquisition and a recapitalization of Classic Healthcare. Critical Home Care will be treated as the acquirer for accounting purposes because the former shareholders of Critical Home Care will receive the larger portion of the common stockholder interests and voting rights than those retained by our stockholders immediately prior to completion of the acquisition.

Certain Income Tax Consequences

The acquisition is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax laws. As such, our stockholders, as well as the stockholders of Critical Home Care, who are subject to United States income tax will not recognize gain or loss upon the closing of the acquisition transaction. The acquisition also is not intended to result in the recognition of gain or loss to either us, Critical Home Care or Classic Healthcare in the respective jurisdictions where we and they are subject to taxation. NO OPINION OF COUNSEL, NOR ANY RULING FROM THE INTERNAL REVENUE SERVICE, HAS BEEN OBTAINED IN CONNECTION WITH THE PUBLICATION OF THE FOREGOING INCOME TAX CONSEQUENCES. THIS INFORMATION IS FOR GENERAL INFORMATION ONLY AND YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTANTS AND TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION TRANSACTION TO YOU.

Selected Financial Information

The selected financial information set forth below is derived from the more detailed audited and unaudited financial statements of Hunapu Inc. and Classic Healthcare Solutions, Inc. appearing elsewhere in this reconfirmation prospectus. This information should be read in conjunction with such financial statements, including the notes to such financial statements, and the "Use of Proceeds" and "Plan of Operation" sections of this reconfirmation prospectus.

                                   Hunapu Inc.

Statement of Operations Data:

                                                                                                      Cumulative
                                                                                                       During the
                                                                                                      Development
                                                                                 January 19, 2000   Stage (January
                                  Three Months Ended March 31,     Year Ended        (Date of       31, 2000 (Date
                                 -----------------------------     Year Ended      Inception) to   of Inception) to
                                      2002           2001       December 31, 2001 December 31, 2000 March 31, 2002)
                                 --------------  -------------  ---------------------------------------------------
Revenues.....................    $          0    $          0   $            0    $            0   $             0
Operating expenses...........           1,339           2,170            9,970             9,593            20,902
                                 --------------  -------------  ----------------  ---------------  ----------------
Net loss.....................    $     (1,339)   $     (2,170)  $       (9,970)   $       (9,593)  $       (20,902)
                                 =============   =============  ===============   ===============  ================
Net loss per share - basic...    $      (0.00)   $      (0.00)  $        (0.00)   $        (0.00)  $         (0.00)
                                 =============   =============  ===============   ===============  ================
Weighted average share
   outstanding...............      12,000,000      12,000,000       12,000,000        12,000,000        12,000,000
                                 ==============  =============  ================  ===============  ================

Balance Sheet Data:

                                                                December 31,
                                           March 31,   ----------------------------
                                             2002           2001           2000
                                        -------------  --------------  -------------
Total assets........................    $     19,436   $      2,572    $      1,057
Total liabilities...................          28,338         19,135           7,650
Stockholders' deficit...............          (8,902)       (16,563)         (6,593)

                       Classic Healthcare Solutions, Inc.

Statement of Operations Data:


                                                                                                       October 23,
                                                                                                      2000 (Date of
                                                        Three Months Ended March 31,    Year Ended    Inception) to
                                                       -----------------------------     December       December
                                                            2002           2001          31, 2001       31, 2000
                                                       --------------  -------------  -------------  --------------
Net sales..........................................    $    313,276    $    101,329   $  1,013,289   $       4,293
Cost of goods sold.................................         103,382          30,944        309,436          18,954
                                                       --------------  -------------  -------------  --------------
Gross profit (loss)................................         209,894          70,385        703,853         (14,661)
Operating expenses.................................         166,189          78,406        544,223          26,483
                                                       --------------  -------------  -------------  --------------
Income (loss) from operations......................          43,705          (8,021)       159,630         (41,144)
Other income.......................................               0          22,003         23,655               0
                                                       --------------  -------------  -------------  --------------
Income (loss) before provision for income taxes....          43,705          13,982        183,285         (41,144)
Provision for income taxes.........................             500               0          2,100               0
                                                       --------------  -------------  -------------  --------------
Net income (loss)..................................    $     43,205    $     13,982   $    181,185   $     (41,144)
                                                       ==============  =============  =============  ==============





Balance Sheet Data:

                                           March 31,            December 31,
                                                       -----------------------------
                                             2002           2001           2000
                                        -------------  --------------  -------------
Current assets......................    $    463,551   $    443,938    $     13,516
Total assets........................         497,471        480,158          45,534
Current liabilities.................         298,287        322,506          84,679
Long-term debt......................          13,938         15,611               0
Total liabilities...................         312,225        338,117          84,679
Shareholders' equity (deficit)......         185,246        142,041         (39,144)
Working capital (deficit)...........         165,264        121,432         (71,163)


                                  RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks include those set forth below and elsewhere in this prospectus. You should not reconfirm your investment in the units you purchased in our initial public offering unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Our Financial Condition Following the Acquisition

         If Classic Healthcare does not obtain a substantial amount of additional financing, it may be forced out of business and you could thereby lose your entire investment.

         A condition of the proposed acquisition is that Classic Healthcare must have raised between $1 million and $4 million through the sale of its own convertible promissory notes. We have been advised that Classic Healthcare has raised over $______ through the sale of such notes, as of the date of this reconfirmation prospectus. This financing is intended to fund Classic Healthcare's operations for at least the next twelve months.

         Classic Healthcare will require substantial additional financing in order to fully implement its business plan. Such additional financing may be in the form of debt or equity financing by Classic Healthcare, although it is more likely that such debt or equity financing will be conducted at our, the parent corporation, level. We can give no assurance that Classic Healthcare or we will be able to obtain such financing, that such financing will be available on terms beneficial to us, Classic Healthcare or our stockholders, that the funds so obtained will be sufficient to fully implement Classic Healthcare's business plan, or that a full implementation of such business plan will result in our profitability. We intend to pursue various possible financing options to raise such additional financing. These options include one or more public offerings or private placements of debt or equity securities. If we are unable to obtain additional financing following our acquisition of Classic Healthcare, we may have to curtail or suspend Classic Healthcare's operations, and you could lose your entire investment.

         If Classic Healthcare continues to incur negative cash flow from its operations, you could lose your entire investment in our company.

         Classic Healthcare has not generated net positive cash flow from its operations since its inception in October 2000. Classic Healthcare had net income of approximately $181,000 on net sales of $1,013,000 for the year ended December 31, 2001 and net income of $43,000 on net sales of $313,000 for the three months ended March 31, 2002. However, a significant portion of Classic Healthcare's net sales did not result in immediate cash payments to the company and Classic Healthcare had net accounts receivable of $353,000 as of December 31, 2001 and $368,000 as of March 31, 2002. As a consequence of these non- current cash sales, net cash used in Classic Healthcare's operating activities for the year ended December 31, 2001 was $43,000 and net cash provided by Classic Healthcare's operating activities for the three months ended March 31, 2002 was $6,000.

         Classic Healthcare has funded its operating activities primarily through loans from and sales of equity securities to its principal shareholders and executive officers. Classic Healthcare anticipates negative cash flow from operations to continue for the foreseeable future. We do not anticipate that this form of shareholder and executive officer funding will continue after we acquire Classic Healthcare. Accordingly, we can give no assurance that Classic Healthcare will be able to continue to operate profitably or be able to produce positive cash flow from operations in the future. Classic Healthcare's efforts to operate profitably and obtain positive cash flow from operations will depend on, among other things:
         o developing the Classic Healthcare brand, marketing and other promotional activities;
         o expanding its product offerings, including the number of products available for sale;
         o developing marketing and distribution relationships with strategic business partners; o expanding general and administrative functions to support any growth that may occur; and

        o establishing and developing relationships in the healthcare industry, particularly with manufacturers of home medical equipment.

         If Classic Healthcare's operations are unable to generate positive cash flow, we may have to curtail or suspend its operations, which could have a material adverse effect on your investment.

         The offering price of the IPO units stock does not necessarily relate to the value of our actual or proposed assets or other objective criteria of value, and so you may not be able to judge whether or not you are likely to achieve a return on your investment.

          We arbitrarily determined the offering price of the units sold in our IPO and the unit price is not necessarily related to our net worth, our assets, earnings, book value or any other objective financial statement criteria of value. We did not seek an outside appraisal of either Critical Home Care or Classic Healthcare. The terms and consideration we will pay in the acquisition transaction was established through arms-length negotiations. Accordingly, you should not consider the price you paid for the securities you purchased in our IPO as any objective indication of our actual value. Nor should you consider the number of shares to be issued in the proposed acquisition of Classic Healthcare as any indication of our value following completion of the acquisition transaction.

Risks Relating to the Proposed Acquisition

         Issuance of shares in the acquisition transaction will result in substantial additional dilution.

         The proposed acquisition transaction will result in our issuing an aggregate of between 8,686,279 and 11,792,946 shares of our common stock, exclusive of the shares to be surrendered by our chief executive officer as a condition to consummating the acquisition. These issuances net will result in a substantial and immediate dilution in your percentage ownership of our outstanding common stock.

         If we do not complete the acquisition of Classic Healthcare, we and our stockholders will face uncertainty over the future of our company.

         The proposed acquisition transaction is subject to a number of conditions, including the reconfirmation of their respective purchases by investors who purchased, at a minimum, an aggregate of 480,000 units in our IPO, satisfactory due diligence review, government and regulatory approvals, no material adverse change in Classic Healthcare's business, our common stock being available for quotation on the NASD's OTC Bulletin Board and the execution of employment agreements by the management of Classic Healthcare. We are required by SEC Rule 419 to promptly return to the IPO investors the funds that they paid for their units in the IPO which are being held in escrow if we do not complete the proposed transaction and, on or before May 8, 2003, we do not receive a sufficient number of the IPO investors' reconfirmations of their respective purchases following delivery to them of another reconfirmation prospectus containing required information and disclosures concerning another proposed business transaction. In this event, the IPO investors would achieve no return on their initial purchases in the IPO other than the interest earned on their investment funds while such funds were held in escrow.

         We may not be able successfully to invest the proceeds of our IPO offering in operations or in external investments.

         We intend to use all of the net proceeds of our IPO offering, to reimburse our chief executive officer for the IPO expenses he paid on our behalf. Any proceeds from the exercise of our Class A Warrants will be used for business development and working capital. Accordingly, our management following the completion of the proposed acquisition transaction will have broad discretion in the application of such net proceeds. The investors in our IPO will not have the opportunity to evaluate the economic, financial or other information that we will use to determine how to use such proceeds.

         Because there is no public market for our securities, investors may not be able to sell their company securities or achieve liquidity in their investment.

         Currently, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded, nor immediately following the completion of the proposed acquisition. We are required to have our securities listed on the NASD's OTC Electronic Bulletin Board as a condition to closing our acquisition of Critical Home Care and Classic Healthcare. However, such a listing does not guarantee that a regular trading market for our securities will develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities purchased by the IPO investors could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

         If we fail to establish the Classic Healthcare brand or to attract repeat customers, it may not be able to increase its revenues sufficiently to fund its operations.

         Following our acquisition of Classic Healthcare, we must develop, establish and strengthen the Classic Healthcare brand, particularly because of the early stage of Classic Healthcare's development and the highly competitive nature of its business. If we fail to establish the Classic Healthcare brand quickly, Classic Healthcare will be at a competitive disadvantage and may lose the opportunity to obtain, and thereafter maintain, a sufficient number of customers. The development of the Classic Healthcare brand will depend largely on the success of Classic Healthcare's marketing efforts and its ability to provide consistent, high quality customer experiences. We cannot be certain that the Classic Healthcare brand promotion activities will be successful, or will result in increased revenues. If we achieve increased Classic Healthcare revenues, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in building the Classic Healthcare brand.

         We may not be able to compete successfully against current and future competitors.

         Classic Healthcare does business in a market that is highly competitive, and we expect competition in its market to intensify in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm our net revenue and results of operations. Classic Healthcare competes or will potentially compete with a variety of companies, many of which have significantly greater financial, technical, marketing and other resources. These competitors include:
         o  on-line marketers;
         o  national wholesalers; and
         o  national and regional distributors.

         These companies and many of Classic Healthcare's other competitors and potential competitors have operated for a longer period of time. Some of these competitors have greater financial resources than Classic Healthcare and have established marketing relationships with leading manufacturers and advertisers and have a secured presence in the distribution channels we seek to establish.

         Further, Classic Healthcare may face a significant competitive challenge from alliances entered into between and among its competitors, major HMOs or chain drugstores, as well as from larger competitors created through industry consolidation. The combined resources of these partnerships or consolidated entities could pose a significant competitive challenge to Classic Healthcare and their existence could impede Classic Healthcare in or prevent it from establishing relationships with the member pharmacy benefit managers, HMOs or chain drugstores.

         Classic Healthcare is obligated to comply with extensive government regulation and its failure to do so could result in significant liability.

         The purchase and sale of surgical supplies and durable medical equipment is a highly regulated industry, and Classic Healthcare must maintain licenses in every territory in which it intends to conduct its business. Although Classic Healthcare believes that it presently has all of the needed licenses and governmental authorizations necessary to conduct its current business, we can give no assurance:
         o that Classic Healthcare will obtain or maintain the necessary licenses and regulatory authorizations from federal and state regulators;
         o that the process to obtain such authorizations will not require significant effort and expense; or
         o that Classic Healthcare will have sufficient funds to obtain such authorizations.

         If Classic Healthcare fails to receive or maintain needed licenses and authorizations, or if obtaining such approvals takes too long or costs too much, we may be required to curtail or suspend Classic Healthcare's operations.

         Changes in federal and state regulation of the areas in which we operate could harm Classic Healthcare's business.

         Classic Healthcare is subject to regulation under federal and state laws and regulations applicable to the healthcare provider industry. These regulations are subject to change. Changes in the relevant regulations could harm Classic Healthcare's business. Classic Healthcare's business is based partly on addressing market opportunities created by the laws and regulations currently in effect. Changes to applicable medicare and medicaid laws and regulations, such as lower reimbursement levels or increased administration requirements, could harm Classic Healthcare's business.

         If Classic Healthcare incurred a material liability for which it is not adequately insured, it might be rendered insolvent and you could lose your investment.

         Classic Healthcare will be our sole operating business following our acquisition of Critical Home Care, and thereby Classic Healthcare. Classic Healthcare faces the risk of liability resulting from claims made directly by consumers. Classic Healthcare currently has property, general liability and product liability insurance in amounts that we believe to be adequate, but we can give no assurance that such insurance will remain available at a reasonable price or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. We can give no assurance that Classic Healthcare will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect Classic Healthcare against such potential liability or at a reasonable cost. The obligation to pay any substantial liability claim could render Classic Healthcare insolvent and could force it to curtail suspend operations, which would have a material adverse effect on our company and your investment in our company.

         If we lost the services of David S. Bensol, Classic Healthcare's chief executive officer, or Bradley D. Smith, Classic Healthcare's vice president-director of clinical services, we might not be able to continue Classic Healthcare's business in accordance with our current plans.

         Classic Healthcare's future success depends significantly on the skills, experience and efforts of its chief executive officer, David S. Bensol, and its vice president-director of clinical services, Bradley
         D. Smith, and other key personnel. These individuals would be difficult to replace. Mr. Bensol and Mr. Smith have developed, and are engaged in carrying out, Classic Healthcare's strategic business plan. The loss of the services of Mr. Bensol or Mr. Smith could seriously harm Classic Healthcare's ability to effect its strategy. A failure to effect Classic Healthcare's business strategy could result in the cessation of Classic Healthcare's operations which would have a material adverse effect on our company and on your investment in our company.

         We will lack business diversification.

         As a result of our limited resources, unless and until the warrants are exercised or additional financing is obtained, we expect to have sufficient proceeds to effect only a single business combination transaction. This transaction is our acquisition of Classic Healthcare. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

         We Have a Limited Ability to Evaluate Management of a Target Business.

         We expect our present management to play no managerial role in the company following a business combination, including our proposed acquisition of Classic Healthcare. Although we have met with the management of Classic Healthcare in connection with our evaluation of a business combination with such company, our assessment of management may be incorrect.

         In evaluating a prospective target business, we have considered several factors, including the following:
         o experience and skill of management and availability of additional personnel of the target business;
         o  costs associated with effecting the business combination;
         o  equity interest retained by our stockholders in the merged entity;
         o  growth potential of the target business;
         o  capital requirements of the target business;
         o  capital available to the target business;
         o  competitive position of the target business;
         o  stage of development of the target business;
         o degree of current or potential market acceptance of the target business, products or services;
         o proprietary features and degree of intellectual property or other protection of the target business;
         o  the financial statements of the target business; and
         o  the regulatory environment in which the target business operates.

         As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We have evaluated the possible tax consequences of any prospective business combination and endeavored to structure the acquisition transaction so as to achieve the most favorable tax treatment to our company, the target business and our stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the IRS or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our company, the target business, and our stockholders.

         Both Classic Healthcare and our company were recently organized and have no or limited operating history upon which you can base an investment decision.

         We were organized on January 19, 2000 and, through September 30, 2001, our efforts were limited primarily to organizational activities, preparing our registration statement and identifying potential acquisition partners. We do not have any operating history or experience upon which you can make an investment decision. Classic Healthcare was incorporated on October 23, 2000 and has a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to all of the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new and unproven business.

         If we continue to incur indebtedness, we may become too highly leveraged and we would then be in risk of default.

         There is no contractual limit to the amount of debt we can take on, although we intend to follow a conservative debt policy. If our policy were to change or be eliminated, we could become more highly leveraged, which could adversely affect our ability to meet our obligations and we would then be in risk of default.

         The failure to implement Classic Healthcare's business strategy may result in our inability to be profitable.

         We anticipate that Classic Healthcare will pursue an aggressive growth strategy following its acquisition by our company. The success of this growth strategy will depend in large part upon our ability to:
         o  develop and expand Classic Healthcare's business;
         o acquire existing healthcare supply companies within the targeted marketplace; and
         o  identify, obtain and retain experienced personnel.

         Even if we are successful in enhancing profitability after acquiring additional companies, there can be no assurance as to how long a period of time accomplishing such profitability will take or the levels of future profitability that can be achieved.

         Acquisitions involve a number of risks, including the diversion of management's attention, issues related to the assimilation of the operations and personnel of the acquired businesses, and potential adverse effects on operating results. There can be no assurance that Classic Healthcare will find attractive acquisition candidates in the future, that such acquisitions can be consummated on acceptable terms, that any acquired companies can be integrated successfully into Classic Healthcare's operations or that any such acquisitions will not have an adverse effect on our financial condition or results of operations.

         Successful achievement of Classic Healthcare's expansion plans will depend, in part, upon an ability to:
         o  select and compete successfully in new markets;
         o  Hire, train and retain qualified personnel; and
         o  acquire existing businesses.

         Classic Healthcare may incur significant start-up costs in connection with entering new markets. There can be no assurance that Classic Healthcare will achieve its planned expansion goals on a timely basis, if at all, or manage its growth effectively. Failure to expand or manage its growth could have a material adverse effect on Classic Healthcare's and our financial condition and results of operations.

         There was no independent valuation of Classic Healthcare upon which you can base an investment decision.

         The number of shares of our common stock to be issued pursuant to the acquisitions agreement was determined by negotiation between Classic Healthcare and us. This consideration does not necessarily bear any relationship to Classic Healthcare's asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of Classic Healthcare or us. Furthermore, neither Classic Healthcare nor we has obtained either an appraisal of any entity or their respective securities or an opinion that the merger is fair from a financial perspective.

         Failure to Manage Our Business for Changes in Demand May Adversely ffect Our Financial Results.

         We believe that Classic Healthcare's business requires substantial managerial attention to ensure that its employees and offices operate at an appropriate level of productivity. Failure to effectively manage the productivity and work quality of Classic Healthcare's employees and offices in relation to the market demand for its products and services following our acquisition of Classic Healthcare could seriously harm our financial condition and results of operations. If Classic Healthcare does not attain increases in net revenue levels and productivity, our business, operating results and financial condition could be seriously harmed. Classic Healthcare's personnel, systems, procedures and controls may be inadequate to support future operations.

         To accommodate changing client needs and other project management requirements, Classic Healthcare will need to update, change and maintain various internal systems to support its business and to hire, train and retain the appropriate personnel to manage its operations. We will also need to integrate and improve financial and management controls, reporting systems and operating systems of companies acquired as we implement Classic Healthcare's growth strategy. We may encounter difficulties in developing, maintaining, and implementing these and other systems.

         Potential   Fluctuations  in   Our  Quarterly  Results  Make  Financial
         Forecasting Difficult and Could Affect the Trading Price of Our Common Stock.

         As a result of our and Classic Healthcare's limited operating histories, fluctuations we anticipate in demand for Classic Healthcare's products and services, impacts from anticipated acquisitions, and the nature of the markets in which Classic Healthcare competes, we believe that quarter-to-quarter comparisons of results of operations will not necessarily be meaningful for the immediate future. Also, it is difficult for us to forecast quarterly results due to, among other things, the difficulty in predicting the amount and timing of customer expenditures and the timing and nature of our acquisitions. Our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control, including:
         o Classic Healthcare's ability to obtain new and follow-on customer engagements;
         o the failure or delay by customers and their insurers, including Medicare, in paying Classic Healthcare's invoices;
         o     Classic Healthcare's ability to retain customers;
         o the amount and timing of expenditures by customers for Classic Healthcare's products and services;
         o     Classic Healthcare's employee utilization rates;
         o any changes in Classic Healthcare's pricing policies and those of its competitors;
         o our ability to attract, train and retain skilled management, strategic, technical, design, sales, marketing and support professionals; and
         o the introduction of new services or products by Classic Healthcare or its competitors.

         You should not rely on the results of any one quarter as an indication of our future performance.

Risks Involving Our Securities

         If we redeem the warrants, the value of your investment may be reduced.

         We may redeem our Class A Warrants at a price of $.001 per warrant at any time during the warrant exercise period. If you do not exercise your warrants prior to their expiration or redemption, you will not be able to purchase the shares of common stock underlying your warrants. If we call for redemption of any of the warrants, you will have to (a) exercise the warrants (and pay the exercise price at a time when it may be disadvantageous for you to do so), (b) sell the warrants at the current market price when you might otherwise wish to hold the warrants for possible additional appreciation, or (c) accept the redemption price, which may be substantially less than the market value of the warrants at the time of redemption.

         If we do not keep this registration statement current, you will not be able to exercise your warrants.

         We must keep a registration statement effective with the SEC in order for you to exercise your warrants. We may not be able to maintain a registration statement in effect throughout the period during which the warrants remain exercisable. Maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees and we cannot guarantee our ability to keep the registration statement effective. We will instruct our warrant agent to suspend the exercise of warrants if this or any future registration statement with respect to the shares underlying the warrants is no longer effective.

         If we do not qualify our securities in states other than New York, your resale of any securities you acquire under this prospectus may be limited and you may not be able to exercise your warrants.

         We offered and sold the IPO units only in the State of New York. We believe that the common stock and warrants comprising the units will be eligible for sale on a secondary market basis in other states based upon applicable exemptions from that state's registration requirements, subject, in each case, to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this prospectus. However, the lack of registration in most states and the requirement of a seller to comply with the requirements of state blue sky laws in order for the seller to qualify for an applicable secondary market sale exemption, may cause an adverse effect on the resale price of our securities, as well as the delay or inability of a holder of our securities to depose of such securities.

         In addition, the warrants and underlying securities will be exercisable only in New York. We may decide not to seek, or may not be able to obtain, registration for the issuance of the underlying securities in the state where you live during the period when the warrants are exercisable. We cannot issue securities to you upon exercise of your warrants unless either (a) the securities issuable upon exercise of the warrants are registered in your state or (b) an exemption from registration is available. We may not be able to qualify the warrants, in which case the warrants would become unexercisable and deprived of value.


                           FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus include "forward-looking statements" within the meaning of such term under the Securities Act of 1933 and Securities Exchange Act of 1934. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and assumptions. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "can," "could," "project," "expect," "believe," "plan," "predict," "estimate," "anticipate," "intend," "continue," "potential," "will," "would," "should," "aim," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. These risks and uncertainties include, but are not limited to:
         o     general economic conditions in both foreign and domestic markets,
         o     cyclical factors affecting the home healthcare industry,
         o     lack of growth in the home healthcare industry,
         o     our ability to comply with government regulations,
         o     changes to the way in which home healthcare providers are
               reimbursed by the government and private insurers,
         o     our and Classic Healthcare's limited operating histories,
         o     a failure to manage our business effectively and profitably, and
         o our ability to sell both new and existing services and products at a profitable yet competitive price.

You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

            YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER SEC RULE 419

Rule 419, promulgated by the SEC under the Securities Act, required that the proceeds of our IPO, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. The $18,000 of proceeds from our IPO, as well as the common stock and Class A Warrants constituting the units sold in our IPO, were placed into escrow in accordance with Rule 419. Also placed into escrow were the 12 million shares of our common stock and 3 million warrants that were outstanding when we commenced the IPO.

Under Rule 419, the IPO funds will be released to us and the IPO securities will be released to the IPO investors, as well as the pre-IPO securities being released to our other securityholders, only after we have met the following three basic conditions:

o First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into such an agreement to acquire Classic Healthcare.

o Second, we must file a post-effective amendment to the registration statement that includes the results of the IPO including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling stockholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This reconfirmation prospectus is part of a post-effective amendment we filed to comply with this requirement.

o Third, we must mail a copy of the reconfirmation prospectus to each IPO investor within five business days of the effective date of the post-effective amendment. This prospectus is the reconfirmation prospectus which we believe conforms to the requirements of Rule 419. After we submit a letter to the escrow agent stating that the requirements of Rule 419 have been met and after the proposed acquisitions are completed, the escrow agent can release the funds and securities.

We entered into an escrow agreement with Southwest Escrow Company, which provides that Southwest Escrow will hold the IPO proceeds and the stock certificates of the IPO investors, as well as the certificates evidencing our securities that were outstanding at the commencement of the IPO, in escrow pursuant to Rule 419. If we have not completed a business combination on or before May 8, 2003, then all of the IPO proceeds will be promptly returned to the IPO investors, the certificates evidencing the securities comprising the units purchased in our IPO will be canceled and the certificates evidencing our securities that were outstanding as of the commencement of our IPO will be returned to the record owners of such securities. Under the terms of the escrow agreement, the funds may only be released upon written notice from us to Southwest Escrow that we have met the three conditions described above.

All $18,000 of gross proceeds from our IPO have been placed into escrow despite the fact that Rule 419 permits us to retain up to 10% of the funds to pay for the IPO expenses. The funds and any dividends or interest earned, are being held for the sole benefit of the IPO investors and can only be invested in bank deposits, money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

                              RECONFIRMATION LETTER

If you, an investor in our IPO, decide to accept the reconfirmation offer being made under this reconfirmation prospectus, you should complete and sign a reconfirmation letter in the form that accompanies this prospectus and return it to us using the pre-addressed, postage-paid envelope that also accompanies this prospectus. We will forward a copy of each reconfirmation letter to the escrow agent. You, an IPO investor, will have 45 business days from the date of this prospectus to reconfirm your purchase of units in our IPO. Any IPO investor who fails to complete, sign and return a reconfirmation form so that it is received by us within 45 business days from the date of this prospectus will be deemed to have rejected the reconfirmation offer. Rejecting IPO investors will automatically be sent a check representing the investor's funds that are being held in the escrow account, plus interest on such funds, if the reconfirmation offer is accepted by other IPO investors who purchased an aggregate of 480,000 units in the IPO.

The acceptance of the reconfirmation offer by completing, signing, and returning the reconfirmation letter is irrevocable.

                  DILUTION AND OTHER COMPARATIVE PER SHARE DATA

The following table summarizes, as of the date of this reconfirmation prospectus and assuming that we complete the proposed acquisition of Critical Home Care, and thereby Classic Healthcare:
o    the number of shares of our common stock issued by us;
o the number of shares issued as a percentage of our total outstanding shares;
o    the aggregate cash and non-cash consideration paid for such shares;
o the aggregate consideration paid as a percentage of total consideration paid; and
o the average consideration per share paid for such shares by the IPO investors, our pre-IPO stockholders, the Critical Home Care stockholders and the Classic Healthcare note holders.

For purposes of this summary, (a) we have valued Classic Healthcare, whose outstanding securities we will acquire in the proposed acquisition, at $97,309,
(b) we assume that we will issue a total of 11,792,946 shares of our common stock upon consummation of the proposed acquisition and (c) we give effect to the cancellation of 11,090,000 shares of our common stock presently owned by our chief executive officer, which cancellation is a condition to consummating the proposed acquisition.

                                 Shares of       Percentage                         Percentage          Average
                               Common Stock       of Total          Aggregate        of Total        Consideration
                                 Purchased         Shares         Consideration    Consideration       Per Share
                             ---------------   ---------------  ----------------  ---------------  ----------------
IPO investors...............     2,400,000          15.8  %       $    18,000           0.4  %         $  0.0075
Pre-IPO stockholders........       910,000           6.0                  910           *                 0.0010
Post-IPO stockholders.......       100,000           0.6                3,000           *                 0.0300
Critical Home Care
   stockholders.............     7,686,279          50.6               97,309           2.3               0.0127
Classic Healthcare
   noteholders..............     4,106,667          27.0            4,106,667          97.2               1.0000
                               -----------        ---------       -----------       ----------
Totals......................    15,202,946         100.0%         $ 4,225,886         100.0%
                               ===========        =========       ===========       ==========

----------
*        Less than 0.1%.

Investors in the IPO units, and subject to the reconfirmation offering being made under this prospectus, experienced immediate and substantial dilution as a result of the IPO. The IPO investors will experience further immediate and substantial dilution upon completion of our acquisitions of Critic Home Care and Classic Healthcare from the IPO price in the net tangible book value per share of the common stock included in their units.

For purposes of this discussion only, "dilution" is the difference between the IPO price of the common stock and either (a) the net tangible book value per share immediately after IPO and (b) the pro forma net tangible book value per share immediately after completion of the proposed acquisitions. Also for the purposes of this discussion only, "net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets and "pro forma net tangible book value" is the amount that results from subtracting our pro forma total liabilities and intangible assets from our pro forma total assets giving effect to the proposed acquisitions. As of August 31, 2001, we had a net tangible book value deficiency of $11,063, or approximately $.0009 per share.

After the IPO sale of 600,000 units and after deducting IPO expenses of approximately $15,000, the pro forma net tangible book value deficiency of our company at August 31, 2001 would be $8,063, or approximately $.0006 per share. This represents an immediate increase in the net tangible book value of $.0003 per share to existing stockholders and an immediate dilution of $.0069 per share to the investors in our IPO. After the issuance of the minimum 8,686,279 shares in connection with the completion of the proposed acquisition, the cancellation of 11,090,000 shares presently held by our current chief executive officer as a condition to consummating the proposed acquisition deducting estimated acquisition expenses of $65,000, and giving effect to our operations and those of Classic Healthcare through March 31, 2002, the pro forma, as adjusted net tangible book value of our company at March 31, 2002, would be $1,186,853, or approximately $.0981 per share. This represents an immediate increase in the net tangible book value of $.0990 to existing stockholders and an immediate increase of $.0906 per share to the investors in our IPO.

The following table illustrates the dilution effects described above:

IPO price per share.....................................................................                  $  .0075
     Net tangible book value per share before the IPO...................................     $(.0009)
     Increase in net tangible book value per share attributable to amount invested by the
         IPO investors..................................................................       .0003
                                                                                             --------
Pro forma net tangible book value per share after the IPO...............................                    (.0006)
                                                                                                          ---------
Dilution to IPO investors resulting from the IPO only...................................                  $  .0069
                                                                                                          =========

IPO price per share.....................................................................                  $  .0075
     Net tangible book value per share before the IPO...................................     $(.0009)
     Increase in net tangible book value per share attributable to amount invested by the
         IPO investors and acquisition of Classic Healthcare............................       .0990
                                                                                             --------
Pro forma, as adjusted net tangible book value per share after the IPO and acquisition
     of Classic Healthcare..............................................................                     .0981
                                                                                                          ---------
Increase to IPO investors resulting from the IPO and acquisition of Classic Healthcare..                  $  .0906
                                                                                                          =========


                                 DIVIDEND POLICY

We have never declared or paid any dividends to the holders of our common stock and we do not expect to pay cash dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the development of our business and for general corporate purposes. Our board of directors will have the sole discretion in determining whether to declare and pay dividends in the future. The declaration of dividends will depend on our profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors. In addition, our ability to pay cash dividends in the future could be limited or prohibited by the terms of financing agreements that we may enter into or by the terms of any preferred stock that we may authorize and issue. Accordingly, you will have to look to appreciation in the value of your securities to obtain a return on your investment.


                                 CAPITALIZATION

In May 2002, we entered into an Agreement and Plan of Merger with Critical Home Care and Classic Healthcare. The agreement was amended and restated in July 2002. In accordance with the restated agreement, Critical will merge with a wholly-owned subsidiary of ours. We will issue 7,686,279 shares of our common stock to acquire all of the common stock of Critical, and up to an additional 4,106,667 shares of our common stock will be issued in exchange for the outstanding amount due under convertible promissory notes of Classic Healthcare. The acquisition transaction will be accounted for as a reverse acquisition.

The following table sets forth our capitalization as of March 31, 2002:
o    on an actual basis,
o on a pro forma basis giving effect to the issuance, following the IPO, of 100,000 shares of our common stock to our attorneys for services rendered, and
o    on a pro forma, as adjusted basis giving effect to
     o the issuance, following the IPO, of 100,000 shares of our common stock to our attorneys for services rendered and
     o    our acquisition of Critical Home Care, pursuant to which:
         o we will issue 7,686,279 shares of our common stock to the stockholders of Critical Home Care,
         o we will issue the minimum 1,000,000 shares of our common stock to the holders of convertible promissory notes of Classic Healthcare and

         o our chief executive officer will surrender for cancellation 11,090,000 shares of our common stock as a condition to consummation of the acquisition.

                                                                                      March 31, 2002
                                                                       --------------------------------------------
                                                                                                       Pro Forma,
                                                                          Actual         Pro Forma     As Adjusted
                                                                       -------------  -------------  --------------
Long-term debt....................................................     $         --   $         --   $      13,938
                                                                       -------------  -------------  --------------
Stockholders' (deficit) equity:
   Preferred stock, par value $.001 per share; 8,000,000 shares
     authorized, no shares issued and outstanding.................               --             --              --
   Common stock, par value $.001 per share; 40,000,000 shares authorized, 12,000,000 (actual), 12,100,000 (pro forma) and
     12,096,279 (pro forma, as adjusted) shares issued and
     outstanding..................................................           12,000         12,100          12,096
   Additional paid-in capital.....................................               --          2,900       1,088,311
   (Accumulated deficit) retained earnings........................          (20,902)       (23,902)         86,446
                                                                       -------------  -------------  --------------
     Total stockholders' (deficit) equity.........................           (8,902)        (8,902)      1,186,853
                                                                       -------------  -------------  --------------
       Total capitalization.......................................     $     (8,902)  $     (8,902)  $   1,200,791
                                                                       =============  =============  ==============


                                 USE OF PROCEEDS

We sold an aggregate of 600,000 units in our initial public offering, at $.03 per unit. The gross proceeds from our IPO were $18,000, all of which has been and remains in an escrow account maintained by Southwest Escrow Company in accordance with our escrow agreement with Southwest and SEC Rule 419. The expenses of our IPO totaled $18,000, composed of the following items:

         Type of Expense                                       Amount of Expense
         ---------------                                       -----------------
         SEC registration filing fee........................      $    1,605.00
         Legal fees.........................................           6,350.57
         Accounting fees....................................           3,750.00
         Printing costs.....................................           3,823.00
         Escrow agent fee...................................             500.00
         Miscellaneous fees and expenses....................           1,971.43
                                                                   -------------
              Total expenses................................      $   18,000.00
                                                                   =============

None of such expenses were incurred to, nor were payments of such expenses made to, directly or indirectly, any (a) of our directors, officers or their affiliates, (b) persons owning 10% or more of any class of our equity securities, or (c) of our other affiliates. However, as we borrowed funds from our chief executive officer in order to pay certain of such expenses, we will repay our indebtedness to this officer from the IPO proceeds upon release to us, if ever, from escrow in accordance with SEC Rule 419. If we do not complete the proposed acquisition of Classic Healthcare and do not otherwise complete an acquisition transaction with another company and comply with Rule 419, the escrow funds will be returned to the IPO investors in accordance with Rule 419 promptly after May 9, 2003.

We anticipate that any proceeds received from the exercise of the Class A warrants included in the units sold in the IPO will be used for acquisitions, general and administrative expenses and working capital purposes in connection with our business operations following our acquisition of Classic Healthcare. The actual allocation will be determined based upon the amount and timing of receipt of such proceeds and the then current operating needs of Classic Healthcare.

The above listed use of proceeds represents our best estimate of the allocation of the net proceeds from the sale of the units sold in our IPO based upon the status of our current plans and current economic conditions. Future events, including, the problems, delays, expenses and complications frequently encountered by development stage companies, as well as changes in laws and regulations governing companies such as Classic Healthcare and competitive activities affecting our business operations, may make shifts in allocation of funds necessary or desirable.

The expenses we anticipate incurring in connection with the reconfirmation offering made under this prospectus are estimated to total $65,000. Set forth below are the types and amounts of expenses we anticipate incurring in the reconfirmation offering:

         Type of Expense                           Amount of Anticipated Expense
         ---------------                           -----------------------------
         Legal fees.........................................      $   50,000.00
         Accounting fees....................................          10,000.00
         Printing costs.....................................           1,000.00
         Transfer agent fee.................................           2,000.00
         Miscellaneous fees and expenses....................           2,000.00
                                                                   -------------
              Total expenses................................      $   65,000.00
                                                                   =============

We are subject to the reporting requirements of the Exchange Act and, in accordance with these requirements, we are obligated to file reports, proxy statements and other documentation with the SEC. We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or as may be required by law. These reports, proxy statements and other documentation will contain information concerning the actual usage of the proceeds of our IPO and any changes in our anticipated allocations of the proceeds from those set forth above.


                                PLAN OF OPERATION

We are currently in the development stage. We have no operating business, and all our activities since inception have been related to our formation and completing our initial public offering in which we raised $18,000 of gross proceeds from the sale of all 600,000 units that were sold. Our ability to continue operations is contingent upon completing a business combination. To date, we have not incurred any material costs or expenses other than those associated with formation of the company, our IPO and this reconfirmation prospectus. On February 14, 2002, we completed our IPO. Pursuant to Rule 419 promulgated under the Securities Act, the gross proceeds from the offering of $18,000 are being held in escrow and, as of March 31, 2002, we had cash on hand of $19,436 including such escrowed funds. Funds to pay for the IPO expenses were loaned to us by our chief executive officer. This officer, through his estate planning entity, has loaned us a total of $16,500 as of the date of this reconfirmation prospectus. We will use the net proceeds of our IPO, together with the income and interest earned thereon, if any, to repay our indebtedness to our chief executive officer's estate planning entity. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. Although we are entitled to request that up to 10% of the proceeds held in escrow be released to us to pay the costs of evaluating potential business combinations, we do not intend to do so. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role, if any, of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

If we do not complete a business combination within eighteen months from the date of the commencement of our IPO, the escrow agent will return the escrowed funds to the IPO investors on a proportionate basis, with interest, if any, in accordance with SEC Rule 419.

We have entered into an Agreement and Plan of Merger, dated as of May 10, 2002, with Classic Healthcare Solutions, Inc. and Critical Home Care, Incorporated. The agreement was amended and restated as of July 3, 2002. The restated acquisition agreement calls for our acquisition of Classic Healthcare for an aggregate of between 8,686,279 and 11,792,946 shares of our common stock and the retirement of 11,090,000 shares of our common stock owned by our current chief executive officer, John C. Francis.

The closing of the transactions contemplated by the acquisition agreement is conditioned upon a number of factors, including satisfactory due diligence reviews, our filing and causing to become effective a post-effective amendment to our registration statement on Form SB-2 in compliance with SEC Rule 419, reconfirmation of investment by investors who purchased, in aggregate, at least 480,000 units sold in the IPO, government and regulatory approvals and our common stock becoming available for quotation on the NASD OTC Bulletin Board. The proceeds from our IPO currently held in escrow will be released to us, and the securities sold in the offering will be released to the purchasers in the offering, if we close the transactions contemplated by the acquisitions agreement, our post- effective amendment to our registration statement is declared effective and a sufficient number of purchasers in our IPO reconfirm their investment in our company. No assurance can be given that the due diligence reviews contemplated by the acquisitions agreement will be completed satisfactorily, that our post-effective amendment to our registration statement will be declared effective by the SEC, that a sufficient number of purchasers in our IPO will reconfirm their investments in our company or that all other conditions necessary to close the transactions contemplated by the acquisitions agreement will be successfully completed and that we will acquire Classic Healthcare and Critical Home Care.


                            THE ACQUISITION AGREEMENT

We entered into an Agreement and Plan of Merger with Classic Healthcare Solutions, Inc. and Critical Home Care, Incorporated as of May 10, 2002. The acquisition agreement was amended and restated as of July 3, 2002. Pursuant to the terms of the restated acquisition agreement, we intend to acquire Critical Home Care, the corporate parent of Classic Healthcare, in a triangular merger. This will be accomplished through the merger of Critical Home Care with and into a newly formed wholly-owned subsidiary of ours, Classic Acquisition Corp. In connection with the merger:
o we will issue to the then current stockholders of Critical Home Care an aggregate of 7,686,279 shares of our common stock as the merger consideration for the outstanding stock of Critical Home Care;
o we will exchange up to 4,106,667 shares of our common stock for the outstanding amount due under convertible promissory notes of Classic Healthcare;
o John C. Francis, our current chief executive officer and principal stockholder, will surrender for cancellation 11,090,000 of the 11,840,000 shares of our common stock he currently owns and all of his warrants to purchase 3,946,666 shares of our common stock; and
o our legal counsel will surrender for cancellation all of its warrants to purchase 53,334 shares of our common stock.

The amount of shares of our common stock that we will issue in the acquisition will depend on the amount due under the Classic Healthcare notes at the effective time in the acquisition. The Classic Healthcare notes will be converted into shares of our common stock at the rate of one share for every $1.00 outstanding under the notes.

Classic Healthcare will become our wholly-owned subsidiary and our sole operating business as a result of the merger.

The completion of the acquisition is contingent upon, among other things:
o a sufficient number of IPO investors reconfirming their purchases of units in our IPO;
o satisfactory results of due diligence reviews by all parties to the acquisitions transaction;
o our common stock becoming eligible for quotation on the Over-the-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc.;
o David S. Bensol, the chief executive officer of Classic Healthcare, entering into an employment agreement with us, to be effective upon completion of the acquisitions transaction;
o Bradley D. Smith, the vice president/director of clinical services of Classic Healthcare, entering into an employment agreement with us, to be effective upon completion of the acquisitions transaction; and
o    customary closing conditions.

A copy of the restated acquisition agreement is attached as Appendix A to this reconfirmation prospectus. Neither you, nor any other stockholder of our company, is being asked to approve the acquisitions agreement or the acquisitions.


                         BUSINESS OF CLASSIC HEALTHCARE

Overview

Classic Healthcare, founded in October 2000, markets and sell surgical supplies and durable medical equipment, manufactured by third parties, primarily to individuals and long-term care organizations throughout the Long Island segment of the New York City metropolitan area. Classic Healthcare currently operates one retail store in Rockville Centre, New York.

Classic Healthcare intends to capitalize on the consolidation opportunities that it believes exist within the fragmented home healthcare industry and has developed a strategic growth plan that envisions Classic Healthcare becoming one of the largest providers of comprehensive home healthcare services in the New York City metropolitan area. Classic Healthcare intends to implement this strategy through internal growth and by acquiring other healthcare service providers operating in the New York City metropolitan area. Classic Healthcare has no current agreements, arrangements or understandings regarding any proposed acquisition, although it has identified a number of potential acquisition targets. There can be no assurance given that Classic Healthcare will acquire any other healthcare service provider or, if such an acquisition is made, that any acquisition will result in increased market share, revenues or profits for Classic Healthcare.

Products and Services

Classic Healthcare specializes in assisting physicians, hospitals and insurance carriers with the discharge and care of patients in the home care setting. Classic Healthcare provides four types of services and products. They are:
o    home respiratory therapy;
o    disposable surgical supplies;
o    home medical equipment; and
o    orthotic and prosthetics.

In all four lines of products and services, Classic Healthcare provides patients with a variety of clinical services, related products and supplies, most of which are prescribed by a physician as part of an overall plan of treatment. Classic Healthcare purchases or rents the products needed to complement its services. These services include:
o    providing respiratory care;
o educating patients and their caregivers about illnesses and instructing them on self-care and the proper use of products in the home;
o    monitoring patients' individualized treatment plans;
o    reporting to the physician and/or managed care organization;
o    maintaining equipment; and
o    processing claims to third-party payors.

We also intend to provide pharmacy services in the future.

The following table sets forth a summary of net revenues by Classic Healthcare's service lines, expressed as percentages of total net revenues:

                                          Three Months
                                        Ended March 31,
                                      -------------------         Year Ended
                                       2002         2001       December 31, 2001
                                       ----         ----    --------------------
Home respiratory therapy............   20.0%        20.0%              20.0%
Disposable supplies.................   10.0         10.0               10.0

Home medical equipment..............   30.0         30.0               30.0
Orthotics and prosthetics...........   40.0         40.0               40.0

Classic Healthcare primarily provides oxygen and other respiratory therapy services to patients at home. When a patient is referred to Classic Healthcare by a physician, hospital discharge planner or other source, Classic Healthcare's customer representative obtains the necessary medical and insurance coverage information and coordinates the delivery of patient care. The products necessary for the prescribed therapy are delivered by a Classic Healthcare representatives to the customer's home. The representative then provides instructions and training to the customer and the customer's family regarding appropriate equipment use and maintenance and the prescribed therapy. Following the initial setup, representatives make periodic visits to the customer's home, the frequency of which is dictated by the type of therapy. All services and equipment provided by Classic Healthcare are coordinated with the customer's physician. During the period that Classic Healthcare provides services and equipment to a customer, the customer remains under the physician's care and medical supervision. Classic Healthcare employs respiratory therapists and other qualified clinicians to perform certain training and other functions in connection with Classic Healthcare's services. All clinicians are licensed where required by applicable law.

Home Respiratory Therapy

Home respiratory therapy primarily consists of the provision of oxygen systems, ventilators, sleep apnea equipment, nebulizers, respiratory medications and related products and services to patients for operation in the home environment. Classic Healthcare provides home respiratory therapy services to patients with a variety of conditions, including:
o chronic obstructive pulmonary disease, or COPD, such as emphysema, chronic bronchitis and asthma;
o    nervous system-related respiratory conditions;
o    congestive heart failure; and
o    lung cancer.

Classic Healthcare employs a staff of respiratory care professionals to provide support to its home respiratory therapy patients, according to each patient's physician-directed treatment plan. Classic Healthcare derives approximately 10% of its respiratory therapy revenues from the provision of oxygen systems, home ventilators and nebulizers, which are devices to aerosolize medication. It derives its remaining respiratory revenues from the provision of:
o    apnea monitors used to monitor the vital signs of newborns;
o continuous positive airway pressure devices used to treat obstructive sleep apnea;
o    noninvasive positive pressure ventilation;
o    respiratory medications in pre-mixed unit dose form; and
o    other respiratory therapy products.

Classic Healthcare estimates that the national home healthcare market, including home respiratory therapy, home infusion therapy, home equipment supplies and related services) represents approximately $4.5 billion in annual sales. Classic Healthcare further believes that the market will experience annual growth in revenues similar to the 7% per year growth experienced by the market over the last five years. This historical growth reflects the significant increase in the number of persons afflicted with COPD, which, in turn, is largely attributable to the increasing proportion of the U.S. population over the age of 65 years. Growth in the home healthcare market is further driven by the continued trend toward treatment of patients in the home as a lower cost alternative to the acute care setting.

Home Medical Equipment; Other Products and Services

Classic Healthcare also rents and sells patient safety items and ambulatory and patient room equipment. Classic Healthcare's integrated service approach allows patients and managed care systems accessing either respiratory or therapy services to also access needed home medical equipment through a single, value-added service source. Rather than directly providing certain non-core services itself, Classic Healthcare has affiliated itself with other segment leaders, such as home health nursing organizations, through formal relationships or ancillary networks. Home medical equipment and other services provided by Classic Healthcare to its customers include:
o    hospital beds;
o    wheelchairs;
o    bathroom safety items;
o    seat lift chairs; and
o    three- and four-wheel power scooters.

Orthotics and Prosthetics

Orthotics and prosthetics involves the supply of braces and artificial limbs. These are commonly custom fabricated by others and fitted by a certified orthotist and/or prosthetist. In fitting with Classic Healthcare's plan, this segment will be expanded to become one of our specialty areas. Our vice-president, Bradley Smith, and the other professionals in his department, are a source of information regarding custom bracing to a number of insurance carriers. This factor should strengthen the continuity of referrals to this segment of Classic Healthcare's business.

Organization and Operations

Classic Healthcare intends to operate through local branches, with administrative functions coordinated from a centralized office. The branches will conduct sales calls to patient and receive referrals, as well as deliver the home healthcare products and services to patients in their homes and other care sites. The centralized office will provide the branches with key support services such as:
o    billing;
o    purchasing; and
o    equipment maintenance, repair and warehousing.

Classic Healthcare believes that this organizational structure will provide it with control over and consistency among branch offices, with the implementation of standardized policies and procedures.

Classic Healthcare intends to maintain a decentralized approach to management of its local business operations. Classic Healthcare believes that decentralization of managerial decision-making will enable its operating branches to respond promptly and effectively to local market demands and opportunities. Classic Healthcare further believes that the personalized nature of customer requirements and referral relationships characteristic of the home healthcare business mandates that Classic Healthcare localize its operating structure. Classic Healthcare anticipates that each operating branch will be supervised by a manager who will have responsibility and accountability for the operating and financial performance of the branch. Service and marketing functions will be performed at the local operating branch level, while strategic development, financial control and operating policies are administered at the corporate level. Reporting mechanisms will be established at the operating branch level to monitor performance and ensure field accountability. Central administrators will supervise individual operating branch supervisors. These central administrators also will be charged with assessing and improving performance of branch operations.

In order to become a leader in the industry, Classic Healthcare must remain committed to providing quality home healthcare services and products while maintaining high standards of ethical and legal conduct. Thus, operating its business with honesty and integrity is essential in order for Classic Healthcare to increase its market share. This goal can only be reached through employee education, a confidential disclosure program, written policy guidelines, periodic reviews, frequent reinforcement, compliance audits, a formal disciplinary component and other programs designed not only to comply with the minimums required by federal and sate laws and regulations but also designed to assure customer satisfaction and referrals.

Classic Healthcare's business is dependent, to a substantial degree, and, as it expands, will be more dependent, upon the quality of its operating and field information systems for the maintenance of accurate contract terms, accurate order entry and pricing, billing and collections. These systems must provide reports that enable management to effectively monitor and evaluate contract compliance and profitability. Classic Healthcare's information services department must work closely with all of the corporate departments to ensure that the company's overall systems are compliant with government regulations and payor requirements and to support business improvement initiatives with technological solutions.

Classic Healthcare derives substantially all of its revenues from third-party payors, including private insurers, managed care organizations, Medicare and Medicaid. We have set forth below, for the periods indicated, the percentages of Classic Healthcare's net revenues derived from different types of third-party sources.

                                                                           Three Months
                                                                          Ended March 31,           Year Ended
                                                                       -------------------
                                                                        2002         2001        December 31, 2001
                                                                        ----         ----    ----------------------
Medicare.............................................................   30.0%        30.0%             30.0%
Medicaid.............................................................   10.0         10.0              10.0
Private insurers and managed care organizations......................   50.0         50.0              50.0
Other................................................................   10.0         10.0              10.0

Each third-party payor generally has specific claims requirements. Classic Healthcare has policies and procedures in place to manage the claims submission process, including verification procedures to facilitate complete and accurate documentation, for all different sources of payment.

Third party reimbursement is a complicated process which involves submission of claims to multiple payors, each having of whom has its own claims requirements and authorized procedures. To operate effectively in this environment while expanding market share, Classic Healthcare will need to design and implement computer systems to decrease the time required for the submission and processing of third party payor claims. These systems must be capable of tailoring the submission of claims to the specifications of individual payors and of making expedited adjustments as necessary to comply with changing regulatory and reimbursement requirements. If these systems fail to decrease the processing time of claims by payors, Classic Healthcare's ability to rapidly collect accounts receivable will be negatively impacted, which could have adverse effects on Classic Healthcare's financial condition and results of operations.

Classic Healthcare operates in an environment with complex requirements governing billing and reimbursement for its products and services. Initiatives focused specifically on receivables management such as system enhancements, process refinements and organizational changes have resulted in improvement and consistency in key accounts receivable indicators. Days sales outstanding at March 31, 2002 was 106 and days sales outstanding at December 31, 2001 was 127. Classic Healthcare must utilize information systems expertise to increase utilization of technology such as electronic claims submission and electronic funds transfer with managed care organizations. This can expedite claims processing and reduce the administrative cost associated with this activity for both Classic Healthcare and its customers/payors. Classic Healthcare must also focus resources on certain large third-party payors to develop internal understanding of the payors' unique reimbursement requirements, thereby reducing subsequent denials and shortening the related collection periods.

Quality Control

Classic Healthcare is committed to providing consistently high quality products and services. Classic Healthcare's quality control procedures and training programs are designed to promote greater responsiveness and sensitivity to individual customer needs and to assure the highest level of quality and convenience to the customer and the referring physician. Licensed respiratory therapists, registered nurses and other clinicians provide professional health care support to customers and assist in the Company's sales and marketing efforts.

Business Strategy

Classic Healthcare believes that the home medical equipment and high-tech pharmacy industries are poised for consolidation in the New York City metropolitan area. There are many small local providers currently serving the marketplace. Each of these small providers has full infrastructures in place to support their existing businesses.

However, the consolidation of these providers should allow a consolidated provider, such as Classic Healthcare, to leverage the talent and locations of these companies providing greater economies of scale and increasing profits.

The home healthcare industry has undergone significant changes in the past five years. With the passing of the Medicare Reform Act of 1997, healthcare providers were forced to accept widespread cuts in oxygen reimbursement, which have led to a dramatic shift in the industry landscape. A comparison of the top ten home health care providers from 1998 to the present shows that more than half are undergoing significant financial reorganization due to factors influenced by Medicare reform. This weakness in the largest health care providers has created an opportunity for regional entities to cut into the national providers' market share while also consolidating smaller home healthcare companies. This is Classic Healthcare's growth strategy.

Classic Healthcare is capitalizing on customer demand for a larger array of integrated home healthcare services. Along these lines, Classic Healthcare expects to be adding specialty pharmacy services to cover its entire service region. In a number of cases, managed health companies have encouraged this move, which, we believe, will allow them to further consolidate their supply sources.

In addition, Classic Healthcare intends to add infusion therapy to its offered services in the home care market upon obtaining appropriate licenses and permits and retaining qualified nurses and other personnel.

Home infusion therapy involves the administration of a drug or nutrient directly into the body intravenously through a needle or a catheter. Examples of home infusion therapy include:
o    total parenteral (intravenous) nutrition;
o    anti-infectives;
o    chemotherapy;
o    pain management;
o enteral nutrition administration of nutrients directly into the gastrointestinal tract through a feeding tube; and
o    other intravenous and injectable medications.

Parenteral nutrition involves the intravenous feeding of life-sustaining nutrients to patients with impaired or altered digestive tracts or conditions that prohibit adequate oral nutritional support.

Intravenous antibiotic therapy is the infusion of anti-infective medications into the patient's bloodstream for the treatment of infectious diseases.

Enteral nutrition is administered to patients who cannot eat as a result of an obstruction to the upper gastrointestinal tract or other medical condition.

Chemotherapy is the administration of cytotoxic drugs to patients suffering from particular types of cancer.

Dobutamine infusions are provided to patients to treat chronic end-stage congestive heart failure that has not responded to standard drug therapy. These patients require a long-term venous access device and frequent blood chemistry monitoring.

Immune globulin therapy is utilized for a variety of immune disorders such as B-cell and T-cell immune deficiency, acute infections, post transplant immunodeficiency and burns.

Continuous pain management is the administration of analgesic drugs to patients suffering from acute or chronic pain.

Central catheter management provides monitoring and supplies to patients requiring access via a peripherally inserted line into the superior vena cava.

A broad range of venous access devices and pump technologies may be used to facilitate homecare and patient independence, depending on the therapy involved. Classic Healthcare employs registered high-tech infusion nurses who have specialized skills in the delivery of home infusion therapy. These nurses are available to respond to emergencies and questions regarding therapy and to provide training and education to the patient and caregiver. Other support services include patient service, assistance with insurance questions, pump management, preventive maintenance, direct billing of Medicare, Medicaid and other payors, outcome reporting and claims processing.

Classic Healthcare's strategy is to increase its market share through internal growth and strategic acquisitions. Classic Healthcare intends to focus its growth primarily in its existing and nearby geographic markets within the New York City metropolitan area. Classic Healthcare believes this area is generally more profitable than adding additional operating centers in distant markets. Revenue growth will remain dependent upon the overall growth rate of the home healthcare market and on Classic Healthcare's ability to increase market share through effective marketing efforts and selective acquisition of local or regional competitors. Growing cost containment efforts by government and private insurance reimbursement programs have created an increasingly competitive environment, accelerating consolidation trends within the home health care industry. Classic Healthcare will continue to concentrate on providing oxygen and other respiratory therapy services, as well as home infusion therapy, to patients in the home and to provide home medical equipment and other services where it believes such services will complement Classic Homecare's primary business.

Classic Healthcare has identified a number of suitable acquisition opportunities in its market area, which are believed to be capable of being acquired at prices ranging from three to five times trailing earnings before interest, taxes, depreciation and amortization, or EBITDA. This represents a significant discount to the trading multiples of the large public healthcare companies, such as Lincare Holdings Inc. and Apria Healthcare Group Inc. Classic Healthcare's growth strategy provides for it to acquire one mid-size and one large-scale regional provider with seasoned quality staff and facilities large enough to service a specific geographic area. Classic Healthcare's growth strategy then calls for additional follow-on acquisitions of smaller providers and the consolidation of services to the first two locations. This would include the normal consolidation efforts of centralizing customer service, billing, collections, human resources and all additional back office operations. Some existing locations would be closed and staff would be shifted leaving strategic locations available for distribution and contracting. Classic Healthcare would also acquire sizeable distribution centers that complement the existing service areas utilizing a traditional "hub and spoke" management facility to service its patient population. The maximum travel time allowable from any branch to any patient is intended to be two hours travel time.

Management Experience

Classic Healthcare believes that it enjoys significant advantages over other companies within the home healthcare industry, including the advantage generated by the experience of its management team. We believe that Classic Healthcare's management has the needed experience, talent and knowledge to grow and prosper in this industry. Set forth below is a brief description of the business experience and background of Classic Healthcare's executive officers, based upon information they have supplied to us.

         David S. Bensol, R.Ph., brings over 25 years of healthcare experience to Classic Healthcare. He has served as Classic Healthcare's chief executive officer and a director since its formation in October 2000. From 1978 to March 1998, Mr. Bensol was the president, chief executive officer and sole owner of Newbridge Surgical Supplies, Inc., a medical supplier for home medical equipment, acute care pharmacies and specialty support surface providers throughout the five boroughs of New York City and the suburban counties of Nassau and Suffolk (New York). In March 1998, Newbridge Surgical was acquired by Home Care Supply, Inc., another medical supplier to the home medical equipment market for the New York City metropolitan area. Upon Newbridge Surgical's acquisition by Home Care, Mr. Bensol became Home Care's executive vice president, a position he retained through January 2000. While at Home Care, he supervised Home Care's acquisition and subsequent consolidation of two other medical suppliers to the home medical equipment market for the New York City metropolitan area. From February 2000 to March 2001, Mr. Bensol served as the chief operating officer of American Prescription Providers, Inc., a New York based mail order pharmacy.

         Mr. Bensol was involved in the early stages of development in 1998 of Hospice Care of Long Island, a hospice care supplier located in Westbury, New York. He served as a member of the quality assurance board of advisors of Hospice Care for five years, utilizing his experience in acute care pharmacy, respiratory services, medical equipment and general healthcare business practices.

         Mr. Bensol received a B.S. degree in Pharmacy from St. John's University in 1979. He is a pharmacist licensed by the State of New York, a member of numerous professional associations and organizations.

         Bradley D. Smith, C.O., brings over 25 years of experience in the home medical equipment industry to Classic Healthcare. He has served as Vice President - Director of Clinical Services and a director of Classic Healthcare since he co-founded the company with David S. Bensol in October 2000. From 1980 to 1995, Mr. Smith was the President and sole owner of Levittown Surgical Supply, Inc. a medical supplier to the home medical equipment market for Nassau and Suffolk Counties (New York). In February 1995, Levittown Surgical was acquired by Newbridge Surgical Supplies, Inc., a medical supplier to the home medical equipment market for the five boroughs of New York City and the suburban counties of Nassau and Suffolk (New York). In March 1998, Newbridge Surgical was acquired by Home Care Supply, Inc., another medical supplier to the home medical equipment market for the New York City metropolitan area. Mr. Smith directed the orthotics and prosthetic programs at both Newbridge Surgical and Home Care Supply through August 2000.

         Mr. Smith is an orthotist certified by the American Board for Certification in Orthotics and Prosthetics on whose board of directors he served from 1980 to 1987. He also has served on the board of directors from 1987 to 1995 and, for one term 1991 to 1993, as president of the New York Orthotics and Prosthetic Association. During his tenure the New York Board of Certified Orthotists merged with the American Board for Certification in Orthotics and Prosthetics in 1990. He also has been a field examiner and a member of the board of directors of the health supports and appliances committee of the National Community Pharmacy Association for the past 20 years.

         Mr. Smith received a B.A. degree in Political Science from Northeastern University in 1975. He maintains staff privileges at numerous hospitals throughout Long Island and has lectured extensively in his field of expertise.

An Industry Overview

The home health care industry is composed of three distinct segments. These segments are represented by the national home health care providers, the regional home health care companies, and the myriad local, independent "mom and pop" operations. These companies operate based on their existing relationships and reputations with referral sources, including local physicians and hospital-based professionals. In the course of the last several years, managed care providers have placed an increasing importance on those home health care companies that can provide an integrated array of health care services within a surrounding coverage area.

The small independent operations make up approximately 60% of the home care market and generally provide a limited type of service such as oxygen supply. Due to changes in Medicare coverage, as well as increased requirements from managed care operators, these types of organizations are finding it difficult to adjust to the changing business climate within the industry. In the face of increasing capital costs, lack of management expertise and technological deficiencies, many of these companies are available to consolidating companies within the home health care sector.

Medicare reimbursement changes have also altered the cost structure for many of the smaller home care concerns. Respiratory companies have endured reimbursement cuts of 25% in 1998 and an additional 5% in 1999. Although there is a five-year moratorium on such cuts, many of the smaller companies have seen their profit margins evaporate and lack the proper diversification to absorb such losses. We believe that these factors will result in more integrated and financially secure operators being able to capture the abandoned market share that these smaller enterprises can no longer compete in profitably.

On a broader scale, the home health care industry is entering what some term the "Golden Age of Home Care." The impact of demographics, especially the growing number of American seniors, will only increase the importance of home based care. A report by the research firm Frost & Sullivan, U.S. Home Healthcare Markets re-enforces this belief in noting that the number of adult children caring for their parents at home has risen from 7 million in 1988 to 22.5 million in 1998." (Source: Healthcare Magazine, July 2000.) We anticipate that future health care will be concerned with managing chronic conditions rather than treating acute problems. Additionally, we believe that the cost of in-patient care has dramatically increased home based care as an even more attractive option. Set forth below is a typical monthly cost savings (source:
HME WebNet).

Conditions                                    Hospital Costs            Healthcare Costs           Dollar Savings
----------                                    --------------            ----------------           --------------
Ventilator Dependent Adults.................      $21,750                    $7,050                   $14,700
Oxygen Dependent Children...................      $12,090                    $5,250                    $6,840

A shift from institution based care to home care is a natural result of this situation. Industry experts agree that home care will likely become the center of health care in the near future.

Sales and Marketing

Favorable trends affecting the U.S. population and home health care have created an environment which should produce increasing demand for the products and services provided by Classic Healthcare. The average age of the American population is increasing and, as a person ages, more healthcare services are generally required. Further, well-documented changes occurring in the healthcare industry show a trend toward home care over institutional care as a matter of patient preference and cost containment.

Classic Healthcare's sales activities generally are conducted by its full-time sales representatives. In addition to promoting the high quality of Classic Healthcare's equipment and services, the sales representatives are trained to provide information concerning the advantages of home respiratory care. Sales representatives are often licensed respiratory therapists who are highly knowledgeable in the provision of respiratory and/or infusion therapies.

Classic Healthcare primarily acquires new customers through referrals. Classic Healthcare's principal sources of referrals are physicians, hospital discharge planners, prepaid health plans, clinical case managers and nursing agencies. Classic Healthcare's sales representatives maintain continual contact with these medical professionals in order to strengthen these relationships. No single referral source accounted for more than 10% of Classic Healthcare's revenues for the three months ended March 31, 2002, nor for the year ended December 31, 2001. Classic Healthcare currently has more than 500 active customers, and the loss of any single customer or group of customers would not materially impact Classic Healthcare's business.

Through its sales force, Classic Healthcare markets its products and services primarily to managed care organizations, physicians, hospitals, medical groups, home health agencies and case managers.

Suppliers

Classic Healthcare purchases its products from a variety of suppliers. Classic Healthcare is not dependent upon any single supplier and believes that its equipment needs can be provided by several third-party manufacturers.

Competition

The segment of the healthcare market in which Classic Healthcare operates is fragmented and highly competitive. There are a limited number of national providers and numerous regional and local providers operating in each of Classic Healthcare's product and service lines. Classic Healthcare estimates that there are over 2,000 regional and local providers, including over 50 providers operating in the New York City metropolitan area. The competitive factors most important in the regional and local markets are:
o reputation with referral sources, including local physicians and hospital-based professionals;
o    access and responsiveness;

o    price of services;
o    overall ease of doing business;
o    quality of care and service; and
o    range of home healthcare services.

We believe that quality of service is the single most important competitive factor within the home healthcare market. The relationships between a home healthcare company and its customers and referral sources are highly personal. There is no incentive for either the physician or the patient to alter this relationship so long as the home healthcare company is providing responsive, professional and high-quality service.

Other key competitive factors are efficiency of reimbursement and accounts receivable management systems. Home healthcare companies compete primarily on the basis of service, since reimbursement levels are established by fee schedules promulgated by Medicare, Medicaid or by the individual determinations of private insurance companies. Furthermore, marketing efforts by home respiratory care companies are typically directed toward referral sources which generally do not share financial responsibility for the payment of services provided to customers.

It is increasingly important to be able to integrate a broad range of home healthcare services to provide customers access through a single source. Classic Healthcare believes that it competes effectively in each of its product and service lines with respect to all of the above factors and is establishing a record as a quality provider of home respiratory therapy and home infusion therapy.

Other types of healthcare providers, including hospitals, home health agencies and health maintenance organizations have entered, and may continue to enter, the markets in which Classic Healthcare operates. Depending on their individual situations, it is possible that Classic Healthcare's competitors may have, or may obtain, significantly greater financial and marketing resources than Classic Healthcare.

Government Regulation

Classic Healthcare is subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various governmental programs.

The federal government and all states in which Classic Healthcare currently operates and intends to operate regulate various aspects of its business. In particular, Classic Healthcare's operating branches are subject to federal laws covering the repackaging of drugs (including oxygen) and regulating interstate motor-carrier transportation. Classic Healthcare's locations also will be subject to state laws governing, among other things, pharmacies, nursing services, distribution of medical equipment and certain types of home healthcare activities. Certain Classic Healthcare employees are subject to state laws and regulations governing the ethics and professional practice of respiratory therapy, pharmacy and nursing.

As a healthcare supplier, Classic Healthcare is subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documentation and other practices of health care companies are all subject to government scrutiny. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request patient records and other documents to support claims submitted by Classic Healthcare for payment of services rendered to patients. Similarly, government agencies periodically open investigations and obtain information from health care providers pursuant to the legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs.

Healthcare is an area of rapid regulatory change. Changes in law and regulations, as well as new interpretations of existing laws and regulations may affect permissible activities, the relative costs associated with doing business, and reimbursement amounts paid by federal, state and other third party payors. We can not predict the future of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, or possible changes in national health care policies, each of which could have a material adverse impact on Classic Healthcare.

Set forth below are key laws and regulations that affect Classic Healthcare's operations.

Medicare and Medicaid Reimbursement

As part of the Social Security Amendments of 1965, Congress enacted the Medicare program which provides for hospital, physician and other statutorily-defined health benefits for qualified individuals, such as persons over 65 and the disabled. The Medicaid program, also established by Congress in 1965, is a joint federal and state program that provides certain statutorily-defined health benefits to financially needy individuals who are blind, disabled, aged, or members of families with dependent children. Medicaid also generally covers financially needy children, refugees and pregnant women. A substantial portion of Classic Healthcare's revenue is attributable to payments received from third-party payors, including the Medicare and Medicaid programs. For the three months ended March 31, 2002, approximately 30% of Classic Healthcare's net revenue was derived from Medicare and 10% of its net revenues were derived from Medicaid. For the year ended December 31, 2001, 30% of net revenues were derived from Medicare and 10% were derived from Medicaid.

In December 2000, federal legislators enacted the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000. Among other items, this legislation provides the home healthcare industry with some relief from the effects of the Balanced Budget Act of 1997, which contained a number of provisions that are affecting, or could potentially affect, Classic Healthcare's Medicare reimbursement levels. The Medicare Balanced Budget Refinement Act of 1999 also mitigated some of the effects of the Balanced Budget Act of 1997. The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 provided reinstatement in 2001 of the full annual cost of living adjustment for durable medical equipment and provides minimal increases in 2002 for durable medical equipment and oxygen. The Balanced Budget Act of 1997 had frozen such adjustments for each of the years 1998 through 2002. During 2000, the Secretary of the U.S. Department of Health and Human Services, or "HHS", wrote to the durable medical equipment regional carriers and recommended, but did not mandate, that Medicare claims processors base their payments for covered outpatient drugs and biologicals on pricing schedules other than the Average Wholesale Price listing, which historically has been the industry's basis for drug reimbursement. The suggested alternative pricing methodology was offered in an effort to reduce reimbursement levels for certain drugs to more closely approximate a provider's acquisition cost, but it would not have covered the costs that homecare pharmacies incur to prepare, deliver or administer the drugs to patients. Billing, collection and other overhead costs also would have been excluded. Under current government reimbursement schedules, these costs are not clearly defined but are implicitly covered in the reimbursement for the drug cost. The healthcare industry has taken issue with the HHS's approach for several reasons, primarily because the approach fails to consider the accompanying costs of delivering and administering these types of drug therapies to patients in their homes. Further, if providers choose to discontinue providing these drugs due to inadequate reimbursement, patient access may be jeopardized.

The Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 delayed the adoption of proposed drug price changes and directed the General Accounting Office to conduct a thorough study to examine the adequacy of current payments and to recommend revised payment methodologies. The study was completed but the authors acknowledged that:
o the limited scope and deadline associated with the study did not allow for a thorough analysis of the homecare pharmacy aspect of covered services;
o    legitimate service components and related costs do exist; and
o different methods of determining drug delivery and administration payments may be necessary for different types of drugs.

Currently, the timing and impact of such pricing methodology revisions are not known. In addition, some states have adopted, or are contemplating adopting, some form of the proposed alternate pricing methodology for certain drugs and biologicals under the Medicaid program. In several states, these changes would reduce the level of reimbursement received by Classic Healthcare to an unacceptable level without a corresponding offset or increase to compensate for the service costs incurred.

The Balanced Budget Act of 1997 granted authority to the Secretary of HHS to increase or reduce the reimbursement for home medical equipment, including oxygen, by 15% each year under an inherent reasonableness procedure. However, under the provisions of the Medicare Balanced Budget Refinement Act of 1999, reimbursement reductions proposed under the inherent reasonableness procedure have been delayed pending (a) a study by the General Accounting Office to examine the use of the authority granted under this procedure (completed in July
2000), and (b) promulgation by the Centers for Medicare & Medicaid Services (formerly the Health Care Financing Administration), of a final rule implementing the inherent reasonableness authority. This final rule has not yet been issued. Further, the Balanced Budget Act of 1997 mandated that the Centers for Medicare & Medicaid Services conduct competitive bidding demonstrations for Medicare Part B items and services. The competitive bidding demonstrations, currently in progress, could provide the Centers for Medicare & Medicaid Services and Congress with a model for implementing competitive pricing in all Medicare programs. If such a competitive bidding system were implemented, it could result in lower reimbursement rates, exclude certain items and services from coverage or impose limits on increases in reimbursement rates.

The current Bush administration is seeking authority to implement nationwide competitive bidding for all Part B products and services (except physician's services). Congress has rejected similar proposals in the past. It is not clear whether Congress will adopt this latest proposal.

Claims Audits

Durable medical equipment regional carriers are private organizations that contract to serve as the federal government's agents for the processing of claims for items and services provided under Part B of the Medicare program. These carriers and Medicaid agencies also periodically conduct pre-payment and post-payment reviews and other audits of claims submitted. Medicare and Medicaid agents are under increasing pressure to scrutinize healthcare claims more closely. In addition, the home healthcare industry is generally characterized by long collection cycles for accounts receivable due to complex and time-consuming requirements for obtaining reimbursement from private and governmental third-party payors. Such long collection cycles or reviews and/or similar audits or investigations of Classic Healthcare's claims and related documentation could result in denials of claims for payment submitted by Classic Healthcare. Further, the government could demand significant refunds or recoupments of amounts paid by the government for claims which, upon subsequent investigation, are determined by the government to be inadequately supported by the required documentation.

HIPAA

The Health Insurance Portability and Accountability Act mandates the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and to enhance the effectiveness and efficiency of the healthcare industry. Ensuring privacy and security of patient information - "accountability" - is one of the key factors driving the legislation. The other major factor - "portability" - refers to Congress' intention to ensure that individuals can take their medical and insurance records with them when they change employers. In August 2000, HHS issued final regulations establishing electronic data transmission standards that healthcare providers must use when submitting or receiving certain healthcare data electronically. All affected entities, including Classic Healthcare, are required to comply with these regulations by October 16, 2002 unless the entity files a readiness plan by October 16, 2002, in which case it will have until October 16, 2003 to comply.

In December 2000, HHS issued final regulations concerning the privacy of healthcare information. These regulations regulate the use and disclosure of individuals' healthcare information, whether communicated electronically, on paper or orally. All affected entities, including Classic Healthcare, are required to comply with these regulations by April 14, 2003. The regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed. In March 2002, HHS issued proposed amendments to the final regulations which, if ultimately adopted, would make Classic Healthcare's compliance with certain of the requirements less burdensome.

HHS is expected to issue final regulations concerning the security of healthcare information maintained or transmitted electronically. Security regulations proposed by HHS in August 1998 would have required healthcare providers to implement organizational and technical practices to protect the security of such information. Once the security regulations are finalized, the company will have approximately two years to comply with such regulations. Although the enforcement provisions of HIPAA have not yet been finalized, sanctions are expected to include criminal penalties and civil sanctions. Classic Healthcare anticipates that it will be fully able to comply with the HIPAA regulations that have been issued by their respective mandatory compliance dates. Based on the existing and proposed HIPAA regulations, Classic Healthcare believes that the cost of its compliance with HIPAA will not have a material adverse effect on its business, financial condition or results of operations.

The Anti-Kickback Statute

Classic Healthcare, as a provider of services under the Medicare and Medicaid programs, is subject to the Medicare and Medicaid fraud and abuse laws, sometimes referred to as the "anti-kickback statute". At the federal level, the anti-kickback statute prohibits any bribe, kickback or rebate in return for the referral of patients, products or services covered by federal healthcare programs. Federal healthcare programs have been defined to include plans and programs that provide health benefits funded by the United States Government, including Medicare, Medicaid, and TRICARE (formerly known as the Civilian Health and Medical Program of the Uniformed Services), among others. Violations of the anti-kickback statute may result in civil and criminal penalties and exclusion from participation in the federal healthcare programs. In addition, a number of states in which Classic Healthcare operates have laws, similar in nature to the anti-kickback statute, that prohibit certain direct or indirect payments or fee-splitting arrangements between healthcare providers, if such arrangements are designed to induce or encourage the referral of patients to a particular provider. Possible sanctions for violation of these restrictions include exclusion from state-funded healthcare programs, loss of license and civil and criminal penalties. Such statutes vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies.

Physician Self-Referrals

Certain provisions of the Omnibus Budget Reconciliation Act of 1993, commonly known as "Stark II", prohibit Classic Healthcare, subject to certain exceptions, from submitting claims to the Medicare and Medicaid programs for "designated health services" if Classic Healthcare has a financial relationship with the physician making the referral for such services or with a member of such physician's immediate family. The term "designated health services" includes several services commonly performed or supplied by Classic Healthcare, including durable medical equipment and home health services. In addition, "financial relationship" is broadly defined to include any ownership or investment interest or compensation arrangement pursuant to which a physician receives remuneration from the provider at issue. Violations of Stark II may result in loss of Medicare and Medicaid reimbursement, civil penalties and exclusion from participation in the Medicare and Medicaid programs.

In January 2001, the Centers for Medicare & Medicaid Services issued the first of two phases of final regulations to clarify the meaning and application of Stark II. Officials of the Centers for Medicare & Medicaid Services have stated that they expect the second phase of rules to be issued by August, 2002; however, the first phase addresses the primary substantive aspects of the prohibition and several key exceptions. Significantly, the final regulations define previously undefined key terms, clarify prior definitions, and create several new exceptions for certain "indirect compensation arrangements", "fair market value" transactions, arrangements involving non-monetary compensation up to $300, and risk-sharing arrangements, among others. The regulations also create a new "knowledge" exception that permits providers to bill for items provided in connection with an otherwise prohibited referral, if the provider does not know, and does not act in reckless disregard or deliberate ignorance of, the identity of the referring physician. The effective date for the bulk of the first phase of the final regulations was January 4, 2002. In addition, a number of the states in which Classic Healthcare may operate have similar prohibitions on physician self-referrals. Finally, recent enforcement activity and resulting case law developments have increased the legal risks of physician compensation arrangements that do not satisfy the terms of an exception to Stark II, especially in the area of joint venture arrangements with physicians.

False Claims

The False Claims Act imposes civil and criminal liability on individuals or entities that submit false or fraudulent claims for payment to the government. Violations of the False Claims Act may result in treble damages, civil monetary penalties and exclusion from the Medicare and Medicaid programs. The False Claims Act also allows a private individual to bring what is known as a "qui tam" lawsuit on behalf of the government against a healthcare provider for violations of the False Claims Act. A qui tam suit may be brought by, with only a few exceptions, any private citizen who has material information of a false claim that has not yet been previously disclosed. Even if disclosed, the original source of the information leading to the public disclosure may still pursue such a suit. Although a corporate insider is often the plaintiff in such actions, an increasing number of outsiders are pursuing such suits.

In a qui tam suit, the private plaintiff is responsible for initiating a lawsuit that may eventually lead to the government recovering money of which it was defrauded. After the private plaintiff has initiated the lawsuit, the government must decide whether to intervene in the lawsuit and become the primary prosecutor. In the event the government declines to join the lawsuit, the private plaintiff may choose to pursue the case alone, in which case the private plaintiff's counsel will have primary control over the prosecution (although the government must be kept appraised of the progress of the lawsuit and will still receive at least 70% of any recovered amounts). In return for bringing the suit on the government's behalf, the statute provides that the private plaintiff is entitled to receive up to 30% of the recovered amount from the litigation proceeds if the litigation is successful. Recently, the number of qui tam suits brought against healthcare providers has increased dramatically. In addition, at least five states - California, Illinois, Florida, Tennessee and Texas - have enacted laws modeled after the False Claims Act that allow those states to recover money which was fraudulently obtained by a healthcare provider from the state (e.g., Medicaid funds provided by the state). We cannot give any assurance that similar sate laws will be enacted in the states in which Classic Healthcare currently operates or intends to operate.

Other Fraud and Abuse Laws

The Health Insurance Portability and Accountability Act of 1996 created two new federal crimes: "Health Care Fraud" and "False Statements Relating to Health Care Matters". The Health Care Fraud statute prohibits knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program. A violation of this statute is a felony and may result in fines and/or imprisonment. The False Statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines and/or imprisonment. Recently, the federal government has made a policy decision to significantly increase the financial resources allocated to enforcing the healthcare fraud and abuse laws. In addition, private insurers and various state enforcement agencies have increased their level of scrutiny of healthcare claims in an effort to identify and prosecute fraudulent and abusive practices in the healthcare area.

Internal Controls

Classic Healthcare maintains several programs designed to minimize the likelihood that it would engage in conduct or enter into contracts in violation of the federal and sate fraud and abuse laws. Contracts of the types subject to these laws are reviewed and approved by the corporate contract services and/or legal departments. Classic Healthcare also maintains various educational programs designed to keep its managers updated and informed on developments with respect to the fraud and abuse laws and to remind all employees of Classic Healthcare's policy of strict compliance in this area.

While Classic Healthcare believes its discount agreements, billing contracts and various fee-for-service arrangements with other healthcare providers comply with applicable laws and regulations, Classic Healthcare cannot provide any assurance that further administrative or judicial interpretations of existing laws or legislative enactment of new laws will not have a material adverse effect on Classic Healthcare's business.

Healthcare Reform Legislation

Economic, political and regulatory influences are subjecting the healthcare industry in the United States to fundamental change. Healthcare reform proposals have been formulated by the legislative and administrative branches of the federal government. In addition, some of the states in which Classic Healthcare operates or intends to operate periodically consider various healthcare reform proposals. Classic Healthcare anticipates that federal and state governmental bodies will continue to review and assess alternative healthcare delivery systems and payment methodologies and public debate of these issues will continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, Classic Healthcare cannot predict which, if any, of such reform proposals will be adopted or when they may be adopted or that any such reforms will not have a material adverse effect on Classic Healthcare's business and results of operations. Healthcare is an area of extensive and dynamic regulatory change.

Changes in the law or new interpretations of existing laws can have a dramatic effect on permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors. Recommendations for changes may result from an ongoing study of patient access by the General Accounting Office and from the potential findings of the National Bipartisan Commission on the Future of Medicare.

Environmental Matters

Classic Healthcare has represented to us that it currently is in compliance, in all material respects, with applicable federal, state and local statutes and ordinances regulating the discharge of hazardous materials into the environment. Classic Healthcare has advised us that it does not believe that Classic Healthcare will be required to expend any material amounts in order to remain in compliance with these laws and regulations or that such compliance will materially affect its capital expenditures, earnings or competitive position.

Risk Factors Affecting Classic Healthcare's Business Operations

We have set forth below a number of risk factors affecting Classic Healthcare's business operations.

     Classic Healthcare's failure to maintain its controls and processes over billing and collecting or the deterioration of the financial condition of its payors could reduce its cash collections and increase its accounts receivable write-offs.

     The collection of accounts receivable is one of Classic Healthcare's most significant challenges and requires constant focus and involvement by management, and ongoing enhancements to information systems and billing center operating procedures. Further, some of Classic Healthcare's payors may experience financial difficulties, or may otherwise not pay accounts receivable when due, resulting in increased write-offs. We can provide no assurance that Classic Healthcare will be able to maintain its current levels of collectibility and days sales outstanding in future periods. If Classic Healthcare is unable to properly bill and collect its accounts receivable, its results and financial condition will be adversely affected.

     Classic Healthcare's implementation of significant system modifications could have a disruptive effect on related transaction processing and could ultimately disrupt the collection of revenues and increase accounts receivable and inventory write-offs.

     Changes in government laws and regulations, as well as third-party claims submission procedures and competitive demands, will require Classic Healthcare to continuously develop, monitor and upgrade its management information systems. The development and implementation of these system changes could have a disruptive effect on related transaction processing. Such a disruptive effect could cause Classic Healthcare to be unable to properly bill and collect on its accounts receivable and thereby, adversely affect the company's financial condition and results of operations.

     Classic Healthcare could be subject to severe fines, facility shutdowns and possible exclusion from participation in federal healthcare programs if it fails to comply with the laws and regulations applicable to its business or if those laws and regulations change.

     Classic Healthcare is subject to stringent laws and regulations at both the federal and state levels, requiring compliance with burdensome and complex billing, substantiation and record-keeping requirements. Financial relationships between Classic Healthcare and physicians and other referral sources are subject to strict and ambiguous limitations. In addition, the provision of services, pharmaceuticals and equipment is subject to strict licensing and safety requirements. If Classic Healthcare is deemed to have violated these laws and regulations, Classic Healthcare could be subject to severe fines, facility shutdowns and possible exclusion from participation in federal healthcare programs such as Medicare and Medicaid. Government officials and the public will continue to debate healthcare reform. Changes in healthcare law, new interpretations of existing laws, or changes in payment methodology may have a dramatic effect on Classic Healthcare's business and results of operations.

     Continued reductions in medicare reimbursement rates could result in reduced revenues, earnings and cash flows for Classic Healthcare.

     The Balanced Budget Act of 1997 significantly reduced the Medicare reimbursement rates for home oxygen therapy and included other provisions that have impacted or may impact reimbursement rates in the future, such as potential reimbursement reductions under an inherent reasonableness procedure and competitive bidding. Also currently at issue is the potential adoption of an alternative pricing methodology for certain drugs and biologicals. Classic Healthcare can provide no assurance that further reimbursement reductions will not be made. Since Medicare accounted for approximately 30% of Classic Healthcare's net revenues for the three months ended March 31, 2002 and 30% for the year ended December 31, 2001, any further reduction in reimbursement rates could result in lower revenues, earnings and cash flows for Classic Healthcare.

     In addition, the terrorist attacks of September 11, 2001 and the military and security activities which followed, their impacts on the United States economy and government spending priorities, and the effects of any further such developments pose risks and uncertainties to all U.S.-based businesses, including Classic Healthcare. Among other things, deficit spending by the government as the result of adverse developments in the economy and costs of the government's response to the terrorist attacks could lead to increased pressure to reduce government expenditures for other purposes, including governmentally-funded programs such as Medicare.

     Continued pressure to reduce healthcare costs could reduce Classic Healthcare's margins and limit Classic Healthcare's ability to maintain or increase its market share.

     The current market continues to exert pressure on healthcare companies to reduce healthcare costs, resulting in reduced margins for home healthcare providers such as Classic Healthcare. Large buyer and supplier groups exert additional pricing pressure on home healthcare providers. These include managed care organizations, which control an increasing portion of the healthcare economy. Classic Healthcare has a number of contractual arrangements with managed care organizations, although no individual arrangement accounted for more than 10% of Classic Healthcare's net revenues in the year ended December 31, 2001. Certain competitors of Classic Healthcare may have or may obtain significantly greater financial and marketing resources than Classic Healthcare. In addition, relatively few barriers to entry exist in local home healthcare markets. As a result, Classic Healthcare could encounter increased competition in the future that may increase pricing pressure and limit its ability to maintain or increase its market share.

     Classic Healthcare may not be able to successfully integrate acquired businesses, which could result in a slowdown in cash collections and ultimately lead to increases in Classic Healthcare's accounts receivable write-offs.

     We anticipate that Classic Healthcare's acquisition strategy will result in labor-intensive patient qualification processes and conversions of patient files onto Classic Healthcare's billing systems. This can shift focus away from Classic Healthcare's routine processes. These activities and the time required to obtain provider numbers from government payors often delay billing of the newly acquired business, which may delay cash collections. Moreover, excessive delays may make certain items uncollectible. The successful integration of an acquired business is also dependent on the size of the acquired business, the condition of the patient files, the complexity of system conversions, the scheduling of multiple acquisitions in a given geographic area and local management's execution of the integration plan. If Classic Healthcare is not successful in integrating acquired businesses, its results will be adversely affected.

Legal Proceedings

Classic Healthcare anticipates that, from time to time, it will receive inquiries from various government agencies requesting patient records and other documents. It is Classic Healthcare's policy to cooperate with all such requests for information.

Private litigants may also make claims against Classic Healthcare for violations of healthcare laws in actions known as qui tam suits and the government may intervene in, and take control of, such actions.

As a healthcare supplier, Classic Healthcare is subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documentation and other practices of healthcare companies are all subject to government scrutiny. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request patient records and other documents to support claims submitted by healthcare providers. Similarly, government agencies periodically open investigations and obtain information from healthcare providers pursuant to legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs.

No governmental agency has instituted any proceedings or served Classic Healthcare with any complaints.

Seasonality

The home healthcare industry is not seasonal in nature.

Employees

Classic currently has eleven employees, including its two executive officers, three performing clerical duties, two providing accounting and finance services, a respiratory therapist, a sales representative, one performing equipment delivery services and a certified orthotic fitter.

Properties

Classic Healthcare leases facilities in Rockville Centre, New York. These facilities serve as its corporate headquarters and operations center. The facilities encompass approximately 4,123 square feet of space at a fixed rental cost of $5,154 per month. The lease expires on November 30, 2005.

Classic Healthcare Management's Discussion and Analysis of Financial Condition and Results of Operations

Reverse Acquisition

In May 2002, Hunapu Inc. entered into an agreement and plan of merger with Critical Home Care, Incorporated and Classic Healthcare Solutions, Inc. The agreement was amended and restated in July 2002. After Classic is acquired by Critical, an inactive privately held company, Critical will issue 127,079 shares of common stock for the entire amount of Critical's due to affiliate at December 31, 2001. Further, in May 2002, Classic entered into an arrangement to raise a minimum of $1,000,000 and up to a maximum of $4,000,000 of convertible notes payable, which will be convertible into Hunapu's common stock at $1.00 per share. As a condition to the restated agreement, Classic must have raised at least $1,000,000 from the sale of convertible notes payable prior to the reverse acquisition. Then Hunapu will issue a minimum of 8,686,279 shares of common stock to acquire all of the common stock of Critical and to convert the then outstanding convertible notes payable of Classic, which Classic issued subsequent to March 31, 2002. In addition, the chief executive officer of Hunapu will return 11,090,000 shares of common stock for cancellation and $18,000 from the sale of 2,400,000 shares of common stock by Hunapu will be released from escrow upon the completion of the reverse acquisition.

For accounting purposes, this transaction is considered, in substance, a capital transaction rather than a business combination. The exchange has been accounted for, as a reverse acquisition, under the purchase method of accounting, since the former stockholders of Critical will own a majority of the outstanding common stock of Hunapu after the acquisition. Accordingly, the combination of Critical with Hunapu will be recorded as a recapitalization of Critical, pursuant to which Critical will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of Critical. Upon the completion of the reverse acquisition, Classic will continue to operate as a wholly-owned subsidiary of Critical.

Therefore, based on the above transaction, we have provided management's discussion and analysis of financial condition and results of operations for Classic.

Results of Operations

Three Months Ended March 31, 2002 vs. March 31, 2001
----------------------------------------------------

For the three months ended March 31, 2002, Classic Healthcare Solutions, Inc. (the "Company") reported net sales of $313,276 compared to $101,329 for the three months ended March 31, 2001. These results can be attributed to the start-up period during last year's corresponding quarter. Cost of goods sold in the quarter ended March 31, 2002 was $103,382, which generated a gross margin of 67%, versus 69.5% in 2001. The Company incurred selling, general and administrative costs of $163,889 and an operating profit of $43,705 this period, compared to selling, general and administrative costs of $77,527 during last year's corresponding quarter and an operating loss of $8,021 in March 31, 2001. Depreciation expense for the three months ended March 31, 2002 was $2,300, compared to $879 during last year's period.

Year Ended December 31, 2001 vs. December 31, 2000
--------------------------------------------------

For the year ended December 31, 2001, the Company reported net sales of $1,013,289 compared to $4,293 for the period October 23, 2000 (Date of Inception) to December 31, 2000. Cost of goods sold for the year ended December 31, 2001 was $309,436, which generated a gross margin of 69.5%. During 2001, the Company incurred selling, general and administrative costs of $535,021 and an operating profit of $159,630, compared to selling, general and administrative costs of $25,897 and an operating loss of $41,144 during the year ended December 31, 2000. Depreciation expense for the year ended December 31, 2001 was $9,202, compared to the prior year's $586.

Liquidity and Capital Resources

During the period ended March 31, 2002, the Company's working capital increased by $43,832 from working capital of $121,432 at December 31, 2001 to $165,264 at March 31, 2002. At March 31, 2002, cash totaled $23,029. Trade receivables increased by $17,500, excluding provision for bad debts of $2,400, during the period while accounts payable decreased by $16,305. The Company considers these changes to be the results of normal operations. Accrued expenses and other current liabilities decreased by $7,914, reflecting the decrease in the payroll accrual from two weeks at December 31, 2001 to one week at March 31, 2002. The Company believes that its current capital resources are sufficient to support existing and anticipated levels of business for at least the next twelve months.

During the year ended December 31, 2001, the Company's working capital increased by $181,346 over December 31, 2000. At December 31, 2001, cash totaled $18,963. Trade receivables increased from $0 at December 31, 2000 to $409,328, excluding provision for bad debts of $56,000 at December 31, 2001, while accounts payable increased by $66,796. Inventory increased from $0 at December 31, 2000 to $54,786 at December 31, 2001. These increases reflect the normal expansion of the Company's operations during 2001. The Company believes that the current level of receivables is acceptable and that the level of reserves is appropriate. The Company considers the inventory and accounts payable balances to be reasonable and does not anticipate future material changes.

Loans payable to shareholder and other increased by $64,154 during 2001. These loans are non-interest bearing, have no specific due date for repayment and are uncollateralized. Due to affiliate increased to $95,309 at December 31, 2001 from $12,148 at December 31, 2000. These amounts represent certain operating expenses of the Company. The affiliate is owned by a trust, which has been established for the benefit of the children of a shareholder/employee of the Company. In addition, the affiliate has a lease arrangement with the Company for office and retail space. On May 31, 2002, the Company entered into an agreement with the affiliate to issue 127,079 shares of common stock for the entire amount of the due to affiliate at December 31, 2001. Accrued expenses and other current liabilities increased to $17,025 at December 31, 2001 from $0 at December 31, 2000. The balance consisted of a $14,925 payroll accrual for the last two weeks of 2001 and a $2,100 accrual for a tax provision. Proceeds from long-term debt increased by $22,302. This represents the financing of a delivery vehicle, to be paid in monthly installments of $558. The note bears interest at 6.90% per annum.

Certain Factors That May Affect Future Results

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this prospectus. The Company's future operating results may be affected by a number of factors, including general economic conditions in both foreign and domestic markets, cyclical factors affecting the Company's industry, lack of growth in the Company's end-markets, the Company's ability to comply with government regulations, the Company's limited operating history, failure to manage its business, and the Company's ability to sell both new and existing products at a profitable yet competitive price.

The industry in which the Company operates is highly competitive and the Company expects such competition to continue in the future. Most of the Company's competitors are larger than the Company and have substantially greater financial, technical, and marketing resources.

                 HUNAPU MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND PLAN OF OPERATION

Plan of Operation

We are currently in the development stage. We have no operating business, and all our activities since inception have been related to our formation and completing our initial public offering in which we raised $18,000 of gross proceeds from the sale of all 600,000 units that were sold. Our ability to continue operations is contingent upon completing a business combination. To date, we have not incurred any material costs or expenses other than those associated with formation of the company and our public offering. On February 14, 2002, we completed our initial public offering. Pursuant to Rule 419 under the Securities Act, the gross proceeds from the offering of $18,000 are being held in escrow and, as of March 31, 2002, we had cash on hand of $19,436 including such escrowed funds. Funds to pay for offering expenses were loaned to us by our chief executive officer, who, through his estate planning entity, had loaned us a total of $16,500 as of the date of this reconfirmation prospectus. We will use the net proceeds of the offering, exclusive of any warrant proceeds, together with the income and interest earned thereon, if any, to repay our indebtedness to our chief executive officer. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. Although we are entitled to request that up to 10% of the proceeds held in escrow be released to us to pay the costs of evaluating potential business combinations, we do not intend to do so. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

If we do not complete a business combination within eighteen months from the date of the commencement of the offering, the escrow agent will return the escrowed funds to the investors on a proportionate basis, with interest, if any, in accordance with SEC Rule 419.

We have entered into a Restated Agreement and Plan of Merger, dated as of July 3, 2002, with Critical Home Care Inc. The agreement calls for our acquisition of Critical Home Care, and thereby Classic Healthcare, for an aggregate of between 8,686,279 and 11,792,946 shares of our common stock and the retirement of 11,090,000 shares of our common stock owned by our current president, John C. Francis. Classic Healthcare is a supplier to the home medical equipment market for the New York City metropolitan area. We intend to operate Classic Healthcare as a wholly-owned subsidiary upon completion of the transactions contemplated by the acquisition agreement.

The closing of the transactions contemplated by the acquisition agreement is conditioned upon a number of factors, including satisfactory due diligence reviews, regulatory approvals, as necessary, our filing and causing to become effective a post-effective amendment to our registration statement on Form SB-2 in compliance with SEC Rule 419, stockholder approval and our common stock becoming available for quotation on the NASD OTC Bulletin Board. The proceeds from our offering currently held in escrow will be released to us, and the securities sold in the offering will be released to the purchasers in the offering, if we close the transactions contemplated by the acquisition agreement, our post-effective amendment to our registration statement is declared effective and a sufficient number of purchasers in the offering reconfirm their investment in our company. No assurance can be given that the due diligence reviews contemplated by the acquisition agreement will be completed satisfactorily, that our post-effective amendment to our registration statement will be declared effective by the SEC, that a sufficient number of purchasers in the offering will reconfirm their investments in our company or that all other conditions necessary to close the transactions contemplated by the acquisition agreement will be successfully completed and that we will acquire Classic Healthcare.

                                   MANAGEMENT

Executive Officers and Directors

Hunapu

Set forth below is Hunapu's current executive officer and director, and his age and principal positions with our company.

                        Age      Title
John C. Francis         52       President, Chief Executive Officer and Director

Set forth below is a brief description of the business experience and background of Hunapu's executive officer and director, based upon information he has provided us.

John C. Francis has served as Hunapu's President, Chief Executive Officer and director since Hunapu's formation in January 2000. He has served as vice president, chief financial officer and a director of Crest View Inc, a company formed to develop and operate an "eco-resort" and cultural center on Guanaja, Honduras and to develop and market a line of medicinal herbs and natural healing products, since July 2001. Mr. Francis has served as president and chief executive officer of Acalan, LLC since its formation in 1998. Acalan is a new media company specializing in the development, production and distribution of transformational media. Transformational media is material intended to transform the spirit, as well as inform the mind. Mr. Francis also has been a managing member of Falcon Financial Group LLC since January 2000. He served as chief financial officer (from April 1994 to April 1996), vice president, secretary and a director (April 1994 through January 1999) of AgriBioTech, Inc. AgriBioTech and several of its subsidiaries filed a voluntary petition for bankruptcy in January 2000, approximately eleven months following Mr. Francis' departure from the company.

Mr. Francis devotes less than 10% of his business hours to our affairs.

It is anticipated that Mr. Francis will resign his position with our company following our acquisition of Classic Healthcare.

Classic Healthcare

Classic Healthcare's current executive officers and directors, and their ages and principal positions with Classic Healthcare are as follows:

                          Age     Title
David S. Bensol, R.Ph.    46      Chief Executive Officer and Director
Bradley D. Smith, C.O.    51      Vice President - Director of Clinical Services
                                  and Director


We have set forth in the "Business of Classic Healthcare - Management Experience" section a brief description of the business experience and background of Classic Healthcare's executive officers and directors, based upon information they have provided us.

It is anticipated that the current executive officers and directors of Classic Healthcare will become our executive officers and directors following our acquisition of Critical Home Care and Classic Healthcare.

Other Blank Check Offerings

Our chief executive officer, John C. Francis, has not been involved in a prior blank check offering, except as described below. Both AgriBioTech and FiberChem, companies in which Mr. Francis served as an executive officer and director, were formed as blank check companies which merged with operating entities. He did not have any interest in either blank check company prior to such mergers.

Executive Compensation

Since our inception, we have paid no cash compensation to our officers or directors for serving in such capacities. We do not anticipating compensating our officers and directors prior to completing our acquisition of Critical Home Care and Classic Healthcare.

We anticipate entering into employment agreements with both David S. Bensol and Bradley D. Smith to be effective upon completion of our acquisition of Classic Healthcare. The term of each of their employment agreements are anticipated to be for three years, with automatic one-year renewals unless terminated by either party on at least three months' prior written notice. Mr. Bensol will be paid a base salary of $150,000 and Mr. Smith will be paid a base salary of $l25,000 per annum. Their base salaries shall be subject to 10% annual increases if Classic Healthcare's net income for the prior calendar year is at least l0% greater than Classic Healthcare's net income for the immediately preceding year. They also will be entitled to annual bonuses at the discretion of our board of directors. Under their proposed employment agreements, Mr. Bensol will be granted an option to purchase 500,000 shares of our common stock, and Mr. Smith will be granted a five-year option to purchase 100,000 shares of our common stock. Each of these options will become exercisable, at $1.00 per share, in four equal quarterly installments commencing immediately upon entering into the employment agreement.

Their respective estates will also be entitled to receive one year's base salary in the event Mr. Bensol and/or Mr. Smith dies while employed by Classic Healthcare. If Mr. Bensol or Mr. Smith is terminated other than for cause, death or total disability, then he is entitled to receive an amount equal to the product of his base salary plus the cash bonus paid to him for the prior fiscal year multiplied by the greater of (a) the time remaining on his employment agreement and (b) two. This severance pay shall be paid over a five-year period for Mr. Bensol and a two-year period for Mr. Smith.

Upon a change of control, if either Mr. Bensol or Mr. Smith is terminated other than for cause or good reason, the unexercisable portion of his option shall immediately become exercisable, and he shall be paid (a) all accrued and unpaid compensation and (b) 2.9 times the total compensation received by him for the prior fiscal year. Each of Mr. Bensol and Mr. Smith shall be subject to non-competition and non-solicitation provisions with respect to any past or present customers and any employee or agent for the period of his employment plus 24 months after termination.

Certain Relationships and Related Transactions

Upon our formation on January 19, 2000, John C. Francis, our chief executive officer and director, purchased through Putun LLC, an entity established by Mr. Francis for estate planning purposes, 11,840,000 shares of our common stock for $2,960, or $.00025 per share. Mr. Francis tendered a recourse promissory note for his shares which was paid in May 2000 when we opened a bank account.

We currently are renting office space, telephone and secretarial services, at 1700 West Horizon Ridge Parkway - Suite 202, Henderson, Nevada, from Falcon Financial Group LCC. This location currently serves as our principal place of business. Our sublease with Falcon is oral. The landlord for the property is a non-affiliated third party. Falcon is an entity controlled by John C. Francis, our chief executive officer, and a business associate of Mr. Francis. We currently pay Falcon $50 per month for the renting this office and being provided telephone and secretarial services. We anticipate that we will relocate our principal place of business to Classic Healthcare's offices at 566 Merrick Road, Rockville Centre, New York 11570. See "Business of Classic Healthcare - Properties."

Set forth below are the dates on which we borrowed funds from Putun LLC, the estate planning entity established by Mr. Francis and of which he is its manager, the amounts of such loans and their original due dates.




                                                 Original
Borrowing Date                                    Amount                                     Due Date
--------------                                    ------                                     --------
August 31, 2000                                  $   7,500                                August 30, 2002
February 12, 2001                                    2,000                                February 11, 2002
April 6, 2001                                        4,000                                April 5, 2002
April 19, 2002                                       3,000                                April 18, 2003


Each of these loans bears interest at 6% per annum. In addition, Putun has extended the due date of each of these loans to the earlier of June 9, 2003 or our completion of a business acquisition such as those contemplated by the Classic Healthcare acquisition agreement. As of March 31, 2002, we had not repaid any of these loans and had accrued $1,088 in interest charges due in connection with these loans.

Limitation on Liability and Indemnification Matters

As authorized by the Nevada General Corporation Law, our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
o   any breach of the director's duty of loyalty to us or our stockholders;
o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o   unlawful payments of dividends or unlawful stock redemptions or repurchases;
    or
o any transaction from which the director derived an improper personal benefit.

This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his or her duty of care. In addition, our certificate of incorporation provides that if the Nevada General Corporation Law is amended to further limit the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by such amendment. These provisions will not alter the liability of directors under federal securities laws.

Our certificate of incorporation further provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under the Nevada General Corporation Law.

When sufficient cash is available, we anticipate obtaining a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against our directors and officers by reason of any acts or omissions covered under this policy in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

Conflict of Interest Policy

To minimize potential conflicts of interest relating to acquisition transactions, we have established a policy which provides that:
o we will not combine with any target business or enter into any acquisition transaction in which any of our officers, directors or non-public stockholders, or their respective affiliates, serves as an officer, director or partner or owns or holds an ownership interest in any other party to the combination or transaction;
o none of our officers, directors or non-public stockholders, or their respective affiliates, shall receive from us any finder's fees, consulting fees or similar compensation, whether in cash, securities or otherwise, for introducing to us any other party to the combination or transaction, and we will take affirmative action to ensure that no other party to the combination or transaction, or any principal of any other party to the combination or transaction will pay any such fees or other compensation; and

o our management may not negotiate or otherwise consent to the purchase of their respective securities in our company as a condition of, or in connection with, our entering into such a combination or transaction.

By virtue of having signed the registration statement of which this reconfirmation prospectus is a part, our directors and officers confirm that are aware of this policy and know of no circumstances under which, through their own initiative, this policy has been violated.

Our officers and directors currently have and/or may in the future have real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities.


                             PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us with respect to the beneficial ownership of shares of our common stock, as of the date of this reconfirmation prospectus and as adjusted to reflect the issuance of the maximum 11,792,946 shares of our common stock in connection with our acquisition of Classic Healthcare and the surrender for cancellation of 11,090,000 shares of our common stock by John C. Francis, our chief executive officer, as a condition to completing the acquisition, by:
o    each person known by us to beneficially own 5% or more of our common stock,
o    each of our executive officers and directors, and
o    all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

For the purposes of the table, the base number of outstanding shares are:
o    currently: 14,500,000; and
o    upon completion of the acquisition: 15,202,946.

Except as otherwise indicated in the notes to the following table,
o we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and
o the address for each beneficial owner listed in the table, except where otherwise noted, is c/o Hunapu, Inc., 1700 West Horizon Ridge Parkway - Suite 202, Henderson, Nevada 89012.




                                                          Currently                      After the Acquisition
                                               ------------------------------       -------------------------------
                                                Amount and        Percentage         Amount and        Percentage
                                                 Nature of         of Shares          Nature of         of Shares
                                                Beneficial       Beneficially        Beneficial       Beneficially
Name of Stockholder                              Ownership           Owned            Ownership           Owned
-------------------                              ---------           -----            ---------           -----
John C. Francis (1)........................   12,826,667  (2)       82.8(2)            750,000 (3)         4.9
David S. Bensol (4) (5)....................            0             0               3,225,000 (6)        21.0
Bradley D. Smith (7) (5)...................            0             0                 525,000 (8)         3.4
Rubin Family Irrevocable Stock Trust (9)...            0             0               1,519,734            10.0
Allied International Fund (10).............            0             0               1,094,733             7.2
Harbor View Fund, Inc. (11)................            0             0               1,094,733             7.2
All executive officers and directors as a
   group (one person currently and two
   persons after the acquisitions).........   12,826,667            82.8             3,750,000            24.4
----------

(1) Mr. Francis currently is chief executive officer, president, treasurer and a director of our company. We do not believe Mr. Francis will continue to serve as an executive officer or director of our company following the completion of our acquisition of Classic Healthcare.
(2) Represents (a) 11,840,000 shares of our common stock owned by Putun LLC, an entity established by Mr. Francis for estate planning purposes and of which Mr. Francis is the manager, and (b) 986,667 shares of our common stock issuable upon exercise of Class A Warrants owned by Putun.
(3) Represents 750,000 shares of our common stock to be owned by Putun after completion of the acquisition transaction.
(4) It is anticipated that Mr. Bensol will become chief executive officer and a director of our company following the acquisition.
(5) The address of this person is c/o Classic Healthcare, 566 Merrick Road, Rockville Centre, New York 11570.
(6) Includes 125,000 shares of our common stock issuable upon exercise of an option to be granted to Mr. Bensol under his employment agreement to be made effective upon completion of the acquisition transaction, which shares are to be exercisable within 60 days of the acquisition transaction. Does not include any of the remaining 375,000 shares of our common stock issuable upon exercise of such option which are not exercisable within 60 days of the acquisition transaction.
(7) It is anticipated that Mr. Smith will become vice president and a director of our company following the acquisition.
(8) Includes 25,000 shares of our common stock issuable upon exercise of an option to be granted to Mr. Smith under his employment agreement to be made effective upon completion of the acquisition transaction, which shares are to be exercisable within 60 days of the acquisition transaction. Does not include any of the remaining 75,000 shares of our common stock issuable upon exercise of such option which are not exercisable within 60 days of the acquisition transaction.
(9) The address for this stockholder is 25 Highland Boulevard, Dix Hills, New York 11746.
(10) The address for this stockholder is 125 Michael Drive, Syosset, New York 11791. (11) The address for this stockholder is 488 Madison
         Avenue - 8th Floor, New York, New York 10022.

Control of our company will be held by our management. Currently, our management, together with his affiliates, controls approximately 82.8% of the total voting power of our company and, upon completion of the proposed acquisition of Classic Healthcare, our then anticipated management will control 24.5% of the total voting power of our company. Given their large voting control, our current management, together with his affiliates, is in the position to elect all of the members of our board of directors and thereby control the policies of our company. Further, our anticipated management following the acquisition transaction, together with their affiliates, if they choose to act in concert, will control a significant portion the voting power of our company and have the ability, through exercise of their options, to acquire additional shares of our common stock. As such, our management has and will have substantial influence over our company, which influence may not necessarily be consistent with the interests of our other stockholders.

                            DESCRIPTION OF SECURITIES

General

We have authorized 40 million shares of common stock, par value $.001 per share, and 8 million shares of preferred stock, par value $.001 per share, whose rights and designation(s) have not yet been established. We had 14,500,000 shares of our common stock and 1,800,000 Class A Warrants outstanding as of the date of this reconfirmation prospectus. We currently have outstanding no shares of preferred stock. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable.

Units

Each unit consists of four shares of our common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrants, after giving effect to our three-for-one stock dividend on our common stock made effective April 15, 2002. The common stock and Class A Warrants which comprise the units will be immediately detachable and separately transferable upon release from escrow.

Common Stock

Each share of our common stock entitles its holder to one vote upon all matters on which holders of our common stock are entitled to vote under applicable law or otherwise. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each share of common stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities and after providing for each class of stock, if any, having preference over the common stock.

The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. All outstanding shares of common stock are, and the shares underlying all options and warrants will be, duly authorized, validly issued, fully paid and non-assessable.

Class A Redeemable Warrants

Each full Class A Warrant entitles its holder to purchase from us, for cash or other consideration approved by our board of directors, four shares of our common stock at a price of $5.00, subject to adjustment as described below. The Class A Warrants are exercisable through November 8, 2005. At our option, we may reduce the exercise price of the Class A Warrants upon 30 days written notice from time to time for such period(s) as we, in our sole discretion, may chose; provided that no such period shall be for less than fifteen days nor more than 90 days. We also may extend the exercise period, at our sole option.

We have the right to redeem the Class A Warrants at a price of $.001 per warrant on at least 30 days prior notice at any time during the exercise period. If you do not exercise your warrants prior to their expiration or redemption, you will forfeit your right to purchase the underlying shares of common stock. We may appoint standby purchasers to exercise any or all of the warrants which are not exercised at the end of the 30-day notice period for a fourteen- day period immediately thereafter.

The Class A Warrants will be immediately detachable from the common stock and exercisable upon their release from escrow. The holder of a Class A Warrant may exercise the Class A warrant during the exercise period by surrendering the warrant certificate evidencing such Class A Warrant, with the form of election to purchase on the reverse side of the warrant certificate properly completed, dated and executed, together with the payment of the applicable exercise price. The Class A Warrants may be exercised in whole at any time or in part from time to time. No fractional shares of our common stock will be issued upon the exercise of the Class A Warrants.

The exercise price and the number of shares of common stock purchasable upon exercise of the Class A Warrants will be adjusted in proportion to any stock dividends, stock splits, combinations, reclassifications and other similar events. No such adjustments will be made upon the issuance of shares of common stock for any other reason. No adjustment of the exercise price will be made until cumulative adjustments amount to $.05 or more. No adjustments as to dividends will be made upon any exercise of Class A Warrants.

The Class A Warrants do not confer upon their holders voting or pre-emptive rights or any other rights (including the right to participate in the distribution of our assets in the event of our liquidation, dissolution or winding up) as a stockholder of our company.

We had outstanding warrants owned of record by two persons and entities when we commenced our IPO. All of these warrants will be canceled in connection with our closing of the acquisition of Classic Healthcare.

We must have a current registration statement on file with the SEC in order to continue the registration of the common stock underlying the Class A Warrants, and, accordingly, we will need to file post-effective amendments to the registration statement of which this reconfirmation prospectus is a part when subsequent events require. There can be no assurance that such registration statement can or will be kept current. If it is not kept current, the Class A Warrants will not be exercisable and may be deprived of value. In addition, the common stock issuable upon the exercise of the Class A Warrants cannot be sold in various jurisdictions without the registration in such jurisdictions of the common stock in accordance with local law, or the availability of an exemption from such registration. We may find it impractical or impossible to qualify the common stock in those jurisdictions where we did not initially qualify our IPO. Holders of Class A Warrant who are residents of jurisdictions in which we do not qualify the common stock underlying the Class A Warrants for sale will have no choice but to sell their Class A Warrants, to let them expire or, if we elect to redeem the Class A Warrants, accept the redemption price for their Class A Warrants.

Serial Preferred Stock

Our board of directors is authorized by our certificate of incorporation to designate and issue up to 8 million shares of one or more series of serial preferred stock. No shares of serial preferred stock have been authorized or designated for future issuance by our board as of the date of this reconfirmation prospectus. In addition, we have no present plans to issue any such shares.

In the event that our board of directors does authorize, designate and issue shares of serial preferred stock, it may exercise its discretion in establishing the terms of such serial preferred stock. In the exercise of such discretion, our board may determine the voting rights, if any, of the series of serial preferred stock being issued, which could include the right to vote separately or as a single class with our common stock and/or other series of serial preferred stock; to have more or less voting power per share than that possessed by our common stock or other series of serial preferred stock; and to vote on certain specified matters presented to the shareholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by our board when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Serial preferred stock authorized by our board could be redeemable or convertible into shares of any other class or series of our capital stock.

The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of serial preferred stock could be used to discourage or prevent efforts to acquire control of our company through the acquisition of shares of our common stock, even if a change in control were in our stockholders' interest.

We will not offer, sell or issue shares of any class of our serial preferred stock to any of our directors or executive officers, including John C. Francis, our chief executive officer, nor any affiliate of such persons, except:
o if the offer, sale or issuance is on the same terms as we offer such securities to all other existing stockholders or to new stockholders, or

o if the offer, sale or issuance is approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our or other independent counsel.

State Blue Sky Information

We offered the units for sale in the IPO only in the State of New York. We believe that the units, upon release from escrow in accordance with SEC Rule 419, and the common stock and Class A Warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in other states based upon the registration of the securities in such states, a listing in Standard and Poor's or Moody's manuals, or the availability of an applicable exemption from the state's registration requirements, subject, in each case, to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this reconfirmation prospectus. We will amend this prospectus to disclose additional states, if any, in which our securities will be eligible for resale in the secondary trading market.

Transfer and Warrant Agent

We have acted as our own transfer agent and warrant agent. We anticipate that North American Transfer Co., of Freeport, New York, will act as our transfer agent and warrant agent upon the release of the units from escrow.


                              PLAN OF DISTRIBUTION

We offered the 600,000 units sold in the IPO on a self underwritten, all-or-none basis. The minimum number of units which were purchasable in our IPO by any one investor was 600, and the total number of units purchased by any one investor was required to be in multiples of three.

The holders of the Class A Warrants who exercise such warrants may sell the common stock purchased upon their exercise from time to time in public transactions, on or off the NASD's OTC Bulletin Board, or in private transactions, at prevailing market prices or at privately negotiated prices. They may sell such shares in the following types of transactions:
o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
o face-to-face transactions between sellers and purchasers without a broker-dealer; or
o    otherwise.

The Class A Warrants offered and sold in our IPO may be sold by their respective holders in the over-the-counter market, or privately, or through broker-dealers selected by these holders, or as principals.

The units sold in our IPO were offered for sale on our behalf by our chief executive officer, John C. Francis. Mr. Francis relied on the safe harbor exception of Rule 3a4-1 of the Securities Exchange Act to not be deemed a broker with respect to the offering. Mr. Francis did not receive commissions in connection with our IPO.

A market may never develop for our common stock.

We arbitrarily set the offering price of the units, and the exercise price and terms of the Class A Warrants.

We paid all expenses incident to the registration of the securities sold in our IPO and will pay the expenses relating to this reconfirmation prospectus. We will not pay, among other things, the expenses, commissions and discounts of brokers, dealers or agents of the purchasers of the units.

                           CERTAIN MARKET INFORMATION

There has been, and there currently is, no public trading market for our units, common stock or Class A Warrants. A public trading market may never develop or, if one develops, may not be sustained. Accordingly, a resale of your securities may be difficult. No assurance can be given that a market will develop or that any securityholder will be able to liquidate their investment without considerable delay, if at all. While we intend to apply for quotation of our securities on the NASD's Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and that our securities are listed and quoted for sale. The trading market price of our securities may decline below the price at which the securities were sold. If a market for our securities should develop, their market prices may be highly volatile. In addition, an active public market for our securities may not develop or be sustained. If selling securityholders sell all or substantial amounts of their securities in the public market, the market price of our securities could be adversely affected.

The unit offering and Class A Warrant exercise prices were arbitrarily determined and may not reflect our value. The price of the units be sold in our IPO does not bear any relationship to our book value, assets, current or prospective earnings or any other recognized criterion of value.

Federal regulations governing "penny stocks" could have a detrimental effect on holders of our securities. Our securities, when available for trading, will be subject to the SEC rules that impose special sales practice requirements upon broker-dealers that sell such securities to parties other than established customers or accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop. In addition, the SEC has adopted a number of rules to regulate "penny stocks." Because our securities may constitute "penny stock" within the meaning of these rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our securities to sell their securities in any market that may develop for them.


                         SHARES ELIGIBLE FOR FUTURE SALE

We will have issued and outstanding 15,202,946 shares of our common stock and Class A Warrants to purchase 800,000 shares of our common stock following the completion of the proposed acquisition transaction, assuming that Classic Healthcare has total debt due under its convertible promissory notes of $4,106,667 immediately preceding the consummation of the acquisition transaction. Of such securities, the 2.4 million shares of our common stock and 200,000 Class A Warrants comprising the units sold in our IPO, along with the 800,000 shares issuable upon exercise of the Class A warrants sold in our IPO, will be freely tradable without restriction or further registration under the Securities Act, except for shares purchased by any affiliate of ours and assuming we are able to keep effective our registration statement with respect to the shares of our common stock issuable upon exercise of the Class A Warrants included in the units sold in our IPO.

An affiliate of ours is generally a person who has a controlling position with regard to us. Any shares of common stock purchased by our affiliates in our IPO will be subject to the resale limitations of Rule 144 promulgated by the SEC under the Securities Act.

All of the remaining 12,802,946 shares of our common stock that will be outstanding following the acquisition transaction, are restricted securities as that term is defined under Rule 144. All of the shares to be issued to the Critical Home Care shareholders upon completion of the acquisition transaction will be deemed restricted stock for purposes of Rule 144 and, accordingly, may not be sold absent their registration under the Securities Act or pursuant to Rule 144 following their being held for the applicable holding periods set forth in Rule 144. All of the other 910,000 shares of our common stock to be outstanding following the consummation of the acquisition transaction may not be sold absent their registration under the Securities Act, as they are not eligible for sale pursuant to Rule 144 in accordance with an SEC staff no-action letter interpretations.

In general, under Rule 144, as currently in effect, a person or group of persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner except an affiliate of ours, would be entitled to sell, within any three month period, a number of shares that does not exceed the greater of:
o    1% of the number of then outstanding shares of our common stock, or
o the average weekly trading volume of our common stock during the four calendar weeks preceding the sale;
provided, that, public information about us as required by Rule 144 is available and the seller complies with manner of sale provisions and notice requirements.

The volume limitations described above, but not the one-year holding period, also apply to sales of our non- restricted securities by our affiliates. A person who is not an affiliate, has not been an affiliate within three months before the sale and has beneficially owned the restricted securities for at least two years, is entitled to sell the restricted shares under Rule 144 without regard to any of the limitations described above.

Before our IPO, there was no public market for our securities. We cannot predict the effect, if any, that sales of, or the availability for sale of, our securities stock will have on the market price of our securities prevailing from time to time. Nevertheless, the possibility that substantial amounts of our common stock and Class A Warrants might enter the public market through Rule 144 sales, or otherwise, could adversely affect the prevailing market price of our securities and could impair our ability to raise capital in the future through the sale of securities.

There may be an adverse effect on the market price of our securities because shares of our common stock are available for future sale. No prediction can be made as to the effect, if any, that future sales, or the availability of shares of our common stock for future sale, by us or by our directors and executive officers will have on the market price of our securities prevailing from time to time. Sales of substantial amounts of our securities, including shares issued upon the exercise of options or warrants, or the perception that such sales could occur, could adversely affect prevailing market prices for the our securities.


                             ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, a registration statement on Form SB-2, including exhibits and schedules thereto, under the Securities Act with respect to the securities to sold in our IPO and subject to the reconfirmation offering made under this prospectus. This prospectus which constitutes a part of the registration statement and does not contain all the information set forth in the registration statement and the exhibits filed with it. For further information with respect to us and the securities sold in our IPO, reference is made to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete. In each instance, we refer you to the copy of the contracts, agreements and or other documents filed as exhibits to the registration statement, and these statements are deemed qualified in their entirety by reference to the contract or document.

You may inspect, without charge, all or any portion of the registration statement or any reports, statements or other information we file with the SEC at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the SEC located at 233 Broadway, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained from the SEC's Public Reference Room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, registration statements and other filings we make with the SEC through its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system are publicly available through the SEC's site located at www.sec.gov. The registration statement, including all exhibits and schedules and amendments, has been filed with the commission through the EDGAR system.

We are subject to the reporting requirements of the Exchange Act and, in accordance with these requirements, we have and will continue to file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or as may be required by law.


                                  LEGAL MATTERS

The validity of the issuance and sale of the units being offered by this prospectus is being passed on for us by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York. Snow Becker Krauss P.C. owns 260,000 shares of our common stock. Elliot H. Lutzker, a member of Snow Becker Krauss P.C., is our corporate secretary. Mr. Lutzker and other attorneys with Snow Becker Krauss P.C. own individually an aggregate of an additional 268,000 shares of our common stock.


                                     EXPERTS

Our audited financial statements included in this prospectus and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Lazar Levine & Felix LLP, independent accountants, given on the authority of that firm as an expert in accounting and auditing.

Classic Healthcare's audited financial statements included in this prospectus and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Grassi & Co. P.C., independent accountants, given on the authority of that firm as an expert in accounting and auditing.



                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               Page
HUNAPU, INC.

Independent Auditors' Report..............................................................................    F - 1
Balance Sheets as of December 31, 2001 and 2000...........................................................    F - 2
Statements of Operations Cumulative During the Development Stage (January 19, 2000 to December 31,
   2001), For the Year Ended December 31, 2001 and From Inception (January 19, 2000) to December
   31, 2000...............................................................................................    F - 3
Statement of Shareholders' Equity (Deficit) From Inception (January 19, 2000) to December 31, 2001........    F - 4
Statements of Cash Flows Cumulative During the Development Stage (January 19, 2000 to December 31,
   2002), For the Year Ended December 31, 2001 and From Inception (January 19, 2000) to December
   31, 2000...............................................................................................    F - 5
Notes to Financial Statements.............................................................................    F - 6

Balance Sheets as of March 31, 2002 (Unaudited)...........................................................    F - 8
Statements of Operations Cumulative During the Development Stage (January 19, 2000 to March 31,
   2002), and for the Three Months Ended March 31, 2002 and 2001 (Unaudited)..............................    F - 9
Statements of Cash Flows Cumulative During the Development Stage (January 19, 2000 to March 31,
   2002) and for the Three Months Ended March 31, 2002 and 2001 (Unaudited)...............................   F - 10
Notes to Financial Statements (Unaudited).................................................................   F - 11

CLASSIC HEALTHCARE SOLUTIONS, INC.

Year Ended December 31, 2001 and for the Period from October 23, 2000 (Date of Inception) to
   December 31, 2000:
   Independent Auditors' Report...........................................................................   F - 13
   Balance Sheet..........................................................................................   F - 14
   Statements of Operations...............................................................................   F - 15
   Statements of Cash Flows...............................................................................   F - 16
   Notes to Financial Statements..........................................................................   F - 17

Three Months Ended March 31, 2002 and 2001 (Unaudited):
   Balance Sheet..........................................................................................   F - 21
   Statements of Operations...............................................................................   F - 22
   Statements of Cash Flows...............................................................................   F - 23
   Notes to Financial Statements..........................................................................   F - 24

UNAUDITED PRO FORMA FINANCIAL DATA

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements...........................   F - 25
Unaudited Pro Forma Condensed Consolidated Balance Sheets as of March 31, 2002............................   F - 26
Unaudited Pro Forma Condensed Consolidated Statements of Operations - Three Months Ended
   March 31, 2002.........................................................................................   F - 27
Unaudited Pro Forma Condensed Consolidated Statements of Operations - Year Ended December 31,
   2001...................................................................................................   F - 28
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements..................................   F - 29



                          INDEPENDENT AUDITORS' REPORT


To the Shareholders
Hunapu Inc.
Henderson, Nevada


We have audited the accompanying balance sheets of Hunapu Inc. (a development stage company), as of December 31, 2001 and 2000, and the related statements of operations, shareholders' equity and cash flows for the cumulative period from January 19, 2000 to December 31, 2001 (the development stage), the year ended December 31, 2001 and for the period from inception (January 19, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Hunapu Inc. (a development stage company) as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has been in the development stage since its inception on January 19, 2000. The Company's lack of financial resources and liquidity raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    /s/ LAZAR LEVINE & FELIX LLP
                                                        ------------------------
                                                        LAZAR LEVINE & FELIX LLP
New York, New York
March 15, 2002




                                   HUNAPU INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                                                                 December 31,        December 31,
                                                                                     2001                2000
                                                                                ---------------    ----------------

                                   - ASSETS -

CURRENT ASSETS:
Cash                                                                             $      2,572       $      1,057
                                                                                 -------------      --------------

TOTAL ASSETS                                                                     $      2,572       $      1,057
                                                                                 =============      ==============

               - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
Accrued expenses                                                                 $      5,635       $        150
Loan payable - shareholder (Note 3)                                                    13,500              7,500
                                                                                 -------------      --------------
TOTAL CURRENT LIABILITIES                                                              19,135              7,650
                                                                                 -------------      --------------

COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDERS' EQUITY (DEFICIT) (Note 4):
   Preferred stock, $.001 par value; 8,000,000 shares authorized, none issued               -                  -
   Common stock, $.001 par value; 40,000,000 shares authorized, 3,000,000
     shares issued and outstanding                                                      3,000              3,000
   Deficit accumulated during the development stage                                   (19,563)            (9,593)
                                                                                 -------------      -------------
                                                                                      (16,563)            (6,593)
                                                                                 -------------      -------------
                                                                                 $      2,572       $      1,057
                                                                                 =============      ==============


                             See accompanying notes




                                   HUNAPU INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                             Cumulative
                                                             During the
                                                          Development Stage        For the           From Inception
                                                          (January 19, 2000) to   Year Ended      (January 19, 2000) to
                                                           December 31, 2001)   December 31, 2000    December 31, 2001
                                                           ---------------    ----------------    ----------------
REVENUES                                                   $            -     $             -     $
                                                           ---------------    ----------------    ----------------

COSTS AND EXPENSES:
   Filing fees                                                      2,145                 355              1,790
   Professional fees                                               11,500               5,500              6,000
   Other expenses                                                   5,033               3,380              1,653
   Interest expense                                                   885                 735                150
                                                           ---------------    ----------------    ----------------
                                                                   19,563               9,970              9,593
                                                           ---------------    ----------------    ----------------

NET LOSS                                                   $      (19,563)    $        (9,970)    $       (9,593)
                                                           ===============    ================    ===============

                             See accompanying notes




                                   HUNAPU INC.
                          (A Development Stage Company)
                   STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                      Deficit
                                                                                    Accumulated
                                                           Common Shares            During the       Shareholders'
                                                   -----------------------------
                                                       Number         Amount      Development StageEquity (Deficit)
                                                   -------------  --------------  ---------------------------------
At inception, January 19, 2000                                -   $          -    $            -   $             -
Issuance of common units                              3,000,000          3,000                 -             3,000
Net loss for the period ended December 31, 2000               -              -            (9,593)           (9,593)
                                                   -------------  --------------  ---------------  ----------------
Balance at December 31, 2000                          3,000,000          3,000            (9,593)           (6,593)

Net loss for the year ended December 31, 2001                 -                           (9,970)           (9,970)
                                                   -------------  --------------  ---------------  ----------------
Balance at December 31, 2001                          3,000,000   $      3,000    $      (19,563)  $       (16,563)
                                                   =============  ==============  ===============  ================


                             See accompanying notes

                                   HUNAPU INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS


                                                             Cumulative
                                                             During the
                                                          Development Stage        For the            From Inception
                                                          (January 19, 2000) to   Year Ended       (January 19, 2000) to
                                                           December 31, 2001)   December 31, 2000     December 31, 2001
                                                           -------------------  ------------------   -------------------






INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                             $       (19,563)      $        (9,970)    $       (9,593)
   Adjustment to reconcile net loss to net cash utilized
     by operating activities
     Increase in accrued expenses                                 5,635                 5,485                150
                                                        ----------------      ----------------    ----------------
Net cash utilized by operating activities                       (13,928)               (4,485)            (9,443)
                                                        ----------------      ----------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from officers' loans                                 13,500                 6,000              7,500
   Sale of common units                                           3,000                     -              3,000
                                                        ----------------      ----------------    ----------------
Net cash provided by financing activities                        16,500                 6,000             10,500
                                                        ----------------      ----------------    --------------

NET INCREASE IN CASH AND CASH
   EQUIVALENTS                                                    2,572                 1,515              1,057
Cash and cash equivalents at beginning of period                      -                 1,057                  -
                                                        ----------------      ----------------    ----------------

CASH AND CASH EQUIVALENTS AT END
   OF PERIOD                                            $         2,572       $         2,572     $        1,057
                                                        ================      ================    ================


                             See accompanying notes

                                   HUNAPU INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 1 - DESCRIPTION OF COMPANY:

Hunapu Inc., ("the Company"), was organized in the state of Nevada on January 19, 2000. The Company was formed to serve as a vehicle to raise capital to acquire a business and is currently considered a "blank check" company inasmuch as the Company is not generating revenues and does not own an operating business. The Company has no employees and no material assets. Administrative services are currently being provided by an entity controlled by an officer of the Company at no charge. The Company's efforts to date have been limited to organizational activities.

The Company is considered as being in the development stage, since its inception, in accordance with Statement of Financial Accounting Standards No. 7, and its year-end is December 31.

As shown in the financial statements, the Company has incurred net losses, has negative working capital and has an accumulated deficit of $19,563 as of December 31, 2001. It is management's assertion that these circumstances may hinder the Company's ability to continue as a going concern. The Company has completed an initial public offering of its securities (see Note 4 for additional information) and is currently seeking potential business opportunities.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Company's accounting policies are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant.

(a)      Use of Estimates:

         In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

(b)      Statements of Cash Flows:

         For purposes of the statements of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.


NOTE 3 - LOAN PAYABLE - SHAREHOLDER:

On August 30, 2000, the Company borrowed $7,500 from a shareholder of the Company. As of December 31, 2000, the Company had accrued $150 in interest charges, which was unpaid. During the year ended December 31, 2001 the Company received additional loans from this shareholder in the amount of $6,000. These additional loans also bear interest at 6% per annum and as of December 31, 2001, interest accrued and unpaid aggregated $885. The due date of these loans, which was originally one year from date of receipt, have been extended to a date 19 months from November 9, 2001, unless the Company is successful in consummating a business acquisition at an earlier date.

NOTE 4 - SHAREHOLDERS' EQUITY:

During the period ended December 31, 2000, the Company issued an aggregate of 3,000,000 units at a price of $.001 per unit, with each unit consisting of one
(1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant, for cash proceeds of $3,000. The holder of 3 units is entitled to exercise one Class A Warrant to purchase one share of common stock at $5.00 per share.

The Company's registration statement on Form SB-2 (No. 333-45774), was declared effective by the Securities and Exchange Commission on November 9, 2001. The Company registered 800,000 shares of its common stock. On February 14, 2002, the company completed the sale of 600,000 units (each unit consisting of one (1) share of common stock and one-third (1/3) Class A Redeemable Common Stock Purchase Warrant) at a per unit price of $.03 for gross proceeds of $18,000.




                                  Hunapu, Inc.
                          (A Development Stage Company)

                                 Balance Sheets

                                                                                                       March 31,
                                                                                                         2002
                                                                                                      (Unaudited)
                                   - ASSETS -

CURRENT ASSETS:
   Cash........................................................................................    $         1,436
                                                                                                   ----------------
     Total current assets......................................................................              1,436
                                                                                                   ----------------

OTHER ASSETS:
   Cash held in escrow (Note 3)................................................................             18,000
                                                                                                   ----------------
     Total assets..............................................................................    $        19,436
                                                                                                   ================

               - LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES:
   Accrued expenses............................................................................    $        14,838
   Loan payable - stockholder (Note 2).........................................................             13,500
                                                                                                   ----------------
     Total current liabilities.................................................................             28,338
                                                                                                   ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT (Note 3):
   Preferred stock, $.001 par value; 8,000,000 shares authorized,
     none issued...............................................................................                  -
   Common stock, $.001 par value; 40,000,000 shares authorized,
     12,000,000 shares issued and outstanding at 2002..........................................             12,000
   Additional paid-in capital..................................................................                  -
   Deficit accumulated during the development stage............................................            (20,902)
                                                                                                   ----------------
       Total stockholders' deficit.............................................................             (8,902)
                                                                                                   ----------------
       Total liabilities and stockholders' deficit.............................................    $        19,436
                                                                                                   ================


    The accompanying notes are an integral part of these financial statements




                                  Hunapu, Inc.
                          (A Development Stage Company)

                            Statements of Operations
                                   (Unaudited)

                                                           Cumulative
                                                           During the
                                                        Development Stage
                                                        (January 19, 2000          For the Three Months Ended
                                                               to                           March 31,
                                                                             --------------------------------------
                                                         March 31, 2002)            2002                2001
                                                       ------------------    ------------------  ------------------

REVENUES.............................................  $               -     $               -   $               -
                                                       ------------------    ------------------  ------------------

COSTS AND EXPENSES:
   Filing fees.......................................              2,230                    85                 355
   Professional fees.................................             12,526                 1,026                   -
   Other expenses....................................              5,059                    26               1,688
   Interest expense..................................              1,087                   202                 127
                                                       ------------------    ------------------  ------------------
                                                                  20,902                 1,339               2,170
                                                       ------------------    ------------------  ------------------

NET LOSS.............................................  $         (20,902)    $          (1,339)  $          (2,170)
                                                       ==================    ==================  ==================

LOSS PER SHARE:
   Basic and diluted.................................  $             .00     $             .00   $             .00
                                                       ==================    ==================  ==================
   Weighted average number of common shares
     outstanding.....................................         12,000,000            12,000,000          12,000,000
                                                       ==================    ==================  ==================


    The accompanying notes are an integral part of these financial statements



                                  Hunapu, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows
                                   (Unaudited)

                                                           Cumulative
                                                           During the
                                                        Development Stage
                                                        (January 19, 2000          For the Three Months Ended
                                                               to                           March 31,
                                                                             --------------------------------------
                                                         March 31, 2002)            2002                2001
                                                       ------------------    ------------------  ------------------


INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss..........................................  $         (20,902)    $          (1,339)  $          (2,170)
   Adjustment to reconcile net loss to net cash
     utilized by operating activities -
     Increase in accrued expenses....................              5,838                   203                 128
                                                       ------------------    ------------------  ------------------
       Net cash utilized by operating activities.....            (15,064)               (1,136)             (2,042)
                                                       ------------------    ------------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from officers' loans.....................             13,500                     -               2,000
   Sale of common units..............................             21,000                18,000                   -
                                                       ------------------    ------------------  ------------------
       Net cash provided by financing activities.....             34,500                18,000               2,000
                                                       ------------------    ------------------  ------------------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS..................................             19,436                16,864                 (42)
Cash and cash equivalents at beginning of
   period............................................                  -                 2,572                 557
                                                       ------------------    ------------------  ------------------
CASH AND CASH EQUIVALENTS AT END
   OF PERIOD.........................................  $          19,436     $          19,436   $             515
                                                       ==================    ==================  ==================


    The accompanying notes are an integral part of these financial statements

                                  Hunapu, Inc.
                          (A Development Stage Company)

                      Notes to Interim Financial Statements
                                 March 31, 2002
                                   (Unaudited)

NOTE 1 - DESCRIPTION OF COMPANY:

Hunapu, Inc. (the "Company") was organized in the state of Nevada on January 19, 2000. The Company was formed to serve as a vehicle to raise capital to acquire a business and is currently considered a "blank check" company inasmuch as the Company is not generating revenues and does not own an operating business. The Company has no employees and no material assets. Administrative services are currently being provided by an entity controlled by an officer of the Company at no charge. The Company's efforts to date have been limited to organizational activities.

The Company is considered as being in the development stage, since its inception, in accordance with Statement of Financial Accounting Standards No. 7, and its year end is December 31.

NOTE 2 - LOAN PAYABLE - STOCKHOLDER:

On August 30, 2000, the Company borrowed $7,500 from a stockholder of the Company and received an additional $6,000 in loans from this stockholder during 2001. These loans bear interest at 6% per annum and are repayable nineteen months from November 9, 2001. Interest accrued and unpaid aggregated $1,088 as of March 31, 2002.

NOTE 3 - STOCKHOLDERS' EQUITY:

As of December 31, 2000, the Company issued an aggregate of 3,000,000 units at a price of $.001 per unit, with each unit consisting of one share of common stock and one-third (1/3) of one Class A Redeemable Common Stock Purchase Warrant, for cash proceeds of $3,000. Each full Class A Warrant entitles its holder to purchase one share of common stock at $5.00 per share.

The Company's registration statement on Form SB-2 (No. 333-45774) was declared effective by the Securities and Exchange Commission on November 9, 2001. The Company registered 800,000 shares of its common stock. On February 14, 2002, the company completed the sale of 600,000 units (each unit consisting of one share of common stock and one-third (1/3) of one Class A Redeemable Common Stock Purchase Warrant) at a per unit price of $.03 for gross proceeds of $18,000. As a blank check company with no operating business, in accordance with SEC rules, all of the units sold and the proceeds therefrom are being held in escrow. If the Company does not complete a business combination prior to May 8, 2003, such proceeds will be returned to the investors and the underlying securities canceled. Accordingly, these contingent issuable shares are not considered outstanding in the computation of earnings per share.

On April 15, 2002, the number of issued and outstanding shares was increased by the declaration of a 300% stock dividend (so that there would be four shares outstanding for each share previously outstanding). The additional 10,800,000 shares have been retroactively reflected in calculating earnings (loss) per share for all periods presented.

NOTE 4 - SUBSEQUENT EVENT - PLAN OF MERGER:

On May 10, 2002, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Classic Healthcare Solutions, Inc., a New York corporation ("CHSI"), and Critical Home Care, Incorporated, a Delaware corporation ("CHCI"). Pursuant to the terms of the Merger Agreement, (a) the Company will issue an aggregate of 3,959,200 shares of common stock, to the existing stockholders of CHCI, a newly formed entity. The stockholders of CHCI will exchange all of their shares of CHCI for Company common stock and CHCI will become a wholly-owned subsidiary of the Company; (b) the Company will issue an aggregate of 3,600,000 shares

                                  Hunapu, Inc.
                          (A Development Stage Company)

                      Notes to Interim Financial Statements
                                 March 31, 2002
                                   (Unaudited)
                                   (Continued)

of common stock to the shareholders of CHSI (representing approximately 23% of the 10,969,200 outstanding shares after such issuances); (c) the principal stockholder of the Company shall retire 11,090,000 of the 11,840,000 shares of Company common stock currently held by such person, and (d) CHCI will merge with and into CHSI (the "Merger"). CHSI will be the surviving corporation and a wholly owned subsidiary of the Company.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders
Classic Healthcare Solutions, Inc.
Rockville Centre, New York

We have audited the accompanying balance sheet of Classic Healthcare Solutions, Inc. as of December 31, 2001 and the related statements of operations and retained earnings (deficit), and cash flows for the year ended December 31, 2001 and for the period from October 23, 2000 (Date of Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Classic Healthcare Solutions, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period from October 23, 2000 (Date of Inception) to December 31, 2000, in conformity with auditing standards generally accepted in the United States of America.


                                                     /s/Grassi & Co., CPAs, P.C.
                                                        ------------------------
                                                        Grassi & Co., CPAs, P.C.
New York, New York
May 23, 2002
(Except for Note 9, which is
dated July 3, 2002)




                       Classic Healthcare Solutions, Inc.
                                  Balance Sheet
                                December 31, 2001

                                     ASSETS

CURRENT ASSETS:
     Cash........................................................................................    $      18,963
     Accounts receivable, net of allowance for doubtful accounts of $ 56,000.....................          353,328
     Inventory...................................................................................           54,786
     Prepaid expenses............................................................................           16,861
                                                                                                     --------------
         TOTAL CURRENT ASSETS....................................................................          443,938

PROPERTY AND EQUIPMENT -  at cost, net...........................................................           36,220
                                                                                                     --------------

                                                                                                     $     480,158
                                                                                                     ==============

                      LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
     Current portion of long-term debt...........................................................    $       6,691
     Accounts payable............................................................................          106,252
     Due to affiliate............................................................................           95,309
     Loans payable - shareholder and other.......................................................           97,229
     Accrued expenses and other current liabilities..............................................           17,025
                                                                                                     --------------
         TOTAL CURRENT LIABILITIES...............................................................          322,506
                                                                                                     --------------

LONG-TERM DEBT, net of current portion...........................................................           15,611
                                                                                                     --------------

COMMITMENT

SHAREHOLDER'S EQUITY:
     Common stock,  no par value - 200 shares authorized, issued and outstanding.................            2,000
     Retained earnings...........................................................................          140,041
                                                                                                     --------------
         TOTAL SHAREHOLDER'S EQUITY..............................................................          142,041
                                                                                                     --------------

                                                                                                     $     480,158
                                                                                                     ==============


    The accompanying notes are an integral part of this financial statement.




                       Classic Healthcare Solutions, Inc.
            Statements of Operations and Retained Earnings (Deficit)

                                                                                                 October 23, 2000
                                                                                                (Date of Inception)
                                                                              Year Ended                to
                                                                           December 31, 2001     December 31, 2000
                                                                         --------------------  -------------------

NET SALES..............................................................    $     1,013,289       $         4,293
COST OF GOODS SOLD.....................................................            309,436                18,954
                                                                           -----------------     -----------------
GROSS PROFIT (LOSS)....................................................            703,853               (14,661)
                                                                           -----------------     ----------------

OPERATING EXPENSES:....................................................
     Selling, general and administrative...............................            535,021                25,897
     Depreciation......................................................              9,202                   586
                                                                           -----------------     -----------------
         TOTAL OPERATING EXPENSES......................................            544,223                26,483
                                                                           -----------------     -----------------

INCOME (LOSS) FROM OPERATIONS..........................................            159,630               (41,144)
OTHER INCOME...........................................................             23,655                     0
                                                                           -----------------     -----------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES........................            183,285               (41,144)

PROVISION FOR INCOME TAXES.............................................              2,100                     0
                                                                           -----------------     -----------------
NET INCOME (LOSS)......................................................            181,185               (41,144)

DEFICIT, BEGINNING OF PERIOD...........................................            (41,144)                    0
                                                                           ----------------      -----------------
RETAINED EARNINGS (DEFICIT), END OF YEAR...............................    $       140,041       $       (41,144)
                                                                           =================     ================


    The accompanying notes are an integral part of this financial statement.




                       Classic Healthcare Solutions, Inc.
                            Statements of Cash Flows

                                                                                                 October 23, 2000
                                                                                                (Date of Inception)
                                                                              Year Ended                to
                                                                           December 31, 2001     December 31, 2000
                                                                         --------------------  -------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)...................................................    $       181,185       $       (41,144)
   Adjustments to reconcile net income (loss) to net cash used in operating activities:
     Provision for bad debts...........................................             56,000                     0
     Depreciation......................................................              9,202                   586
   Changes in operating assets and liabilities:
     Accounts receivable...............................................           (409,328)                    0
     Inventory.........................................................            (54,786)                    0
     Prepaid expenses..................................................              3,971               (20,832)
     Accounts payable..................................................             66,796                35,678
     Due to affiliate..................................................             83,161                12,148
     Accrued expenses and other current liabilities....................             20,803                     0
                                                                           -----------------     -----------------
NET CASH USED IN OPERATING ACTIVITIES..................................            (42,996)              (13,564)
                                                                           ----------------      ----------------

CASH FLOWS FROM INVESTING ACTIVITY:
   Purchase of property and equipment..................................            (28,430)              (17,578)
                                                                           ----------------      ----------------
NET CASH USED IN INVESTING ACTIVITY....................................            (28,430)              (17,578)
                                                                           ----------------      ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt........................................             22,302                     0
   Proceeds from issuance of common stock..............................                  0                 2,000
   Proceeds from loans payable - shareholder and other.................             64,154                33,075
                                                                           -----------------     -----------------
NET CASH PROVIDED BY FINANCING ACTIVITIES..............................             86,456                35,075
                                                                           -----------------     -----------------
NET INCREASE IN CASH...................................................             15,030                 3,933

CASH, BEGINNING OF PERIOD..............................................              3,933                     0
                                                                           -----------------     -----------------
CASH, END OF YEAR......................................................    $        18,963       $         3,933
                                                                           =================     =================


                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR:
   Interest............................................................    $           614       $             0
                                                                           =================     =================
   Taxes...............................................................    $             0       $             0
                                                                           =================     =================


    The accompanying notes are an integral part of this financial statement.

                       Classic Healthcare Solutions, Inc.
                          Notes to Financial Statements


1.       THE COMPANY

         Classic Healthcare Solutions, Inc. (the "Company"), located in Rockville Centre, New York, was incorporated in New York on October 23, 2000 and provides durable medical equipment including surgical supplies. In addition, the Company has a retail store in Rockville Centre, New York where it sells surgical supplies and durable medical equipment. The principal markets for the Company's products are individuals and long-term care organizations throughout the Long Island and New York metropolitan area.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.       Inventory

                  Inventory consists of finished goods and is stated at the lower of cost (first-in, first-out method) or market.

         b.       Property and Equipment

                  Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the assets' estimated useful lives of five years. Maintenance, repairs and minor renewals are charged to operations as incurred, whereas the cost of significant betterments is capitalized. Upon the sale or retirement of property and equipment, the related costs and accumulated depreciation are eliminated from the accounts and gains or losses are reflected in operations.

         c.       Revenue Recognition

                  Revenue is recognized when the product is shipped to the customer and collection of the resulting receivable is reasonably assured.

         d.       Income Taxes

                  The Company, with the consent of its shareholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and the corresponding provisions of the New York State Franchise Tax Law. Under the aforementioned provisions, corporate income or loss and any tax credits earned are included in the shareholders' individual federal and state income tax returns. The Company is subject to applicable New York State Subchapter S corporation income taxes.

         e.       Advertising

                  The Company expenses the cost of advertising the first time the advertising takes place. Advertising expense charged to operations for the year ended December 31, 2001, amounted to $6,865. No advertising expense was charged to operations for the period from October 23, 2000 (Date of Inception) to December 31, 2000.

         f.       Use of Estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                       Classic Healthcare Solutions, Inc.
                          Notes to Financial Statements
                                   (Continued)

         g.       Impairment of Long-Lived Assets

                  In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value is required. At December 31, 2001, the Company does not believe that any impairment has occurred.

3.       CONCENTRATION OF CREDIT RISK

         a.       Cash

                  The Company maintains cash balances at a commercial bank. Accounts at this financial institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

         b.       Accounts Receivable

                  The concentration of credit risk in the Company's accounts receivable with respect to the long- term care industry is mitigated by the Company's credit evaluation process, credit limits, monitoring procedures and reasonably short collection terms. Credit losses have been within management's expectations and the Company does not require collateral to support accounts receivable. In addition, no customers made up a major portion of sales for the year ended December 31, 2001 and for the period from October 23, 2000 (Date of Inception) to December 31, 2000.

4.       PROPERTY AND EQUIPMENT

         At December 31, 2001, property and equipment consists of the following:

                                                                          2001
                                                                  --------------
         Furniture and fixtures...............................    $       9,228
         Computer equipment...................................           13,451
         Automobile...........................................           23,329
                                                                  --------------
                                                                         46,008
         Less:  Accumulated depreciation......................            9,788
                                                                  --------------
                                                                  $      36,220
                                                                  ==============

5.       LOANS PAYABLE - SHAREHOLDER AND OTHER

         The loans payable to shareholder and other are non-interest bearing, have no specific due date for repayment and are uncollateralized.

6.       RELATED PARTY TRANSACTIONS

         The amount due to affiliate totaling $95,309 represents certain operating expenses for the year ended December 31, 2001 and for the period from October 23, 2000 (Date of Inception) to December 31, 2000. The affiliate is owned by a trust, which has been established for the benefit of the children of a shareholder/employee of the Company. In addition, the affiliate has a lease arrangement with the Company for office and retail space (see Note 8).

                       Classic Healthcare Solutions, Inc.
                          Notes to Financial Statements
                                   (Continued)

7.       LONG-TERM DEBT

         At December 31, 2001, long-term debt consists of:

                                                                                                          2001
                                                                                                     --------------
         Note payable in monthly installments of $558 per month, including interest at 6.90% and
           maturing in April 2005; secured by an automobile with a carrying value of $18,663.....    $      22,302
         Less: Current portion...................................................................            6,691
                                                                                                     --------------
                                                                                                     $      15,611
                                                                                                     ==============
         At December 31, 2001, maturities of long-term debt for each of the next four years are as follows:

         Year Ending
         December 31,
         2002....................................................................................    $       6,691
         2003....................................................................................            6,691
         2004....................................................................................            6,691
         2005....................................................................................            2,229
                                                                                                     --------------
                                                                                                     $      22,302
                                                                                                     ==============
8.       COMMITMENT

         The Company leases office and retail space from an affiliate (see Note
         6) under operating leases expiring on December 31, 2005. The lease contains a provision for additional rentals based on the Company's share of real estate taxes and certain operating costs.

         The future minimum lease payments, excluding escalation charges, are as follows:

         Year Ending
         December 31,
         2002....................................................................................    $      61,845
         2003....................................................................................           61,845
         2004....................................................................................           61,845
         2005....................................................................................           61,845
                                                                                                     --------------
                                                                                                     $     247,380
                                                                                                     ==============

         Total rent expense charged to operations for the year ended December 31, 2001, was $85,811. Rent expense charged to operations for the period from October 23, 2000 (Date of Inception) to December 31, 2000 was $12,020.

                       Classic Healthcare Solutions, Inc.
                          Notes to Financial Statements
                                   (Continued)

9.       SUBSEQUENT EVENT

         In May 2002, Hunapu Inc. ("Hunapu") entered into an agreement and plan of merger with Critical Home Care, Incorporated ("Critical") and Classic Healthcare Solutions, Inc. ("Classic"). The agreement was amended and restated in July 2002. After Classic is acquired by Critical, an inactive privately held company, Critical will issue 127,079 shares of common stock for the entire amount of Critical's due to affiliate at December 31, 2001. Further, in May 2002, Classic entered into an arrangement to raise a minimum of $1,000,000 and up to a maximum of $4,000,000 of convertible notes payable, which will be convertible into Hunapu's common stock at $1.00 per share. As a condition to the restated agreement, Classic must have raised at least $1,000,000 from the sale of convertible notes payable prior to the reverse acquisition. Then Hunapu will issue a minimum of 8,686,279 shares of common stock to acquire all of the common stock of Critical and to convert the then outstanding convertible notes payable of Classic, which Classic issued subsequent to March 31, 2002. In addition, the chief executive officer of Hunapu will return 11,090,000 shares of common stock for cancellation and $18,000 from the sale of 2,400,000 shares of common stock by Hunapu will be released from escrow upon the completion of the reverse acquisition.

         The exchange will be accounted for, as a reverse acquisition, under the purchase method of accounting, since the former shareholders of Critical will own a majority of the outstanding common stock of Hunapu after the acquisition. Accordingly, the combination of Critical and Hunapu will be recorded as a recapitalization of Critical pursuant to which Critical will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of the Critical. Pro-forma information will not be presented since the transaction was deemed a capital stock transaction rather than a business combination. Upon closing of this reverse acquisition, Classic will continue to operate as a wholly owned subsidiary of Critical.




                       Classic Healthcare Solutions, Inc.
                                  Balance Sheet
                                 March 31, 2002
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS:
     Cash........................................................................................    $      23,029
     Accounts receivable, net of allowance for doubtful accounts of $58,400......................          368,428
     Inventory...................................................................................           58,948
     Prepaid expenses............................................................................           13,146
                                                                                                     --------------
         TOTAL CURRENT ASSETS....................................................................          463,551

PROPERTY AND EQUIPMENT -  at cost, net...........................................................           33,920
                                                                                                     --------------

                                                                                                     $     497,471
                                                                                                     ==============
                      LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
     Current portion of long-term debt...........................................................    $       6,691
     Accounts payable ...........................................................................           89,947
     Due to affiliate............................................................................           95,309
     Loans payable - shareholder and other.......................................................           97,229
     Accrued expenses and other current liabilities..............................................            9,111
                                                                                                     --------------
         TOTAL CURRENT LIABILITIES...............................................................          298,287
                                                                                                     --------------

LONG-TERM DEBT, net of current portion...........................................................           13,938
                                                                                                     --------------

COMMITMENT

SHAREHOLDER'S EQUITY:
     Common stock,  no par value - 200 shares authorized, issued and outstanding ................            2,000
     Retained earnings...........................................................................          183,246
                                                                                                     --------------
         TOTAL SHAREHOLDER'S EQUITY..............................................................          185,246
                                                                                                     --------------

                                                                                                     $     497,471
                                                                                                     ==============


  The accompanying notes are an integral part of this financial statement.




                       Classic Healthcare Solutions, Inc.
            Statements of Operations and Retained Earnings (Deficit)
                                   (Unaudited)

                                                                                   Three Months Ended March 31,
                                                                                -----------------------------------
                                                                                     2002                2001
                                                                                ---------------    ----------------

NET SALES..................................................................     $      313,276     $       101,329
COST OF GOODS SOLD.........................................................            103,382              30,944
                                                                                ---------------    ----------------
GROSS PROFIT...............................................................            209,894              70,385
                                                                                ---------------    ----------------

OPERATING EXPENSES:
     Selling, general and administrative...................................            163,889              77,527
     Depreciation..........................................................              2,300                 879
                                                                                ---------------    ----------------
         TOTAL OPERATING EXPENSES..........................................            166,189              78,406
                                                                                ---------------    ----------------

INCOME (LOSS) FROM OPERATIONS..............................................             43,705              (8,021)
OTHER INCOME...............................................................                  0              22,003
                                                                                ---------------    ----------------
INCOME BEFORE PROVISION FOR INCOME TAXES...................................             43,705              13,982

PROVISION FOR INCOME TAXES.................................................                500                   0
                                                                                ---------------    ----------------
NET INCOME ................................................................             43,205              13,982

RETAINED EARNINGS (DEFICIT),  BEGINNING OF PERIOD..........................            140,041             (41,144)
                                                                                ---------------    ----------------
RETAINED EARNINGS (DEFICIT),  END OF PERIOD................................     $      183,246     $       (27,162)
                                                                                ===============    ================


    The accompanying notes are an integral part of this financial statement.




                       Classic Healthcare Solutions, Inc.
                            Statements of Cash Flows
                                   (Unaudited)


                                                                                   Three Months Ended March 31,
                                                                                -----------------------------------
                                                                                     2002                2001
                                                                                ---------------    ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income..............................................................     $       43,205     $        13,982
   Adjustments to reconcile net income to net cash provided by (used in)
     operating activities:
     Provision for bad debts...............................................              2,400               7,500
     Depreciation .........................................................              2,300                 879
   Changes in operating assets and liabilities:
     Accounts receivable...................................................            (17,500)            (53,564)
     Inventory.............................................................             (4,162)            (32,826)
     Prepaid expenses .....................................................              3,715              12,395
     Accounts payable......................................................            (16,305)              8,626
     Due to affiliate......................................................                  0              25,727
     Accrued expenses and other current liabilities........................             (7,914)              3,600
                                                                                ---------------    ----------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES........................              5,739             (13,681)
                                                                                ---------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt.............................................             (1,673)                  0
   Proceeds from loans payable - shareholder and other.....................                  0              30,657
                                                                                ---------------    ----------------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES........................             (1,673)             30,657
                                                                                ---------------    ----------------

NET INCREASE IN CASH.......................................................              4,066              16,976
CASH, BEGINNING OF PERIOD..................................................             18,963               3,933
                                                                                ---------------    ----------------
CASH, END OF PERIOD........................................................     $       23,029     $        20,909
                                                                                ===============    ================


                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

CASH PAID DURING THE PERIOD:
   Interest................................................................     $          215     $             0
                                                                                ===============    ================
   Taxes ..................................................................     $            0     $             0
                                                                                ===============    ================


    The accompanying notes are an integral part of this financial statement.

                       Classic Healthcare Solutions, Inc.
                          Notes to Financial Statements
                        Three Months Ended March 31, 2002
                                   (Unaudited)


1.       BASIS OF PRESENTATION

         The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, without being audited, pursuant to the rules and regulations of the Securities and Exchange Commission Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operation results for the three months ended March 31, 2002 are not necessarily indicative of the result that may be expected for the year ending December 31, 2002. The unaudited condensed financial statements should be read in conjunction with the financial statements and footnotes included on pages F-13 to F-20 for the year ended December 31, 2001, and the period from October 23, 2000 (Date of Inception) to December 31, 2000.

2.       INVENTORY

         For the three months ended March 31, 2002, the Company's ending inventory was determined using the gross profit method.

                           Hunapu Inc. and Subsidiary
                  Introduction to Unaudited Pro Forma Condensed
                        Consolidated Financial Statements


In May 2002, Hunapu Inc. ("Hunapu") entered into an agreement and plan of merger with Critical Home Care, Incorporated ("Critical") and Classic Healthcare Solutions, Inc. ("Classic"). The agreement was amended and restated in July 2002. After Classic is acquired by Critical, an inactive privately held company, Critical will issue 127,079 shares of common stock for the entire amount of Classic's due to affiliate. Further, in May 2002, Classic entered into an arrangement to raise a minimum of $1,000,000 and up to a maximum of $4,000,000 of convertible notes payable, which will be convertible into Hunapu's common stock at $1.00 per share. As a condition of the restated agreement, Classic must have raised at least $1,000,000 from the sale of convertible notes payable prior to the reverse acquisition. Then Hunapu will issue a minimum of 8,686,279 shares of common stock to acquire all of the common stock of Critical and to convert the then outstanding convertible notes payable of Classic, which Classic issued subsequent to March 31, 2002. In addition, the chief executive officer of Hunapu will return 11,090,000 shares of common stock for cancellation and $18,000 from the sale of 2,400,000 shares of common stock by Hunapu will be released from escrow upon the completion of the reverse acquisition.

The following unaudited pro forma condensed consolidated balance sheet represents the pro forma financial position of Hunapu Inc. and Critical at March 31, 2002, as if the reverse acquisition had been consummated simultaneously with the completion of the issuance of the minimum 8,686,279 shares of common stock by Hunapu.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2002 and the year ended December 31, 2001 reflect the combined results of Hunapu and Critical as if the proposed combination of the two companies had occurred at the beginning of 2001.

For accounting purposes, the transaction described above is considered, in substance, a capital transaction rather than a business combination. The exchange has been accounted for, as a reverse acquisition, under the purchase method of accounting, since the former shareholders of Critical will own a majority of the outstanding common stock of Hunapu after the acquisition. Accordingly, the combination of Critical with Hunapu will be recorded as a recapitalization of Critical, pursuant to which Critical will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of Critical. Upon the completion of the reverse acquisition, Classic will continue to operate as a wholly owned subsidiary of Critical.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies' respective historical financial statements and notes included thereto.

                           Hunapu Inc. and Subsidiary
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 2002

                                                  Hunapu      Critical Home
                                                   Inc.          Care Inc.     Note     Adjustments     Pro Forma
                                               -------------  -------------  -------  -------------  --------------
                                     ASSETS
CURRENT ASSETS:
   Cash.....................................                                    (i)   $     18,000
                                                                                (a)      1,000,000
                                               $      1,436   $     23,029      (b)        (65,000)  $     977,465
   Cash held in escrow......................         18,000              0      (i)        (18,000)              0
   Accounts receivable, net of allowance for
     doubtful accounts of $0 and $58,400....              0        368,428                       0         368,428
   Inventory................................              0         58,948                       0          58,948
   Prepaid expenses.........................              0         13,146                       0          13,146
                                               -------------  -------------           -------------  --------------
     TOTAL CURRENT ASSETS...................         19,436        463,551                 935,000       1,417,987
PROPERTY AND EQUIPMENT - at
   cost, net................................              0         33,920                       0          33,920
INVESTMENT IN SUBSIDIARY....................              0              0      (b)          8,686
                                                                                (c)         (8,686)              0
                                               -------------  -------------           -------------  --------------
                                               $     19,436   $    497,471            $    935,000   $   1,451,907
                                               =============  =============           =============  ==============

                      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
   Current portion of long-term debt......     $          0   $      6,691            $          0   $       6,691
   Accounts payable ......................                0         89,947                       0          89,947
   Due to affiliate.......................                0         95,309      (a)        (95,309)              0
   Loans payable - shareholder and other..           13,500         97,229                       0         110,729
   Accrued expenses and other current
     liabilities..........................                                      (i)         (9,000)
                                                     14,838          9,111      (b)         28,800          43,749
                                               -------------  -------------           -------------  --------------
     TOTAL CURRENT LIABILITIES............           28,338        298,287                 (75,509)        251,116
                                               -------------  -------------           -------------  --------------
LONG-TERM DEBT, net of current
   portion................................                0         13,938                       0          13,938
                                                                                (a)      1,000,000
CONVERTIBLE NOTES PAYABLE...................              0              0      (b)     (1,000,000)              0
                                               -------------  -------------           -------------  --------------
     TOTAL LONG-TERM DEBT...................              0         13,938                       0          13,938
                                               -------------  -------------           -------------  --------------
COMMITMENT..................................
SHAREHOLDERS' (DEFICIT) EQUITY :
   Preferred stock, $.001 par value;
     8,000,000 shares authorized, none
     issued.................................              0              0                       0               0
   Common stock, $.001 par value  -
     40,000,000 shares authorized,
     12,000,000, 200, and 12,096,279
     shares issued and outstanding..........         12,000          2,000      (a)            127
                                                                                (d)         (2,127)
                                                                                (f)        (11,090)
                                                                                (b)          8,686
                                                                                (g)            100
                                                                                (i)          2,400          12,096
   Additional paid-in-capital.............                0              0      (a)         95,182
                                                                                (b)      1,000,000
                                                                                (d)          2,127
                                                                                (f)         11,090
                                                                                (e)         (8,686)
                                                                                (c)        (20,902)
                                                                                (g)          2,900
                                                                                (i)          6,600       1,088,311
   (Accumulated deficit) Retained earnings          (20,902)       183,246      (c)         20,902
                                                                                (b)        (65,000)
                                                                                (g)         (3,000)
                                                                                (b)        (28,800)         86,446
                                               -------------  -------------           -------------  --------------
TOTAL SHAREHOLDERS' (DEFICIT) EQUITY                 (8,902)      185,246                1,010,509       1,186,853
                                               -------------  -------------           -------------  --------------
                                               $     19,436   $    497,471            $    935,000   $   1,451,907
                                               =============  =============           =============  ==============

                  See notes to pro forma financial statements.




                           Hunapu Inc. and Subsidiary
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        Three Months Ended March 31, 2002


                                                 Hunapu       Critical Home
                                                  Inc.            Care Inc.         Adjustments        Pro Forma
                                            ----------------  ---------------     ---------------  ----------------

Net sales...............................    $             0   $      313,276      $            0   $       313,276
Cost of goods sold......................                  0          103,382                   0           103,382
                                            ----------------  ---------------     ---------------  ----------------
Gross profit ...........................                  0          209,894                   0           209,894

Operating expenses:
   Selling, general and administrative..              1,339          163,889  (g)          3,000           168,228
   Depreciation.........................                  0            2,300                   0             2,300
                                            ----------------  ---------------     ---------------  ----------------
     Total operating expenses...........              1,339          166,189               3,000           170,528
                                            ----------------  ---------------     ---------------  ----------------
Income (loss) from operations...........             (1,339)          43,705               3,000            39,366

Other income............................                  0                0                   0                 0
                                            ----------------  ---------------     ---------------  ----------------
Income (loss) before provision for
   income taxes.........................             (1,339)          43,705               3,000            39,366

Provision for income taxes..............                  0              500  (h)          5,400             5,900
                                            ----------------  ---------------     ---------------  ----------------
Net (loss) income.......................    $        (1,339)  $       43,205      $        8,400   $        33,466
                                            ================  ===============     ===============  ================

Net loss per share - basic and diluted..    $             0                                        $          0.00
                                            ================                                       ================

Weighted average shares outstanding.....         12,000,000                           (1,202,610)       10,797,390
                                            ================                      ===============  ================


                  See notes to pro forma financial statements.




                           Hunapu Inc. and Subsidiary
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 2001


                                                   Hunapu       Critical Home
                                                    Inc.            Care Inc.       Adjustments        Pro Forma
                                            ---------------  ----------------  ---------------  ----------------

Net sales...............................    $             0   $    1,013,289      $            0   $     1,013,289
Cost of goods sold......................                  0          309,436                   0           309,436
                                            ----------------  ---------------     ---------------  ----------------
Gross profit............................                  0          703,853                   0           703,853
                                            ----------------  ---------------     ---------------  ----------------

Operating expenses:
   Selling, general and administrative..              9,970          535,021  (b)         65,000           609,991
   Depreciation.........................                  0            9,202                   0             9,202
                                            ----------------  ---------------     ---------------  ----------------
     Total operating expenses...........              9,970          544,223              65,000           619,193
                                            ----------------  ---------------     ---------------  ----------------
(Loss) income from operations...........             (9,970)         159,630              65,000            84,660

Other income............................                  0           23,655                   0            23,655
                                            ----------------  ---------------     ---------------  ----------------
(Loss) income before provision for
   income taxes.........................             (9,970)         183,285              65,000           108,315

Provision for income taxes..............                  0            2,100  (h)         23,400            25,500
                                            ----------------  ---------------     ---------------  ----------------
Net (loss) income.......................    $        (9,970)  $      181,185      $       88,400   $        82,815
                                            ================  ===============     ===============  ================

Net loss per share - basic and diluted..    $          0.00                                        $          0.01
                                            ================                                       ================

Weighted average shares outstanding.....         12,000,000                           (1,203,721)       10,796,279
                                            ================                      ===============  ================


                  See notes to pro forma financial statements.

                           Hunapu Inc. and Subsidiary
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed balance sheet at March 31, 2002 and the unaudited pro forma condensed consolidated statements for the three months ended March 31, 2002 and for the year ended December 31, 2001, to reflect the proposed combination of Hunapu Inc. and Critical Home Care, Incorporated.

(a) To record the issuance of Classic's convertible notes payable for $1,000,000 and the issuance of 127,079 shares of Critical's common stock for the entire amount due to affiliate.

(b) To record the issuance of 8,686,279 shares of common stock, including 1,000,000 shares of common stock for convertible notes payable, in the reverse acquisition and the estimated direct costs of $65,000.

(c) To record the recapitalization of Hunapu's accumulated deficit to additional paid-in capital.

(d) To record the recapitalization of Critical's common stock to additional paid-in capital.

(e)      To eliminate the investment in the legal subsidiary.

(f) To record the contribution and cancellation of 11,090,000 shares of common stock owned by the chief executive officer of Hunapu in connection with the reverse acquisition.

(g)      To record issuance of 100,000 shares of common stock on March
         31, 2002 for legal services valued at $.03 per share. The per share value was based on the sale of common stock for cash by Hunapu in February 2002.

(h) To record provision for income taxes, as if the company was subject to Federal and State corporate income taxes.

(i) To record the release of cash held in escrow including the related 2,400,000 shares of Hunapu's common stock, net of direct issuance costs of $6,000, as a result of completing the reverse acquisition.

Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

                                                                       Three Months Ended          Year Ended
                                                                         March 31, 2002         December 31, 2001
                                                                     ---------------------   ----------------------

     Hunapu Inc. weighted average shares outstanding..............          13,226,667              12,000,000
     Hunapu Inc. weighted average shares outstanding as adjusted
       for the release of common stock and cash from escrow.......           1,200,000               1,200,000
     Hunapu Inc. weighted average shares outstanding as adjusted
       for the reverse acquisition................................           8,686,279               8,686,279
     Hunapu Inc. weighted average shares outstanding as adjusted
       for cancellation...........................................         (11,090,000)            (11,090,000)
     Hunapu Inc. weighted average shares outstanding as adjusted
       for legal services.........................................               1,111                       0
                                                                        ---------------         ---------------
                                                                            10,797,390              10,796,279
                                                                        ===============         ===============


                                   APPENDIX A

              RESTATED MERGER AGREEMENT AND PLAN OF REORGANIZATION


                  This Restated Merger Agreement and Plan of Reorganization, dated as of July 12, 2002 (this "Agreement"), is by and among Hunapu Inc., a Nevada corporation ("Parent"), Critical Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Critical Home Care, Incorporated, a Delaware corporation (the "Company"), those certain stockholders of Parent as listed on the signature page hereto (each, a "Parent Stockholder") and those certain stockholders of the Company as listed on the signature page hereto (each, a "Company Stockholder").

                                   WITNESSETH:

                           WHEREAS, Parent, Merger Sub, the Company and Classic Healthcare Solutions, Inc., a New York corporation ("Classic"), did enter into an Agreement and Plan of Merger, dated as of May 10, 2002 (the "Prior Agreement"), that contemplated Parent's acquisition of the Company and, immediately thereafter, the merger of the Company with and into Classic, all upon the terms and conditions as set forth in the Prior Agreement; and

                           WHEREAS, Parent, the Company, Classic, the Parent Stockholders and Company Stockholders do not desire to pursue an acquisition and a merger as contemplated by the Prior Agreement; and

                           WHEREAS, the Company did acquire all of the outstanding equity securities of Classic effective July 12, 2002; and

                           WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company believe it is in the best interests of each company and their respective shareholders and stockholders that Parent acquire the Company, and thereby acquire Classic as a subsidiary of the Company, through the merger (the "Merger") of the Company with and into Merger Sub and, in furtherance thereof, have approved the Merger and the transactions contemplated by this Agreement, all upon the terms and subject to the conditions set forth in this Agreement; and

                           WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of
         Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


                  NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties as set forth herein, and other good and valuable consideration, the receipt and adequacy is hereby acknowledge, the parties agree as follows:


                   ARTICLE 1 - TERMINATION OF PRIOR AGREEMENT

                  This Agreement supersedes the Prior Agreement and the Prior Agreement hereby is terminated in its entirety and hereby made null and void with no party to the Prior Agreement having any rights, obligations or liabilities under the Prior Agreement.

                             ARTICLE 2 - THE MERGER

Section 2.1.      The Merger.

                  Upon the terms and subject to the satisfaction or, if permissible, waiver of the conditions of this Agreement and compliance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), at the Effective Time (as such term is defined in paragraph 2.2(b)), the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub, in its capacity as the surviving Delaware corporation, is hereinafter referred to as the "Surviving Corporation."

Section 2.2.      Closing Date; Effective Time.

                           (a)    Closing Date. Unless this Agreement is
         earlier terminated pursuant to Section 7.1, the closing (the "Closing") of the transactions contemplated by this Agreement, including the Merger, will take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125, or at such other place as Parent and the Company may agree, as promptly as practicable, but no later than five business days following satisfaction or waiver of the conditions set forth in Article 6. The Closing shall be deemed to have occurred and shall be effective as of the Effective Time. The date upon which the Closing actually occurs is referred to as the "Closing Date."

                           (b) Effective Time. As promptly as practicable following the approval of the Merger by the stockholder of Merger Sub and the stockholders of the Company, the parties hereto shall cause a certificate of merger and other documents in conformity with Delaware Law (collectively, the "Delaware Certificate") to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"). The Merger shall be effective at the time (the "Effective Time") of acceptance of the Delaware Certificate by the Delaware Secretary of State.

Section 2.3.      Effect of the Merger.

                  At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company, including the Company's ownership interest of Classic, and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.4.      Certificate of Incorporation; Bylaws.

                  (a) Certificate of Incorporation. The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Delaware Law and such certificate of incorporation of the Surviving Corporation; provided, however, that, effective as of the Effective Time, Merger Sub will change its name to "Critical Home Care, Inc."

                  (b) Bylaws. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter amended as provided by Delaware Law and such bylaws.

Section 2.5.      Directors and Officers.

                  (a)      The Surviving Corporation.
                           -------------------------

                           (i) Directors. The directors of the Surviving Corporation immediately following the Effective Time shall be David S. Bensol and Bradley D. Smith, each to hold office, subject to the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation, until the next annual meeting of stockholders of the Surviving Corporation or his [her] death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

                           (ii) Officers. The officers of the Surviving Corporation immediately following the Effective Time shall be:

         Name                                        Offices
         ----                                        -------
         David S. Bensol                             President
         Bradley D. Smith                            Vice President

         ; each to hold office at the pleasure of the board of directors of the Surviving Corporation.

                  (b)      Parent.
                           ------

                           (i) Directors. Prior to the Effective Time, the Board of Directors of Parent (the "Parent Board") shall take all corporate action necessary to (A) cause the Parent Board to be set, as of the Effective Time, at two members, until thereafter changed in accordance with applicable provisions of the Delaware Law and the certificate of incorporation and bylaws of Parent, (B) cause the appointment, effective as of the Effective Time, of David S. Bensol and Bradley D. Smith as directors of Parent, each to hold office, subject to the applicable provisions of the certificate of incorporation and bylaws of Parent, until the next annual meeting of stockholders of Parent or such member's death, resignation or removal in accordance with the certificate of incorporation and bylaws of Parent, and (C) accept the resignation of John C. Francis as a director of Parent.

                           (ii) Officers. Prior to the Effective Time, Parent Board shall take all corporate action necessary to cause each of the following persons to be appointed, effective immediately following the Effective Time, to the offices of Parent set forth opposite their respective names, each to serve at the pleasure of Parent Board:

         Name                             Offices
         David S. Bensol                  President and Chief Executive Officer
         Bradley D. Smith                 Vice President
         Ronald Sarner                    Chief Financial Officer
         Bradley D. Smith                 Secretary
         Ronald Sarner                    Treasurer

Section 2.6.      Conversion of Shares.

                  (a) Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of any Parent, the Company, Merger Sub or any holder of any security of Parent or the Company:

                           (i) each share of the common stock, par value $.001 per share (the "Company Common Stock"), of the Company then owned by Parent, Merger Sub or any other subsidiary of Parent and each share of Company Common Stock then held in the treasury of the Company shall be canceled, and no payment shall be made nor other consideration paid with respect to such cancellation;

                           (ii) each then remaining outstanding share of Company Common Stock shall be converted into the right to receive (the "Merger Consideration") one full share of the common stock, par value $.001 per share (the "Parent Common Stock"), of Parent upon the surrender of the certificate representing such share of Company Common Stock in accordance with Section 2.8; and

                           (iii) all then outstanding shares of the common stock, par value $.01 per share, of Merger Sub shall remain outstanding and be converted into 100 shares of the common stock, par value $.01 per share (the "Surviving Corporation Common Stock"), of the Surviving Corporation.

                  (b) Fractional Shares. Fractional shares of Parent Common Stock may not be issued in connection with the payment of the Merger Consideration, but, in lieu thereof, the holder of a fractional share of Parent Common Stock issued as Merger Consideration shall be entitled to receive one full share of Parent Common Stock in lieu of such fractional share upon surrender of all stock certificates that previous evidenced such holder's shares of Company Common Stock. The parties acknowledge that the issuance of each such full share of Parent Common Stock in lieu of issuing a fractional share of Parent Common Stock was not a separately bargained for consideration, but merely represents a mechanical rounding up for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

                  (c) Company Options. At the Effective Time, Parent shall assume the Company's rights and conversion obligations with respect to then outstanding convertible promissory notes (each, a "Company Note") of the Company, in which and by which assumption Parent shall issue to each holder of a Company Note, that number of shares of Parent Common Stock that such holder is entitled to receive upon conversion of such Company Note in accordance with the terms and conditions of such Company Note.

Section 2.7.      Dissenting Shares.

                  (a) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock ("Dissenting Shares") held by a holder who has demanded and perfected appraisal or dissenters' rights for such Dissenting Shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights, shall not be converted into the right to receive the Merger Consideration, but shall only be entitled to such dissenters' rights as are granted by Delaware Law.

                  (b)        Effect of Withdrawal or Loss of Dissenters' Rights.
Notwithstanding the provisions of paragraph 2.7(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the (i) Effective Time and (ii) occurrence of such withdrawal or loss, such holder's shares shall automatically be, pursuant to the Merger, converted into the right to receive Parent Common Stock in accordance with Section 2.6.

                  (c)        Company's and Surviving Corporation's Obligations.
The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company in connection therewith and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company and Surviving Corporation shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

Section 2.8.      Surrender of Certificates.

                  (a) Exchange Procedures. Promptly after the Effective Time, certificates representing the Company Common Stock (each, a "Company Stock Certificate") shall be surrendered to Parent. Upon surrender of a Company Stock Certificate to Parent, or to such other agent or agents as may be appointed by Parent, the holder of such Company Stock Certificate shall be entitled to a certificate representing the number of shares of Parent Common Stock that the shares of Company Common Stock evidenced by such surrendered Company Stock Certificate have been converted into the right to receive giving effect to the Merger Consideration and the Company Stock Certificate so surrendered shall be delivered to Merger Sub for cancellation. Until so surrendered, each outstanding Company Stock Certificate that, prior to the Effective Time, evidenced ownership of shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to represent solely the right to receive Parent Common Stock and the holder of such Company Common Stock shall not be entitled to vote or receive any dividend or other distribution payable to holders of shares of Parent Common Stock; provided, however, that, upon the surrender of such Company Stock Certificate in exchange for certificate(s) representing shares of Parent Common Stock, there shall be paid to the record holder of the certificate(s) representing Parent Common Stock issued upon such exchange, the amount of dividends or other distributions which theretofore became payable and were not paid with respect to the number of shares of Parent Common Stock represented by the certificate(s) issued upon such surrender. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon.

                  (b) No Liability. Notwithstanding anything to the contrary in this Section 2.8, none of the Surviving Corporation, Parent, the Company, Merger Sub or any other party hereto shall be liable to a holder of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (c) Legend on Certificates. Each certificate evidencing shares of Parent Common Stock issued as Merger Consideration shall be legended substantially as follows:

                  "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

Section 2.9.      No Further Ownership Rights in Company Common Stock.

                  All shares of Parent Common Stock issued in exchange for shares of Company Common Stock as Merger Consideration in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

Section 2.10.     Lost, Stolen or Destroyed Certificates.

                  In the event any Company Stock Certificate shall have been lost, stolen or destroyed, the Company shall issue in exchange for such lost, stolen or destroyed Company Stock Certificate, upon receiving notice from the holder thereof before the Effective Time and upon the making of an affidavit in such form as is acceptable to the Company and Parent of that fact by such holder, a new Company Stock Certificate evidencing such shares of Company Common Stock subject to such notice and affidavit; provided, however, that the Company, as a condition precedent to the issuance thereof, shall require the owner of such lost, stolen or destroyed Company Stock Certificate to deliver a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 2.11.     Tax and Accounting Consequences.

                  It is intended by the parties to this Agreement that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) the Code.

Section 2.12.     Taking of Necessary Action; Further Action.

                  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the

Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Section 3.1.      Representations and Warranties of the Company.

                  Except as set forth on the disclosure schedule (the "Company Disclosure Schedule") to be delivered by the Company to Parent no later than five business days prior to the Closing Date, and making reference to the particular Article, Section and/or paragraph of this Agreement to which exception is being taken, the Company represents and warrants to Parent that each of the statements contained in this Section 3.1 are correct and complete as the date hereof, as follows:

                  (a) Organization, Standing and Corporate Power. The Company (which, for purposes of this Section 3.1, shall include Classic and each other subsidiary of the Company) (i) is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to enable it to own, lease and operate its assets and properties to carry on its business as now being conducted, except, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 6.2) on the Company;
(ii) the Company is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not have a material adverse effect on the Company; and (ii) the Company has delivered to Parent prior to the execution of this Agreement true and complete copies of the Company's Certificate of Incorporation and Bylaws, as amended to date.

                  (b) Subsidiaries. The Company does not beneficially own any subsidiaries nor does it own any capital stock or other proprietary interest, directly, indirectly in any corporation, trust, partnership, joint venture or other entity.

                  (c)      Capital Structure.
                           -----------------

                           (i) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, and no shares of serial preferred stock. As of the close of business on the date hereof, there were (A) 7,686,279 shares of Company Common Stock issued and outstanding and (B) no shares of Company Common Stock were held by the Company in its treasury.

                           (ii) All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. There are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company other than those shares of Company Common Stock set forth in clause (i) of this paragraph 3.1(c), (B) any securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (D) there are no outstanding obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                           (iii) There are no outstanding (A) securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, and any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company subsidiary or (C) obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                           (iv) Neither the Company nor any Company subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, anti-dilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than Classic, the Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities, which are not individually or in the aggregate material to the Company and its subsidiaries as a whole.

                  (d)      Authority; Noncontravention.
                           ---------------------------

                           (i) The Company has all requisite corporate power and authority to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to approval by the stockholders of the Company in accordance with Delaware Law. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under, (A) the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of its subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not (1) have a material adverse effect on the Company or (2) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

                           (ii)       No consent, approval, order or
         authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "governmental entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (A) the filing of the Delaware Certificate with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with governmental entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (B) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (1) have a material adverse effect on the Company or

         (2) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

                           (iii) To the knowledge of the Company neither the Company nor any of its subsidiaries, are in material violation of, or in material default under, (A) any term or provision of its certificate of incorporation or bylaws or (B) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business.

                           (iv) The Company owns, possesses or has obtained all material governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

                  (e) Undisclosed Liabilities. To the Company's knowledge, except (i) as reflected in the Company Financial Statements (as defined in Section 3.1(h)) or in the notes thereto, (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, or (iii) liabilities incurred in the ordinary cause of the Company's business since March 31, 2002, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on the Company. The Company does not, and will not at the Closing, directly or indirectly, own any capital stock of or other equity interests in any corporation, partnership or other person, other than Classic, and the Company is not a member of or participant in a partnership, joint venture or similar person.

                  (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in any reports, notices, schedules or filings to be filed with the Securities and Exchange Commission (the "SEC") by Parent in connection with the transactions contemplated hereby will, to the Company's knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (g)      Taxes.
                           -----

                           (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on the Company. The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) all taxes (as defined herein) shown as due on such returns.

                           (ii) As used in this Agreement, "taxes" shall include all (A) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto,
         (B) liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (C) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

                  (h) Financial Statements. The Company has heretofore delivered to Parent financial statements relating to the period ended December 31, 2001 and the period ending March 31, 2002 (collectively, the "Company
Financial Statements").   The Company Financial Statements have been prepared in
conformity with
accounting principles generally accepted in the United States ("GAAP"). With respect to the Financial Company Statements:

                           (i) Each of the Company Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied throughout the periods presented, no material modifications should be made to the Company's financial position, results of operations, cash flows and stockholders' equity of the Company as at the dates and for the periods indicated; and

                           (ii) Except (A) as disclosed in the Company Financial Statements or (B) incurred in the ordinary course of business since March 31, 2002, as of the date hereof, the Company does not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due, asserted or unasserted).

                  (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since March 31, 2002, the Company and its subsidiaries have conducted their business only in the ordinary course and, to the Company's knowledge, there has not been any material adverse change in the Company.

                  (j) Intellectual Property. The Company and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Company Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Company Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on the Company. Neither the Company nor any such subsidiary has received any notice of infringement of or conflict with, and, to the Company's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Company Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on the Company.

                  (k) No Conflicts. Subject to obtaining the Company Consents (as such term is defined in paragraph 3.1(l)), the Company's execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any encumbrances upon any of the properties or assets of the Company under any provision of (i) the certificate of incorporation, bylaws or other organizational document of the Company; (ii) any material contract or permit to which the Company is a party or by which the Company or its properties or assets are bound; (iii) any order of any court, governmental authority or arbitrator applicable to the Company or its properties or assets as of the date hereof; or (iv) any applicable laws, except in the case of clauses (ii), (iii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and encumbrances that in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby and would not have a material adverse effect on the business or financial condition of the Company.

                  (l) Consents. Section 3.1(l) of the Company Disclosure Schedule lists each material permit and contract (true and complete copies of which will be made available to Parent) as to which notice to, or the consent of, a governmental authority or third party is required in connection with the consummation of the transactions contemplated hereby. Except for (i) the aforementioned notices and consents, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business (the items in clauses (i) and (ii) being collectively referred to herein as "Company Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any governmental authority or any third party are required to be obtained or made by or with respect to the Company on or prior to the Closing Date in connection with (A) the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the taking by the Company of any other action contemplated hereby, (B) the continuing validity and effectiveness immediately following the Effective Time of any material contract or permit of the Company, or (C) the conduct by the Company of its business or operations immediately following the Closing as conducted on the date hereof.

                  (m) Compliance; No Defaults. Except to the extent that non-compliance would not individually, or in the aggregate, have a material adverse effect with respect to the Company, the Company is in compliance in all material respects with all statutes, laws, ordinances, rules, orders or regulations of any governmental authority applicable to its business or operations ("applicable laws"), and has not received any notice or been charged with any violation of or, to its knowledge, is under investigation with respect to compliance with, any applicable laws, and there are no facts or circumstances which could form the basis for any such violation. The Company has all permits which are material to the operation of the businesses of the Company as conducted on the date hereof. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation or bylaws or other comparable organizational document, or (ii) any contract or material permit to which it is a party, to which its business is subject or by which its properties or assets are bound, except in the case of clause (ii), for defaults or violations which in the aggregate would not have a material adverse effect with respect to the Company.

                  (n) Litigation. There are no legal proceedings against or affecting the Company or its properties or assets pending or, to the knowledge of the Company, threatened against the Company, and, to the Company's knowledge, there are no facts or circumstances which could form the basis for any such legal proceeding. None of the legal proceedings disclosed in the Company Disclosure Schedule could reasonably be expected to have a material adverse effect with respect to the Company. The Company is not a party or subject to or in default under any order of any governmental authority applicable to it or to its properties or assets.

                  (o)      Employee Benefits.
                           -----------------

                           (i) Section 3.1(0) of the Company Disclosure Schedule sets forth a complete and correct list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements, including but not limited to all employment and consulting agreements and all disability, severance, retention, vacation, company awards, salary continuation, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock and stock-related award, stock purchase, stock option or other equity-based compensation, hospitalization, medical insurance, life insurance, workers' compensation and educational assistance agreements, plans, policies and arrangements to which the Company has any obligation to or liability for (contingent or otherwise) in respect of current or former employees or directors (each, a "benefit plan"). None of the Company's benefit plans is subject to Title IV of ERISA. The Company will deliver to Parent a true, correct and complete copy of each of its benefit plans.

                           (ii) All contributions and premiums required to be made by law or by the terms of any Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto). No Benefit Plan has any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or
         Section 412 of the Code, nor has any waiver of the minimum funding standards of such sections been required or granted by the IRS with respect to any Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA.

                           (iii) There are no legal proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Benefit Plan (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such legal proceeding.

                           (iv) Each Benefit Plan complies in all material respects, and the Company has administered and operated each Benefit Plan in material compliance with, its terms and all provisions of applicable law. All amendments and actions required to bring each of the benefit plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on the Company Disclosure Schedule.

                           (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event, (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former director, officer or employee of the Company (other than receipt of the Merger Consideration), (ii) increase any benefits otherwise payable under any Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits.

                  (p) Real Property. The Company does not own any real property. The Company Disclosure Schedule lists and describes briefly all real property leased or subleased by or to the Company. The Company has delivered to Parent true and correct copies of the leases and subleases listed in the Company Disclosure Schedule. With respect to each lease and sublease listed in the Company Disclosure Schedule:

                           (i) such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) no consent is required with respect to such lease or sublease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of any lease or sublease or otherwise affect the ongoing validity of any lease or sublease;

                           (iii) neither the Company nor, to the knowledge of the Company, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by, or permit termination, modification, or acceleration thereunder, or could form the basis for any of the foregoing;

                           (iv) the Company has not, and has not received notice that any other party has repudiated any provision of such lease or sublease;

                           (v) there are no disputes, oral agreements, or forbearance programs in effect as to such lease or sublease;

                           (vi) with respect to each such sublease, the representations and warranties set forth in clauses (i) through (v) of this paragraph 3.1(p) are true and correct with respect to the underlying lease;

                           (vii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (viii) all facilities leased or subleased thereunder have received all permits required by the Company in connection with the operation thereof and have been operated and maintained by the Company in accordance with applicable laws, rules, and regulations; and

                           (ix)       all premises leased or subleased
         thereunder are supplied with utilities and other services necessary for the operation of the business of the Company on such premises.

                  (q) Insurance. The Company Disclosure Schedule identifies each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) currently in effect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy:

                           (i) the policy is legal, valid, binding, enforceable and in full force and effect;

                           (ii) neither the Company nor, to the knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute or form the basis for such a breach or default by, or permit termination, modification, or acceleration, under the policy; and

                           (iii) no party to the policy has repudiated any provision thereof.

Copies of such policies have been provided to Parent. The Company Disclosure Schedule describes any self- insurance arrangements affecting the Company.

                  (r) Related Party Transactions. No director or officer of the Company, nor any stockholder or other affiliate of the Company or of any such director or officer:

                           (i)      has borrowed any money from or has
         outstanding, directly or indirectly, any indebtedness or other similar obligations to the Company;

                           (ii) owns any direct or indirect interest in, or controls or is a director, officer or part ner of, or consultant or lender to, or borrower from, or has the right to participate in the profits of, any per son which is a competitor, supplier, customer, landlord, tenant, lessor, lessee, creditor or debtor of the Company; or

                           (iii)    is a party to any contract with the Company.

All contracts listed on Section 3.1(r) of the Company Disclosure Schedule are terminable at the Company's option without premium or penalty and are on terms no less favorable to the Company than would be available in a similar contract with an unaffiliated third party.

                  (s) Brokers and Finders. Neither the Company, any of its officers, directors or employees, nor any stockholder of the Company has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  (t) Disclosure. The representations and warranties contained in this Section 3.1, together with the Company Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3.1 not misleading.

                  (u) Classic Ownership. The Company owns all of the issued and outstanding capital stock of Classic.

Section 3.2.      Representations and Warranties of Parent.

                  Except as set forth on the disclosure schedule (the "Parent Disclosure Schedule") to be delivered by Parent to the Company no later than five business days prior to the Closing Date, and making reference to the particular Article, Section and/or paragraph of this Agreement to which exception is being taken, Parent represents and warrants to the Company that each of the statements contained in this Section 3.2 are correct and complete as the date hereof, as follows:

                  (a)      Organization, Standing and Corporate Power.
                           ------------------------------------------

                           (i) Parent is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Parent.

                           (ii) Parent has delivered to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws, as amended to date.

                  (b) Subsidiaries. Hunapu has no subsidiaries other than Merger Sub.


                  (c)      Capital Structure.

                           (i) The authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock, and 8,000,000 shares of serial preferred stock, par value $.001 per share ("Parent Preferred Stock"). At the close of business on the date hereof, there were (A) 14,500,000 shares of Parent Common Stock issued and outstanding, (B) no shares of Parent Common Stock were held by Parent in its treasury; and (C) no shares of Parent Preferred Stock were issued and outstanding.

                           (ii) All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. There are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent, except for Class A Redeemable Common Stock Purchase Warrants issued in connection with Parent's initial public offering under cover of a prospectus dated November 9, 2001, and (D) there are no outstanding obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, other than as contemplated by this Agreement.

                           (iii) There are no outstanding (A) securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Parent subsidiary, (B) warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Parent subsidiary or (C) obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Parent subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                           (iv) Neither Parent nor any Parent subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, anti- dilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the Parent subsidiaries, Parent does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities, which are not individually or in the aggregate material to Parent and its subsidiaries as a whole.

                  (d)      Authority; Noncontravention. Parent has all requisite
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company and Merger Sub, constitutes the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or Bylaws of Parent or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any governmental entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated by this Agreement, except for (1) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Delaware Certificate with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and such filings with governmental entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (3) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement. Neither Parent, nor any of its subsidiaries, are in material violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or Bylaws; or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. Parent owns, possesses or has obtained all material governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no existing actions, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

              (e)  SEC Documents; Undisclosed Liabilities; Financial Statements.
                    ------------------------------------------------------------

                           (i) Parent has filed all required registration statements, prospectuses, reports (including, but not limited to, its Annual Report on Form 10-KSB for December 31, 2001), schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since November 9, 2001, (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments.

                           (ii) The unaudited financial statements of Parent for the three months ended March 31, 2002 (the "Parent Financial Statements"), have previously been made available to the Company. The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present, in all material respects, the financial position of Parent at, and the results of its operations for, each of the periods then ended and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and, subject to normal year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

                           (iii) Except as incurred in the ordinary course of business, to the knowledge of Parent, Parent has no Liabilities (as hereinafter defined) or obligations of any nature.

                  (f) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in any registration statements, prospectuses, reports, schedules or other documents to be filed with the SEC or any other governmental entity, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All SEC Filings will comply as to form and substance in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in any subsequent SEC Filing.

                  (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby since March 31, 2002, Parent and its subsidiaries have conducted their business only in the ordinary course since such date and prior to the date hereof, and there has not been (i) any material adverse change in Parent, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, (iii) any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock, (iv) any granting by Parent or any of its subsidiaries to any current or former director, executive officer or other key employee of Parent or its subsidiaries of any increase in compensation, bonus or other benefit, (v) any granting by Parent or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, (vi) any entry by Parent or any of its subsidiaries into, or any amendment of, any employment, deferred compensation consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (vii) except insofar as may have been disclosed in Parent SEC Documents filed and publicly available prior to the date of this Agreement or required by a change in GAAP, any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, (viii) except insofar as may have been disclosed in the Parent SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Parent or any of its tax attributes or any settlement or compromise of any material income tax liability or (ix) any action taken by Parent or any of the Parent subsidiaries during the period from March 31, 2002 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of this Section 3.2.

                  (h)      Compliance with Applicable Laws; Litigation.
                           -------------------------------------------

                           (i) To the knowledge of Parent, Parent, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all governmental entities which are required for the operation of the businesses of Parent and its subsidiaries (the "Parent Permits") except where the failure to have any such Parent Permits individually or in the aggregate would not have a material adverse effect on Parent. Parent and its subsidiaries are in compliance with the terms of the Parent Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Parent. As of the date of this Agreement, no action, demand, requirement or investigation by any governmental entity and no suit, action or proceeding by any person, in each case with respect to Parent or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Parent, threatened.

                           (ii) Neither Parent nor any Parent subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have a material adverse effect on Parent.

                  (i) Absence of Benefit Plans. Parent has no severance, or employment agreements or policies, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Parent or any of its wholly owned subsidiaries.

                  (j) ERISA Compliance. Parent and its affiliates have never had any employee, medical or pension benefit plans.

                  (k) Taxes. Each of Parent and its subsidiaries has filed all tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Parent. Parent and each of its subsidiaries has paid (or Parent has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (l) Intellectual Property. To the knowledge of Parent, Parent and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, patents and copyrights (including any registrations or applications for registration of any of the foregoing) (collectively, the "Parent Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Parent Intellectual Property the failure of which to own or validly license individually or in the aggregate would not have a material adverse effect on Parent. Neither Parent nor any such subsidiary has received any notice of infringement of or conflict with, and, to Parent's knowledge, there are no infringements of or conflicts (i) with the rights of others with respect to the use of, or (ii) by others with respect to, any Parent Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on Parent.

                  (m) Certain Contracts. Neither Parent nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-B of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Parent and its subsidiaries (including the Company and its subsidiaries, assuming the Merger had taken place), taken as a whole, is or would be conducted, or (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Parent Material Contracts"). Each Parent Material Contract is valid and binding on Parent (or, to the extent a Parent subsidiary is a party, such subsidiary) and is in full force and effect, and Parent and each Parent subsidiary have in all material respects performed all obligations required to be performed by them to date under each Parent Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Parent. Parent does not know of, or has not received notice of, any violation or default under (nor, to the knowledge of Parent, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Parent Material Contract.

                  (n) No Conflict. Subject to obtaining the Parent Consents (as such term is defined in paragraph 3.2(o)), the execution and delivery of this Agreement by Parent and the Company do not, and the execution and delivery of the Closing Agreements at the Closing will not, and the consummation by Parent, Merger Sub and the Company of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any encumbrances upon any of the properties or assets of Parent under, any provision of (i) the certificate of incorporation and bylaws of Parent, (ii) any contract or permit to which Parent is a party or by which any of its properties or assets may be bound or subject,
(iii) any order of any court, governmental authority or arbitrator applicable to Parent or its properties or assets, or (iv) any law, statute, rule, regulation or judicial or administrative decision applicable to Parent, except in the case of clauses (ii), (iii) and (iv) of this paragraph 3.2(n), such conflicts, violations and defaults, termination, cancellation and acceleration rights and entitlements and encumbrances that in the aggregate would not hinder or impair the consummation of the transactions contemplated hereby or have a material adverse effect with respect to Parent.

                  (o) Consents. Except for (i) the filing of such reports required under the Exchange Act and (ii) the filing of the Delaware Certificate with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business (the items in clauses (i) through (ii) being collectively referred to herein as "Parent Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any governmental authority or any third party are required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby or thereby or the taking by Parent of any other action contemplated hereby or thereby, which, if not obtained or made, would have a material adverse effect with respect to Parent The execution, delivery and performance of this Agreement will not violate, conflict with, result in a breach of, or constitute an event of default (with or without due notice or lapse of time or both) under, any of the terms, conditions or provisions of any contract material to the business of Parent to which Parent is a party or by which Parent or any of their respective properties or assets may be bound or otherwise subject.

                  (p) Compliance; No Defaults. Parent is not in violation of, or is, to the knowledge of Parent, under investigation with respect to any violation of, or has been given notice or been charged with violation of, or failed to comply with any applicable laws, except for violations and failures to comply that would not have a material adverse effect with respect to Parent Parent has all permits which are material to the operation of the businesses of Parent.

                  (q) Absence of Changes or Events. Except as disclosed in the Parent SEC Documents, since the date of the most recent audited financial statements included in the Parent SEC Documents, there have not occurred any changes, occurrences or other events or conditions of any character that, in the aggregate, have or would reasonably be expected to have, a material adverse effect with respect to Parent or on the ability of Parent to perform its material obligations under this Agreement.

                  (r) Disclosure. The representations and warranties contained in this Section 3.2 together with the Parent Disclosure Schedule do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3.2 not misleading.

Section 3.3.      Representations and Warranties of Merger Sub.

                  Except as set forth on the disclosure schedule (the "Merger Sub Disclosure Schedule") to be delivered by Parent to the Company no later than five business days prior to the Closing Date, and making reference to the particular Article, Section and/or paragraph of this Agreement to which exception is being taken, Merger Sub represents and warrants to Parent that each of the statements contained in this Section 3.3 are correct and complete as the date hereof, as follows:

                  (a) Organization, Standing and Power. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub has the corporate power to own its properties and to carry on its respective business as now being conducted. Merger Sub has made available to the Company true and correct copies of its respective Certificates of Incorporation and Bylaws, each as amended to date.

                  (b) Authority. Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Merger Sub. Merger Sub's Board of Directors has unanimously approved the Merger and this Agreement and Parent, as the sole stockholder of Merger Sub, has approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  (c) Authorized Stock. The authorized stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share (the "Merger Sub Common Stock"). As of the date of this Agreement, 100 shares of Merger Sub Common Stock have been issued and are outstanding, all of such 100 shares being owned by Parent. Such shares of Merger Sub Common Stock have been duly authorized, validly issued and are fully paid and non-assessable. As of the date hereof, no shares of Merger Sub Common Stock are issuable upon exercise of warrants or options. Other than as set forth in this Section 3.3, there are no options, convertible securities, warrants, calls, rights, commitments or agreements of any character to which the Merger Sub is a party or by which it is bound, obligating the Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Merger Sub or obligating the Merger Sub to grant, extend or enter into any such option, convertible security, warrant, call, right, commitment or agreement.

                  (d) Subsidiaries. Merger Sub does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

                  (e) Liabilities and Obligations. Merger Sub has no material liabilities.


                  (f) Litigation. There is no action, suit or proceeding of any nature pending or, to the best of Merger Sub's knowledge, threatened against Merger Sub, its properties or any of its officers or directors, in their respective capacities as such.

                  (g)      No Conflict; Required Filings and Consents.

                           (i) No Conflict. The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby will not, (A) conflict with or violate the Certificate of Incorporation or Bylaws of Merger Sub, (B) conflict with or violate any laws applicable to Merger Sub or by which its properties are bound or affected or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (B) and (C) of this subparagraph 3.3(g)(i) for any such conflicts, violations, breaches, defaults or other occurrences that do not have a material adverse effect.

                           (ii) Required Filings and Consents. The execution and delivery of this Agreement, and the consummation of the Merger contemplated thereby, by Merger Sub do not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with notification to, any domestic or foreign governmental or regulatory authority except (A) for the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the legal requirements of any foreign jurisdiction requiring notification in connection with the Merger and the transactions contemplated hereby and the filing and recordation of appropriate merger or other documents as required by the laws of the states of Delaware, and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, either (1) would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Merger Sub from performing its obligations under this Agreement or (2) do not have a material adverse effect.

                  (h)        Governmental Authorization; Compliance with Laws.
Merger Sub has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of any applicable governmental entity or other regulatory agency, (i) pursuant to which Merger Sub currently operate or hold any interest in any of its properties or
(ii) that is required for the operation of Merger Sub's business or the holding of any such interest ((i) and (ii) herein collectively referred to as the "Merger Sub Authorizations"), and all of Merger Sub Authorizations are in full force and effect, except where the failure to obtain or have any Merger Sub Authorizations could not reasonably be expected to have a material adverse effect on Merger Sub. Merger Sub is in material compliance with all applicable laws, statutes, orders, rules and regulations of any applicable governmental entity or other regulatory agency relating to Merger Sub except where the failure to do so would not have a material adverse effect and Merger Sub has not received notice of any violations of any of the above.


           ARTICLE 4 - CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

Section 4.1. Conduct of Business by the Company, Parent and Merger Sub Pending the Effective Time.

                  Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless the parties shall otherwise agree in writing, the Company, Parent and Merger Sub shall each:

                  (a) conduct its respective business in the ordinary and usual course of business and consistent with past practice;

                  (b) not (i) amend or propose to amend its certificate of incorporation or bylaws, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses,
(iv) engage in any transaction for the purpose of effecting a recapitalization of any party or subsidiary or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

                  (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, except that (i) nothing herein will prevent Parent from issuing Parent Common Stock upon exercise or conversion of outstanding options, warrants and convertible securities and (ii) nothing herein will prevent the Company from issuing convertible promissory notes (the "Company Notes") in an aggregate amount not exceeding $5,000,000 in principal amount pursuant to the Company private placement memorandum, dated June 11, 2002 (the "Company PPM");

                  (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, except for the Company Notes or in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (iii) take or fail to take any action which action or failure to take action would cause the Company or the Company's shareholders (except to the extent that any shareholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets (except in the ordinary course of business) or businesses, (v) sell any assets (except in the ordinary course of business) or businesses or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (e) use all reasonable efforts to preserve intact its respective business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with the Company or Parent and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

                  (f) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers;

                  (g) not increase the rate of remuneration payable to any of its respective directors or officers, except in the customary and usual course of business and consistent with past practices, or agree to do so;

                  (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except in the ordinary and usual course of business, consistent with past practices or as required to comply with changes in applicable law and except as contemplated on
Schedule 4.1(h) hereto;

                  (i) file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by Parent pursuant to the Exchange Act; and

                  (j) maintain with financially responsible insurance companies insurance on its respective tangible assets and its respective business in such amounts and against such risks and losses as are consistent with past practice.

Section 4.2.      Certain Actions.

                  Except with respect to this Agreement and the transactions contemplated hereby, the Company, Parent and Merger Sub shall not, directly or indirectly, solicit any "Acquisition Proposal," which term, for purposes of this Agreement, shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of, such party or any of its subsidiaries, or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party or any of its respective subsidiaries. The Company, Parent and Merger Sub shall not, directly or indirectly, furnish to any third party any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any agreement with respect to, any Acquisition Proposal, but may communicate information about such an Acquisition Proposal to its stockholders if and to the extent that it is required to do so in order to comply with its legal obligations. The Company, Parent and Merger Sub, as applicable, shall promptly advise the other parties hereto following the receipt of any Acquisition Proposal and the details thereof, and advise such other parties hereto of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. The Company, Parent and Merger Sub shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its investment bankers, financial advisors, attorneys, accountants, consultants or other representatives not to engage in any of the foregoing.

                        ARTICLE 5 - ADDITIONAL AGREEMENTS

Section 5.1.      Registration Rights.

                  (a) Defined Terms. As used in this Section 5.1, terms defined elsewhere herein shall have their assigned meanings and each of the following terms shall have the following meanings (such definitions to be applicable to both the plural and singular of the terms defined):

                           (i)      Registerable Securities.
                                    -----------------------

                                    (A)       The term "Registerable Securities"
                  shall mean (1) any of the shares of Parent Common Stock issuable as Merger Consideration pursuant to this Agreement to David S. Bensol and/or Bradley D. Smith, (2) the 260,000 shares of Parent Common Stock owned by Snow Becker Krauss P.C. as of the date of this Agreement and (3) the remaining 750,000 shares of Parent Common Stock owned of record by Putun LLC immediately following the Effective Time. Registerable Securities shall include any shares of Parent Common Stock or other securities received in connection with any stock split, stock dividend, merger, reorganization, recapitalization, reclassification or other distribution payable or issuable upon shares of Parent Common Stock constituting Registerable Securities.

                                    (B)       For the purposes of this Section
                  5.1, securities will cease to be Registerable Securities when
                  (1) a registration statement under the Securities Act covering such Registerable Securities has been declared effective and
                  (I) such Registerable Securities have been disposed of pursuant to such effective registration statement or (II) such registration statement has remained effective for 270 consecutive days, (2) such Registerable Securities are distributed to the public pursuant to the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, including, without limitation, Rules 144 and 144A promulgated under the Securities Act or (3) such Registerable Securities have been otherwise transferred and Parent, in accordance with applicable law and regulations, has delivered new certificates or other evidences of ownership for such securities which are not subject to any stop transfer order or other restriction on transfer.

                           (ii) Rightsholders. The term "Rightsholders" shall include the Parent Stockholders and Company Stockholders, all successors and assigns of the Parent Stockholders and Company Stockholders and all transferees of Registerable Securities where such transfer affirmatively includes the transfer and assignment of the rights of the transferor-Rightsholder under this Agreement with respect to the transferred Registerable Securities and such transferee agrees in writing to assume all of the transferor- Rightsholder's agreements, obligations and liabilities under this Article 5 with respect to the transferred Registerable Securities.

                           (iii)      The words "hereof," "herein" and
         "hereunder" and words of similar import when used in this Section 5.1 shall refer to this Section 5.1 as a whole and not to any particular provision of this Section 5.1, and subsection, paragraph, clause, schedule and exhibit references are to this Section 5.1 unless otherwise specified.

                  (b)      [This paragraph has been intentionally deleted.]

                  (c)      Piggy-Back Registration.
                           -----------------------

                           (i) If, at any time on or after the Effective Time and on or prior to five years from the Effective Time, Parent proposes to file a registration statement under the Securities Act with respect to an offering by Parent or any other party of any class of equity security similar to any Registerable Securities (other than a registration statement on Form S-4 or S-8 or any successor form or a registration statement filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of Parent), then Parent, on each such occasion, shall give written notice (each, a "Parent Piggy-Back Notice") of such proposed filing to all of the Rightsholders owning Registerable Securities at least fifteen days before the anticipated filing date of such registration statement, and such Parent Piggy-Back Notice also shall be required to offer to such Rightsholders the opportunity to register such aggregate number of Registerable Securities as each such Rightsholder may request. Each such Rightsholder shall have the right, exercisable for the five days immediately following the giving of Parent Piggy-Back Notice, to request, by written notice (each, a "Holder Notice") to Parent, the inclusion of all or any portion of the Registerable Securities of such Rightsholders in such registration statement. Parent shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the Registerable Securities which were the subject of all Holder Notices in such underwritten offering on the same terms and conditions as any similar securities of Parent included therein. Notwithstanding anything to the contrary contained in this Section 5.1(c)(i), if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to the Rightsholders of Registerable Securities which were the subject of all Holder Notices that the total amount and kind of securities which they, Parent and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of such Rightsholders and persons other than Parent shall be eliminated or reduced pro rata (based on the amount of securities owned by such Rightsholders and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in its written opinion.

                           (ii) Number of Piggy-Back Registrations; Expenses. The obligations of Parent under this Section 5.1(c) shall be unlimited with respect to each Rightsholder. Subject to the provisions of Section 5.1(e) hereof, Parent will pay all Registration Expenses in connection with any registration of Registerable Securities effected pursuant to this Section 5.1(c), but Parent shall not be responsible for the payment of any underwriter's discount, commission or selling concession in connection therewith.

                           (iii) Withdrawal or Suspension of Registration Statement. Notwithstanding anything contained to the contrary in this
         Section 5.1(c), Parent shall have the absolute right, whether before or after the giving of a Parent Piggy-Back Notice or Holder Notice, to determine not to file a registration statement to which the Rightsholders shall have the right to include their Registerable Securities therein pursuant to this Section 5.1(c), to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement. In the event of such a determination after the giving of a Parent Piggy-Back Notice, Parent shall give notice of such determination to all Rightsholders and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, Parent shall be relieved of its obligation under this Section 5.1(c) to register any of the Registerable Securities in connection with such registration and (B) in the case of a determination to delay the registration, Parent shall be permitted to delay or suspend the registration of Registerable Securities pursuant to this Section 5.1(c) for the same period as the delay in the registration of such other securities.

                  (d)      Registration Procedures.
                           -----------------------

                           (i) Obligations of Parent. Parent will, in connection with any registration pursuant to Section 5.1(c), as expeditiously as possible:

                                    (A)       prepare and file with the
                  Commission a registration statement under the Securities Act on any appropriate form chosen by Parent, in its sole discretion, which shall be available for the sale of all Registerable Securities in accordance with the intended method(s) of distribution thereof set forth in all applicable Demand Requests, Tag-Along Requests and Holder Notices, and use its commercially reasonable best efforts to cause such registration statement to become effective as soon thereafter as reasonably practicable but in no event more than 100 days after receipt of such notices or requests; provided, that, at least five business days before filing with the Commission of such registration statement, Parent shall furnish to each Rightsholder
                                     A - 22
                  whose Registerable Securities are included therein draft copies of such registration statement, including all exhibits thereto and documents incorporated by reference therein, and, upon the reasonable request of any such Rightsholder, shall continue to provide drafts of such registration statement until filed, and, after such filing, Parent shall, as diligently as practicable, provide to each such Rightsholders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), all exhibits thereto and documents incorporated by reference therein and such other documents as such Rightsholder may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such Rightsholder and included in such registration statement; provided, further, Parent shall modify or amend the registration statement as it relates to such Rightsholder as reasonably requested by such Rightsholder on a timely basis, and shall reasonably consider other changes to the registration statement (but not including any exhibit or document incorporated therein by reference) reasonably requested by such Rightsholder on a timely basis, in light of the requirements of the Securities Act and any other applicable laws and regulations; and provided, further, that the obligation of Parent to effect such registration and/or cause such registration statement to become effective, may be postponed for (1) such period of time when the financial statements of Parent required to be included in such registration statement are not available (due solely to the fact that such financial statements have not been prepared in the regular course of business of Parent) or (2) any other bona fide corporate purpose, but then only for a period not to exceed 90 days;

                                    (B)       prepare and file with the
                  Commission such amendments and post- effective amendments to a registration statement as may be necessary to keep such registration statement effective for up to nine months; and cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed to the extent required pursuant to Rule 424 promulgated under the Securities Act, during such nine-month period; and otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registerable Securities covered by such registration statement during the applicable period in accordance with the intended method(s) of disposition of such Registerable Securities set forth in such registration statement, prospectus or supplement to such prospectus;

                                    (C)       notify the Rightsholders whose
                  Registerable Securities are included in such registration statement and the managing underwriter(s), if any, of an underwritten offering of any of the Registerable Securities included in such registration statement, and confirm such advice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of Parent contemplated by clause (1) of Section 5.1(d)(i)(J) hereof cease to be true and correct, (5) of the receipt by Parent of any notification with respect to the suspension of the qualification of any of the Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement or prospectus so that such registration statement, prospectus or document incorporated by reference will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                    (D)       make reasonable efforts to obtain
                  the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment and to prevent the entry of such an order;

                                    (E)       use reasonable efforts to register
                  or qualify the Registerable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as any Rightsholder whose Registerable Securities are included in such registration statement reasonably requests in writing and do any and all other acts and things which may be necessary or advisable to enable such Rightsholder to consummate the disposition in such jurisdictions of such Registerable Securities; provided, that Parent will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(d)(i)(E), (2) subject itself to taxation in any such jurisdiction or (3) take any action which would subject it to general service of process in any such jurisdiction;

                                    (F)       make available for inspection by
                  each Rightsholder whose Registerable Securities are included in such registration, any underwriter(s) participating in any disposition pursuant to such registration statement, and any representative, agent or employee of or attorney or accountant retained by any such Rightsholder or underwriter(s) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Parent (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility (or establish a due diligence defense), and cause the officers, directors and employees of Parent to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, that records which Parent determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless
                  (1) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (2) the disclosure of such Records is required by any applicable law or regulation or any governmental regulatory body with jurisdiction over such Rightsholder or underwriter; provided, further, that such Rightsholder or underwriter(s) agree that such Rightsholder or underwriter(s) will, upon learning the disclosure of such Records is sought in a court of competent jurisdiction, give notice to Parent and allow Parent, at Parent's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                                    (G)       cooperate with the Rightsholder
                  whose Registerable Securities are included in such registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold thereunder, not bearing any restrictive legends, and enable such Registerable Securities to be in such denominations and registered in such names as such Rightsholder or any managing underwriter(s) may reasonably request at least two business days prior to any sale of Registerable Securities;

                                    (H)       comply with all applicable rules
                  and regulations of the Commission and promptly make generally available to its security holders an earnings statement covering a period of twelve months commencing, (1) in an underwritten offering, at the end of any fiscal quarter in which Registerable Securities are sold to underwriter(s), or
                  (2) in a non-underwritten offering, with the first month of Parent's first fiscal quarter beginning after the effective date of such registration statement, which earnings statement in each case shall satisfy the provisions of Section 11(a) of the Securities Act;

                                    (I)       provide a CUSIP number for all
                  Registerable Securities not later than the effective date of the registration statement relating to the first public offering of Registerable Securities of Parent pursuant hereto;

                                    (J)       enter into such customary
                  agreements (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Rightsholders holding a majority of the Registerable Securities included in such registration statement or the managing underwriter(s) in order to expedite and facilitate the disposition of such Registerable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties, if any, to the holders of such Registerable Securities and any underwriter(s) with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriter(s) in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to Parent and updates thereof addressed to each such Rightsholder and the underwriter(s), if any, with respect to the registration statement, prospectus and documents incorporated by reference, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Rightsholders and underwriter(s),
                  (3) obtain a "cold comfort" letter and updates thereof from Parent's independent certified public accountants addressed to such Rightsholders and to the underwriter(s), if any, which letters shall be in customary form and cover matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings, and (4) deliver such documents and certificates as may be reasonably requested by the Rightsholders holding a majority of such Registerable Securities and managing underwriter(s), if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Parent; each such action required by this Section 5.1(d)(i)(J) shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder; and

                                    (K)       if requested by the holders of a
                  majority of the Registerable Securities included in such registration statement, use its best efforts to cause all Registerable Securities which are included in such registration statement to be listed, subject to notice of issuance, by the date of the first sale of such Registerable Securities pursuant to such registration statement, on each securities exchange, if any, on which securities similar to the Registered Securities are listed.

                           (ii) Obligations of Rightsholders. In connection with any registration of Registerable Securities of a \ Rightsholder pursuant to Section 5.1(c):

                                    (A)       Parent may require that each
                  Rightsholder whose Registerable Securities are included in such registration statement furnish to Parent such information regarding the distribution of such Registerable Securities and such Rightsholder as Parent may from time to time reasonably request in writing; and

                                    (B)       Each Rightsholder, upon receipt of
                  any notice from Parent of the happening of any event of the kind described in clauses (2), (3), (5) and (6) of Section 5.1(d)(i)(C) hereof, shall forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Rightsholder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (1) of Section 5.1(d)(i)(C) hereof, or until such Rightsholder is advised in writing (the "Advice") by Parent that the use of the applicable prospectus may be resumed, and until such Rightsholder has received copies of any additional or supplemental filings which are incorporated by reference in or to be attached to or included with such prospectus, and, if so directed by Parent, such Rightsholder will deliver to Parent (at the expense of Parent) all copies, other than permanent file copies then in the possession of such Rightsholder, of the current prospectus covering such Registerable Securities at the time of receipt of such notice; Parent shall have the right to demand that such Rightsholder or other holder verify its agreement to the provisions of this Section 5.1(d)(ii)(B) in any Demand Request, Tag-Along Request or Holder Notice of the Rightsholder or in a separate document executed by the Rightsholder.

                  (e) Registration Expenses. All expenses incident to the performance of or compliance with this Agreement by Parent, including, without imitation, all registration and filing fees of the Commission, National Association of Securities Dealers, Inc. and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the

Registerable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the Registerable Securities on any securities exchange and fees and disbursements of counsel for Parent and Parent's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incidental to such performance), Securities Act or other liability insurance (if Parent elects to obtain such insurance), the fees and expenses of any special experts retained by Parent in connection with such registration and the fees and expenses of any other person retained by Parent (but not including any underwriting discounts or commissions attributable to the sale of Registerable Securities or other out-of-pocket expenses of the Rightsholders, or the agents who act on their behalf, unless reimbursement is specifically approved by Parent) will be borne by Parent. All such expenses are herein referred to as "Registration Expenses." Notwithstanding the foregoing, Parent shall not be required to pay for any Registration Expenses of any Demand Registration if such Demand Request is subsequently withdrawn at the request of the holders of a majority of the Registerable Securities included in such Demand Registration (in which case all Rightsholders which requested the withdrawal of the Demand Registration shall bear such expenses pro rata); provided that, if, at the time of such withdrawal, such Rightsholders have learned of a material adverse change in the condition, business or prospects of Parent from that known to such Rightsholders at the time of their Demand Request, such Rightsholders shall not be required to pay any of such expenses. In either event, if such Rightsholders pay in full the expenses of such withdrawn Demand Registration, such Rightsholders shall retain the right to one Demand Registration.

                  (f)      Indemnification: Contribution.
                           -----------------------------

                           (i) Indemnification by Parent. Parent agrees to indemnify and hold harmless, to the full extent permitted by law, each Rightsholder, its officers and directors and each person who controls such Rightsholder (within the meaning of the Securities Act), if any, and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation (including reasonable attorney's fees and expenses of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such Rightsholder furnished in writing to Parent by such Rightsholder expressly for use therein.

                           (ii) Indemnification by Rightsholder. In connection with any registration statement in which a Rightsholder is participating, each such Rightsholder will be required to furnish to Parent in writing such information with respect to such Rightsholder as Parent reasonably requests for use in connection with any such registration statement or prospectus, and each Rightsholder agrees to the extent it is such a holder of Registerable Securities included in such registration statement, and each other such holder of Registerable Securities included in such Registration Statement will be required to agree, to indemnify, to the full extent permitted by law, Parent, the directors and officers of Parent and each person who controls Parent (within the meaning of the Securities Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and expenses of investigation incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary, to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon information relating to such Rightsholder or other holder furnished in writing to Parent expressly for use therein.

                           (iii) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 5.1(f) of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party (A) hereunder, unless the indemnifying party is actually prejudiced thereby, or (B) otherwise than under this Section 5.1(f). In case any such action, suit or proceeding shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and the obligation to pay all expenses relating thereto. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses relating thereto or (C) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

                           (iv) Contribution. If the indemnification provided for in this Section 5.1(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages. liabilities and expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 5.1(f)(v), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.1(f)(iv) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in clauses (A) and (B) of the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (v) Limitation. Anything to the contrary contained in this Section 5.1(f) or in Section 5.1(g) notwithstanding, no holder of Registerable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such holder in connection with any sale of Registerable Securities as contemplated herein.

                  (g) Participation in Underwritten Registration. No Rightsholder may participate in any underwritten registration hereunder unless such Rightsholder (i) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Exchange Act and (ii) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement; provided, that all such documents shall be consistent with the provisions of Section 5.1(e) hereof.

                  (h) Lock-Up. Notwithstanding any registration of the Registerable Securities under this Section 5.1, each Company Stockholder hereby agrees that such Company Stockholder (and any such Company Stockholder's successor) will not sell, assign, pledge, hypothecate or otherwise transfer (each, a "Share Transfer") any Registerable Securities for a period of two years following the Effective Time (the "Lock Up"); provided, however, that, subject to applicable federal securities laws, (i) during the period commencing on the Closing Date and terminating on the first anniversary of the Closing Date, (A) David S. Bensol (together with any of such Company Stockholder's successors) may conduct one or more Share Transfers with respect to up to an aggregate of 310,000 shares of Parent Common Stock constituting Registerable Securities and
(B) Bradley D. Smith (together with any of such Company Stockholder's successors) may conduct one or more Share Transfers with respect to up to an aggregate of 50,000 shares of Parent Common Stock constituting Registerable Securities and (ii) during the period commencing on the first anniversary of the Closing Date and terminating on the second anniversary of the Closing Date, (A) David S. Bensol (together with any of such Company Stockholder's successors) may conduct one or more Share Transfers of Registerable Securities totaling up to an aggregate of the number resulting from subtracting (1) 930,000 from (2) the number of shares of Parent Common Stock subject to Share Transfers conducted in accordance with subclause (i)(A) of this paragraph 5.1(h) and (B) Bradley D. Smith (together with any of such Company Stockholder's successors) may conduct one or more Share Transfers of Registerable Securities totaling up to an aggregate of the number resulting from subtracting (1) 150,000 from (2) the number of shares of Parent Common Stock subject to Share Transfers conducted in accordance with subclause (i)(B) of this paragraph 5.1(h).

Section 5.2.      Post-Effective Amendment.

                  Promptly following the execution and delivery of this Agreement, Parent shall prepare and file with the Securities and Exchange Commission (the "SEC") a post-effective amendment to its Registration Statement on Form SB-2 (No. 333-45774), declared effective on November 9, 2001 (the "Registration Statement"), with respect to the transactions contemplated by this Agreement in accordance with all applicable rules and regulations of the SEC, including Rule 419. Not less than five days prior to the filing with the SEC of such post-effective amendment, Parent shall permit the Company and the Company's legal counsel to review the filing and make suggested revisions thereto. Upon the declaration of effectiveness of such post-effective amendment by the SEC, Parent shall comply with the delivery requirements of said Rule 419.

Section 5.3.      Company and Merger Sub Stockholders' Approval.

                  The Company, Parent and Merger Sub shall, in accordance with applicable law and subject to the fiduciary duties of their respective boards of directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel, use their best efforts to obtain the approval of this Agreement and the Merger by the stockholders of the Company and Merger Sub as required by Delaware Law.

Section 5.4.      Access to Parent/Company Information.

                  Subject to any applicable contractual confidentiality obligations (which the Company and Parent shall use their best efforts to cause to be waived), Company and Parent shall afford each other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of their respective properties, books, contracts, agreements and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Company and Parent, as applicable, as may be reasonably requested.

Section 5.5.      Confidentiality.

                  Each of the parties hereto hereby agrees to maintain the confidentiality of the information obtained in any investigation pursuant to
Section 5.4, or pursuant to the negotiation of this Agreement.

Section 5.6.      Public Disclosure.

                  (a) No disclosure (whether or not in response to an inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved in writing by duly authorized officers of both Parent and the Company, or of any third parties identified in such disclosure, prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Company's and Parent's respective obligations to comply with federal securities laws and regulations.


                  (b) Notwithstanding the provisions of paragraph 5.6(a), Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to this Agreement and the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

Section 5.7.      Reasonable Efforts/Consents.

                  Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

Section 5.8.      Notification of Certain Matters.

                  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the schedules of the Company attached hereto) and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

Section 5.9.      Affiliate Agreement.

                  Schedule 5.9 to this Agreement sets forth those persons who, in the Company's reasonable judgment, are "affiliates" of the Company (each, an "Affiliate") within the meaning of Rule 145 ("Rule 145") promulgated under the Act. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company has delivered or shall cause to be delivered to Parent prior to the Effective Time from the Company's Affiliates an executed affiliate agreement substantially in the form attached hereto as Exhibit 5.9 (the "Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock consistent with the terms of such Affiliate Agreement.

Section 5.10.     Blue Sky Laws.

                  Parent shall take such steps as may be necessary to comply with the federal securities laws and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant to this Agreement. The Company shall use its best efforts to assist Parent as may be necessary to comply with the federal securities laws and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant to this Agreement.

Section 5.11.     Indemnification and Insurance.

                  (a) Parent and the Company agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its subsidiaries or present or former directors of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Articles of Incorporation or By-laws, or the Certificate of Incorporation or Bylaws (or similar governing documents) of any of the Company's subsidiaries and any indemnification agreements as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statute of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder.

                  (b) The officers and directors of Parent and the Surviving Corporation promptly after such person is elected as an officer or director shall amend Parent's liability insurance to include the officers and directors of Parent and Surviving Corporation.

                  (c) In the event the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent, as appropriate, assume the obligations set forth in this Section 5.11.

Section 5.12.     Fees and Expenses.

                  All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Section 5.13.     Bulletin Board Listing.

                  Parent shall use its best efforts to obtain the listing of Parent Common Stock on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc., under the symbol "CHCI", or such other symbol as the parties shall mutually agree.

Section 5.14.     Tax Treatment.

                  No representation or warranty is being made by any party or to the stockholders of any party regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting and other tax adviser regarding the treatment of the transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

Section 5.15.     Conveyance Taxes.

                  Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Parent shall pay, and the Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any governmental entity (and any penalties and interest with respect to such taxes and fees), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.


                      ARTICLE 6 - CONDITIONS TO THE MERGER

Section 6.1.      Conditions to Obligations of Each Party to Effect the Merger.

                  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be deferred or waived by written instrument executed by the Company and Parent:

                  (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

                  (b) Regulatory Approvals and Third Party Consents. All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time.

                  (c) Due Diligence. Parent and the Company shall each have been afforded the opportunity to complete their due diligence and conduct a review of the business and prospects of the other and shall be reasonably satisfied as to such business and prospects.

                  (d) Waiver. Notwithstanding anything to the contrary herein, any party may waive compliance of the other party to any condition contained in this Section 6.1, if such waiver is made by a writing executed by the party and delivered to the other parties hereto, provided, however, a single or partial waiver of any condition will not be deemed a waiver of any other part of such condition or any other condition.

Section 6.2.  Additional Conditions to the Obligations of Parent and Merger Sub.

                  The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date, except for changes contemplated by this Agreement (including the schedules of the Company) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on the Company or Parent. For the purposes of this Agreement, the term "material adverse effect" on a party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, that a material adverse effect shall not be deemed to include the impact of (i) changes in laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in GAAP, (iii) actions and omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby and (iv) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

                  (c)      Legal Opinion.   Parent shall have received a legal
opinion from legal counsel to the Company, in form and substance reasonably satisfactory to Parent.

                  (d) Material Adverse Change. Since March 31, 2002, no event shall have occurred that would constitute a material adverse effect to the Company.

                  (e) Employment Agreements. Each of the Company Stockholders shall have executed and delivered to Parent employment agreements in substantially the form of Exhibit 6.2(e)(1) or (2) attached hereto.

                  (f) Due Diligence. Parent shall have conducted its due diligence of Company with results, in the sole discretion of the Board of Directors of Parent, satisfactory to it;

                  (g) Additional Certificates. The Company shall have furnished to Parent such additional certificates, opinions and other documents as Parent may have reasonably requested as to any of the conditions set forth in this Section 6.2;

                  (h) Company Shareholder Approval. The stockholders of the Company shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable Delaware law.

                  (i) Appraisal Rights. No stockholder of the Company shall have made any demand to exercise, or taken any other step to effect, such stockholder's appraisal rights pursuant to applicable Delaware law.

                  (j) Rule 419 Requirement. The fair market value of the Company's business and/or assets is demonstrated to be at least $815,000.

                  (k) Completion of Minimum Private Placement. The Company shall have sold Company Notes in the minimum principal amount of $1,000,000 in the Company Private Placement.

                  (l) Performance of Agreements. The Company shall have performed each of the agreements and covenants contained in this Agreement which are required or contemplated to be performed prior to the Effective Time.

Section 6.3.      Additional Conditions to Obligations of the Company.

                  The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, or such time as specified herein, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the date made and the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent or any of its subsidiaries.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

                  (c) Legal Opinion. The Company shall have received a legal opinion from Snow Becker Krauss, P.C., counsel to Parent and Merger Sub, in form and substance reasonably satisfactory to the Company.

                  (d) Material Adverse Change. Since March 31, 2002, no event shall have occurred that would constitute a material adverse effect to Parent or any of its subsidiaries.

                  (e) Employment Agreements. Merger Sub shall have executed and delivered to the Company Stockholders employment agreements substantially in the form of Exhibit 6.2(e)(1) or (2) attached hereto.

                  (f) Due Diligence. The Company shall have conducted its due diligence of Parent and its subsidiaries with results, in the sole discretion of the board of directors of the Company, satisfactory to it.

                  (g) Quotation on Bulletin Board. The Parent Common Stock shall be listed for quotation on the NASD OTC Bulletin Board without restriction or qualification.

                  (h) Parent Liabilities. All liabilities of Parent shall have been terminated and extinguished in form and substance satisfactory to the Company.

                  (i) Surrender and Cancellation of Parent Securities. The following securities shall have been surrendered to, and canceled by, Parent:

                           (i) 11,090,000 shares of Parent Common Stock owned by Putun LLC;

                           (ii) 2,960,000 warrants to purchase, as adjusted, 11,840,000 shares of Parent Common Stock owned by Putun LLC; and

                           (iii) 40,000 warrants to purchase, as adjusted, 160,000 shares of Parent Common Stock owned by Snow Becker Krauss P.C.

                  (j) Parent Securities Outstanding. Parent shall have outstanding immediately prior to the Effective Time (i) no more than 3,410,000 shares of Parent Common Stock (ii) no more than 200,000 Class A Redeemable Common Stock Purchase Warrants entitling the holders thereof to purchase from Parent, as adjusted, 800,000 shares of Parent Common Stock, and (iii) no other securities of any type.

                  (h) Additional Certificates. Parent and Merger Sub shall have furnished to the Company such additional certificates, opinions and other documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 6.3;

                  (i) Performance of Agreements. Parent and Merger Sub shall have performed each of the agreements and covenants contained in this Agreement which are required or contemplated to be performed prior to the Effective Time.


                  ARTICLE 7 - TERMINATION, AMENDMENT AND WAIVER

Section 7.1.      Termination.

                  This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a)      by mutual consent of the Company and Parent;

                  (b) by Parent or the Company, if (i) the Effective Time has not occurred by December 31, 2002 (provided that the right to terminate this Agreement under this clause (i) to paragraph 7.1(b) shall not be available to any party whose willful or reckless failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date), (ii) there shall be a final non- appealable order of a federal or state court in effect preventing consummation of the Merger,
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal or (iv) if any of the conditions precedent to Closing set forth in this Agreement have not been met and have not been waived in writing by the party whose consent is required;

                  (c) by Parent or the Company, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would (i) prohibit Parent's or the Company's ownership or operation of any material portion of the business of the Company or Parent or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Parent;

                  (d) by Parent, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in paragraph 6.2(a) or paragraph 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within ten days after the giving of written notice by Parent of such breach through the exercise of the Company's reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this paragraph 7.1(d) unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured);

                  (e) by the Company, if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in paragraph 6.3(a) or paragraph 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within ten days after the giving of written notice by the Company of such breach through the exercise of Parent's or Merger Sub's reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this paragraph 7.1(e) unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured);

                  (f) by Parent, if the Company fails to obtain the necessary approval by the Company's stockholders of this Agreement in accordance with Delaware law; or

                  (g) by Parent or the Company, if it is not in initial breach of its obligations under this Agreement and any of the conditions set forth in Section 6.4 have not been satisfied.

                  Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the board of directors of the party taking such action.

Section 7.2.      Effect of Termination.

                  In the event of termination of this Agreement as provided in
Section 7.1, this Agreement shall forthwith become void and, except as set forth herein, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided, further, that, the provisions of this Section 7.2 and Sections 5.5, 5.6 and 5.12 and Article 8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

Section 7.3.      Amendment.

                  Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time, but only by an instrument in writing signed by or validly on behalf of each of the parties to this Agreement.

Section 7.4.      Extension, Waiver.

                  At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

Section 7.5.      Survival of Representations and Warranties.

                  The representations and warranties of Parent and the Company shall survive the execution and delivery hereof and the Closing.


                           ARTICLE 8 - INDEMNIFICATION

Section 8.1. Indemnification.

                  (a) John C. Francis ("Francis") agrees to indemnify, defend and hold harmless the Company, Parent and Merger Sub, their respective directors, officers, employees, shareholders and any affiliates of the foregoing, and their successors and assigns (collectively, the "Company Group") from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by the Company Group which, directly or indirectly, arise out of, result from or relate to, (i) any inaccuracy in or any breach of any representation or warranty of Parent and/or Merger Sub or (ii) any breach of any covenant or agreement of Parent and/or Merger Sub contained in this Agreement.

                  (b) David Bensol and the Company agree to indemnify, defend and hold harmless Francis, Parent and Merger Sub and their successors and assigns (the "Stockholder Group") from and against any and all Losses suffered or incurred by any member of the Stockholder Group which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of the Company contained in this Agreement or (ii) any breach of any covenant or agreement of the Company contained in this Agreement.

Section 8.2.      Method of Asserting Claims.

                  The party making a claim under this Article 8 is referred to as the "Indemnified Party" and the party against whom such claims are asserted under Section 8.2 is referred to as the "Indemnifying Party." All claims by any Indemnified Party under Section 8.2 shall be asserted and resolved as follows:

                  (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall within fifteen days notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, being the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or harmed. The Indemnifying Party may elect to assume the defense of any such claim or demand by delivering written notice to the Indemnified Party of such election; provided that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party assuming such defense, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall assume such defense, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party and its counsel in contesting any claim or demand, which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case.

                  (d) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such claim within 30 days of receipt of the Claim Notice the amount of such claim shall be paid to the Indemnified Party within 45 days of receipt of the Claim Notice.

                  (e) So long as any right to indemnification exists pursuant to this Article 9, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

                  To the extent a Loss occurs under Section 8.2(a), Francis may elect to meet such obligation by delivery for cancellation of a number of shares of Parent Common Stock. Any stock delivered pursuant to this Section 8.3(d) shall be valued at the lower of (i) a price equal to the fair market value on the date of delivery and (ii) and a price equal to the fair market value on the Closing Date (the "Fair Market Value"). To the extent a Loss occurs under
Section 8.2(b), the Company may elect to make such payment (x) in cash or (ii) in a number of shares of Parent Common Stock having a Fair Market Value equal to such payment amount.


                         ARTICLE 9 - GENERAL PROVISIONS

Section 9.1.      Survival of Representations and Warranties.

                  The representations and warranties set forth in Article 3 and
Article 4 shall survive for a period of one year beyond the Effective Time, except as may be otherwise specifically provided elsewhere in this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

Section 9.2.      Notices.

                  All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service (in either case, against written receipt therefor), (b) five business days after deposit with the United States Postal Service, if mailed by registered or certified mail (return receipt requested), (c) one business day after the business day of deposit with Federal Express or similar nationally recognized overnight courier for next day delivery (or, two business days after such deposit if deposited for second business day delivery), if delivered by such means, or (d) one business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to the Company, to:        David S. Bensol, Chief Executive Officer
                                       Critical Home Care Inc.
                                       566 Merrick Road
                                       Rockville Centre, New York  11570
                                       Facsimile: (516) 536-7070
                 with a copy to:     Mitchell J. Cooper, Esq.
                                     Spizz & Cooper, LLP 114 Old
                                     Country Road New York, New
                                     York 11501 Facsimile: (5l6) 747-8741


   if to Parent or Merger Sub, to:   John C. Francis, President
                                     Hunapu Inc.
                                     1700 West Horizon Ridge Parkway - Suite 202
                                     Henderson, Nevada  89012
                                     Facsimile: (702) 614-1790

                  with a copy to:    Elliot H. Lutzker, Esq.
                                     Snow Becker Krauss P.C.
                                     605 Third Avenue - 25th Floor
                                     New York, New York 10158
                                     Facsimile:  (212) 949-7052

         if to John C. Francis, to:  John C. Francis
                                     30 Highland Creek Drive
                                     Henderson, Nevada  89052

                  with a copy to:    Elliot H. Lutzker, Esq.
                                     Snow Becker Krauss P.C.
                                     605 Third Avenue - 25th Floor
                                     New York, New York 10158
                                     Facsimile:  (212) 949-7052

 if to Snow Becker Krauss P.C., to:  Elliot H. Lutzker, Esq.
                                     Snow Becker Krauss P.C.
                                     605 Third Avenue - 25th Floor
                                     New York, New York 10158
                                     Facsimile:  (212) 949-7052

         if to David S. Bensol, to:  David S. Bensol
                                     2708 Easa Place
                                     Bellmore, New York  11710

                  with a copy to:    Mitchell J. Cooper, Esq.
                                     Spizz & Cooper, LLP
                                     114 Old Country Road
                                     New  York, New  York 11501
                                     Facsimile: (5l6) 747-8741


      if to Bradley D. Smith, to:    Bradley D. Smith
                                     10 Pinewood Drive
                                     Commack, New York  11725

                  with a copy to:    Mitchell J. Cooper, Esq.
                                     Spizz & Cooper, LLP
                                     114 Old Country Road
                                     New  York, New York 11501
                                     Facsimile: (5l6) 747-8741
or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this paragraph 9.2

Section 9.3.      Interpretation.

                  The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

Section 9.4.      Counterparts.

                  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 9.5.      Entire Agreement.

                  This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

Section 9.6.      Severability.

                  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 9.7.      Other Remedies.

                  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 9.8.      Specific Performance.

                  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.9.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York, and that such process may be served outside the state of New York, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

Section 9.10.  Rules of Construction.

                  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.11.  Assignment.

                  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 9.12.  Absence of Third Party Beneficiary Rights.

                  No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

Section 9.13.  Jurisdiction.

                  Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement, shall be brought in the United States District Court for the Eastern District of New York or the Supreme Court of the State of New York, County of Nassau, and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

Section 9.14.  Disclosure.

                  Disclosure on one schedule, attachment or document provided pursuant to any paragraph or subparagraph of this Agreement shall be deemed disclosure under any other applicable paragraph or subparagraph of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Restated Merger Agreement and Plan of Reorganization to be signed by their duly authorized respective officers, all as of the date first written above.

                                                              Hunapu Inc.


                                  By:                  /s/ John C. Francis
                                  ----------------------------------------------
                                                     John C. Francis, President

                                  Critical Acquisition Corp.


                                  By:                  /s/ John C. Francis
                                  ----------------------------------------------
                                                    John C. Francis, President

                                  Critical Home Care, Incorporated


                                  By:                  /s/ David S. Bensol
                                  ----------------------------------------------
                                                     David S. Bensol, President

                                  Snow Becker Krauss P.C.


                                  By:                 /s/ Elliot H. Lutzker
                                  ----------------------------------------------
                                                      Elliot H. Lutzker, Esq.

                                  Putun LLC


                                  By:                  /s/ John C. Francis
                                  ----------------------------------------------
                                                       John C. Francis, Manager


                                                       /s/ David S. Bensol
                           -----------------------------------------------------
                                                          David S. Bensol


                                                       /s/ Bradley D. Smith
                           -----------------------------------------------------
                                                          Bradley D. Smith

We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is current only as of its date






























Until ____________, 2002 (90 days from the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.








                                  600,000 Units









                                  Hunapu, Inc.












                                 ______ __, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

         The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

         Article EIGHTH of the registrant's Articles of Incorporation provides that:

         The registrant may, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Article VI of the registrant's By-laws provides that:

         On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the registrant served in any capacity at the request of the registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the registrant, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys, fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

         On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases, (a) the registrant shall indemnify any person made a party to an action by or in the right of the registrant to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant, against the reasonable expenses, including attorneys, fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the registrant may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding.

         Section 78.751 of the Nevada General Corporation Law ("GCL"), provides that:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         Section 78.752 of the GCL provides that:

         1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

         2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

         (a)      The creation of a trust fund.

         (b)      The establishment of a program of self-insurance.

         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

         (d)      The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         4.       In the absence of fraud:

         (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

         (b)      The insurance or other financial arrangement:

                  (1)      Is not void or voidable; and

                  (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes.


Item 25.  Other Expenses of Issuance and Distribution.

SEC registration fee.......................................      $     1,605.00
Printing expenses..........................................            4,823.00*
Legal fees.................................................           56,350.57*
Accounting fees............................................           13,750.00*
Miscellaneous..............................................           .6,471.43*
                                                                 ---------------
Total......................................................      $    83,000.00
                                                                 ===============
----------
* Estimated


Item 26.  Recent Sales of Unregistered Securities.

         (a) As of January 19, 2000, the registrant had issued an aggregate of 11,840,000 shares of its common stock and 3,786,672 Class A Redeemable Common Stock Purchase Warrants to its founder for $2,960 in cash. The registrant is using the proceeds for working capital and the general corporate purposes. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act, as the investor is an accredited investor.

         (b) As of January 19, 2000, the registrant issued 120,000 shares of its common stock and 53,332 Class A Redeemable Common Stock Purchase Warrants to Snow Becker Krauss P.C. in connection with legal services being rendered to the registrant. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act. The investor is a sophisticated investor and was involved in the formation of the registrant and the preparation of the registration statement.

         (c) As of April 25, 2002, the registrant issued 100,000 shares of its common stock to Snow Becker Krauss P.C. in consideration for services rendered to the registrant. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act. The investor is a sophisticated investor and was involved in the formation of the registrant and the preparation of the registration statement.


Item 27.  Exhibits and Financial Statement Schedules.

(a)      Exhibits

  Exhibit
  Number   Description
  ------   -----------
 3.1    Articles of Incorporation.*
 3.2    By-Laws.*
 4.1    Specimen common stock certificate.*
 4.2    Specimen Class A Warrant certificate.*
 5.1    Opinion of Snow Becker Krauss P.C. *
10.1    Escrow Agreement, between Crest View Inc. and Southwest Escrow Company.*
10.2    Promissory Notes, made August 31, 2000.*
10.3    Promissory note, made February 12, 2001.*

   10.4    Promissory note, made April 6, 2001.*
   10.5 Letter from Putun, LLC, dated August 30, 2001, extending due date of Promissory Note made August 31, 2000.*
   10.6    Agreement of Putun, LLC agreeing to extend due dates of Promissory
           Notes.*
   10.7 Agreement and Plan of Merger, dated as of May 10, 2002, among Hunapu, Inc., Classic Healthcare Solutions, Inc. and Critical Home Care Inc. [Incorporated by reference to exhibit 10.1 of the Current
           Report on Form 8-K (Date of Report: May 10, 2002) of Hunapu, Inc. filed with the Securities and Exchange Commission on May 14, 2002 (Commission File Number: 333-45774).]
   10.8 Restated Merger Agreement and Plan of Reorganization, dated as of July 3, 2002, among Hunapu Inc., Critical Acquisition Corp., Critical Home Care, Incorporated and certain stockholders of Hunapu Inc. and Classic Home Care Inc. [Included as Appendix A to the prospectus.]
   23.1    Consent of Snow Becker Krauss P.C.
   23.2    Consent of Lazar Levine & Felix LLP.
   23.3    Consent of Grassi & Co., P.C.
----------
    *      Previously filed.  See Exhibit Index.


Item 28.          Undertakings.

         The registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");
                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

         (6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Henderson, State of Nevada on July 18, 2002.

                                          Hunapu, Inc.


                                          By:             /s/ John C. Francis
                                          --------------------------------------
                                                    John C. Francis, President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

    Signature         Title                                        Date

/s/ John C. Francis   Chairman of the Board, President, Treasurer  July 18, 2002
--------------------
   John C. Francis    (Principal Executive Officer and Principal
                      Accounting and Financial Officer)

                                  EXHIBIT INDEX


  Exhibit
  Number   Description

    3.1 Articles of Incorporation. [Previously filed as an exhibit to this Registration Statement on Form SB-2.]
    3.2 By-Laws. [Previously filed as an exhibit to this Registration Statement on Form SB-2.]
    4.1 Specimen common stock certificate. [Previously filed as an exhibit to this Registration Statement on Form SB-2.]
    4.2 Specimen Class A Warrant certificate. [Previously filed as an exhibit to this Registration Statement on Form SB-2.]
    5.1 Opinion of Snow Becker Krauss P.C. [Previously filed as an exhibit to Amendment Number 5 to this Registration Statement on Form SB-2.]
   10.1 Escrow Agreement, between Crest View Inc. and Southwest Escrow Company. [Previously filed as an exhibit to Amendment Number 3 to this Registration Statement on Form SB-2.]
   10.2 Promissory Notes, made August 31, 2000. [Previously filed as an exhibit to Amendment Number 3 to this Registration Statement on Form SB-2.]
   10.3 Promissory note, made February 12, 2001. [Previously filed as an exhibit to Amendment Number 3 to this Registration Statement on Form SB-2.]
   10.4 Promissory note, made April 6, 2001. [Previously filed as an exhibit to Amendment Number 3 to this Registration Statement on Form SB-2.]
   10.5 Letter from Putun, LLC, dated August 30, 2001, extending due date of Promissory Note made August 31, 2000. [Previously filed as an exhibit to Amendment Number 4 to this Registration Statement on Form SB-2.]
   10.6 Agreement of Putun, LLC agreeing to extend due dates of Promissory Notes. [Previously filed as an exhibit to Amendment Number 5 to this Registration Statement on Form SB-2.]
   10.7 Agreement and Plan of Merger, dated as of May 10, 2002, among Hunapu, Inc., Classic Healthcare Solutions, Inc. and Critical Home Care Inc. [Incorporated by reference to exhibit 10.1 of the Current Report on Form 8-K (Date of Report: May 10, 2002) of Hunapu, Inc. filed with the Securities and Exchange Commission on May 14, 2002 (Commission File Number: 333-45774).]
   10.8 Restated Merger Agreement and Plan of Reorganization, dated as of July 3, 2002, among Hunapu Inc., Critical Acquisition Corp., Critical Home Care, Incorporated and certain stockholders of Hunapu Inc. and Classic Home Care Inc. [Included as Appendix A to the prospectus.]
   23.1    Consent of Snow Becker Krauss P.C.
   23.2    Consent of Lazar Levine & Felix LLP.
   23.3    Consent of Grassi & Co., P.C.